Post Qualification Amendment No. 13 Dated August 18, 2023 to

Preliminary Offering Circular, Dated April 16, 2021

VV Markets LLC

2800 Patterson Ave Ste. 300

Richmond, VA, 23221

(804) 833-7974

www.vint.co

Offering of Series Membership Interests

This Post Qualification Amendment No. 13 amends the information contained in the offering statement on Form 1-A/A of VV Markets, LLC, a Delaware series limited liability company (the “Company”), dated April 16, 2021 (the “Offering Circular”) as amended by that certain Post Qualification Amendment No. 1 dated May 6, 2021, that certain Post Qualification Amendment No. 2 dated July 23, 2021, that certain Post Qualification Amendment No. 3 dated October 12, 2021, that certain Post Qualification Amendment No. 4 dated February 11, 2022, that certain Post Qualification Amendment No. 5 Dated May 26, 2022, that certain Post Qualification Amendment No. 6 dated June 23, 2022, that certain Post Qualification Amendment No. 7 dated July 22, 2022, that certain Post Qualification Amendment No. 8 dated February 2, 2023, that certain Post Qualification Amendment No. 9 dated February 27, 2023,that certain Post Qualification Amendment No. 10 dated May 1, 2023, and that certain Post Qualification Amendment No. 11 dated July 14, 2023 (together, the “Offering Circular”) relating to the Company’s public offering under Regulation A under Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings.  This Post Qualification Amendment No. 12 should be read in conjunction with the Offering Circular, and is qualified by reference to the Offering Circular, including its prior amendments and supplements, except to the extent that the information contained herein amends, supplements, supersedes and replaces the information contained in the Offering Circular and its amendments and the supplements.

The purpose of this Post Qualification Amendment No. 13 is to add an additional exhibit to Post Qualification Amendment No. 12, which was filed to amend, update and/or replace certain information contained in the Offering Circular, and to seek qualification of additional Series of the Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Offering Circular or this Post Qualification Amendment No. 13 is truthful or complete. Any representation to the contrary is a criminal offense.

VV Markets LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “the Company”), is offering, on a best-efforts basis, the membership interests of each of the series of the Company in the “Series Offering Table” beginning on page iii.

All of the series of the Company offered hereunder may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

The interests are non-voting limited liability company membership interests in a series of the Company. Each series is treated as a unique legal entity. Purchasing an interest in a series does not confer to the investor any ownership in the Company or any other series. Each series is managed by VinVesto, Inc., a Delaware corporation (which we refer to as “VinVesto” or “the Manager”), which also serves as the series manager for the asset owned by each series. The Manager has full authority to determine how to best utilize the asset owned by the series. Investors will not have any say in the management of the asset or the series.

There will be a separate closing with respect to the offering of each series. The closing of a series offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing securityholders.

i

Each offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation as escrow provider and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.  See “Series Offering Table,” “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

	Price to public	Underwriting discount and commissions(1)(2)	Proceeds to Issuer(3)(4)(5)

Series VV-RBV1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (950 interests)	$95,000	$950	$94,050
Total Maximum (1045 interests)	$104,500	$1,045	$103,455

Series VV-AMW1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1300 interests)	$130,000	$1,300	$128,700
Total Maximum (1430 interests)	$143,000	$1,430	$141,570

Series VV-BDXG
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1040 interests)	$104,000	$1,040	$102,960
Total Maximum (1144 interests)	$114,400	$1,144	$113,256

Series VV-BURGS1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1000 interests)	$100,000	$1,000	$99,000
Total Maximum (1100 interests)	$110,000	$1,100	$108,900

Series VV-CALC1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1000 interests)	$100,000	$1,000	$99,000
Total Maximum (1100 interests)	$110,000	$1,100	$108,900

Series VV-CHAM2
Per Interest	$100.00	$1.00	$99.00
Total Minimum (970 interests)	$97,000	$970	$96,030
Total Maximum (1067 interests)	$106,700	$1,067	$105,633

Series VV-GCW1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (525 interests)	$52,500	$525	$51,975
Total Maximum (578 interests)	$57,800	$578	$57,222

Series VV-HCC1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1180 interests)	$118,000	$1,180	$116,820
Total Maximum (1298 interests)	$129,800	$1,298	$128,502

Series VV-MACAL5
Per Interest	$100.00	$1.00	$99.00
Total Minimum (2150 interests)	$215,000	$2,150	$212,850
Total Maximum (2365 interests)	$236,500	$2,365	$234,135

Series VV-MACAL6
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1130 interests)	$113,000	$1,130	$111,870
Total Maximum (1243 interests)	$124,300	$1,243	$123,057

Series VV-PNTC1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (690 interests)	$69,000	$690	$68,310
Total Maximum (759 interests)	$75,900	$759	$75,141

Series VV-SCC2
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1130 interests)	$113,000	$1,130	$111,870
Total Maximum (1243 interests)	$124,300	$1,243	$123,057

Series VV-SUPR2
Per Interest	$100.00	$1.00	$99.00
Total Minimum (495 interests)	$49,500	$495	$49,005
Total Maximum (545 interests)	$54,500	$545	$53,955

Series VV-LB22*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1200 interests)	$120,000	$1,200	$118,800
Total Maximum (1320 interests)	$132,000	$1,320	$130,680

Series VV-RB22*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (560 interests)	$56,000	$560	$55,440
Total Maximum (616 interests)	$61,600	$616	$60,984

Series VV-FG22*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1110 interests)	$111,000	$1,110	$109,890
Total Maximum (1221 interests)	$122,100	$1,221	$120,879

*  Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 12.

(1)Dalmore Group, LLC (the “Dalmore” or the “Broker”) will be acting as our broker/dealer of record in connection with each series offering. The Broker will be entitled to a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, the Broker will not receive any fee on funds raised from the sale of any interests to the Manager, its affiliates or related to any issuance of interests to the sellers of any of the assets purchased by any series. The Broker will receive compensation in addition to the brokerage fee. See “Plan of Distribution and Subscription Procedure.” The maximum amount of underwriting compensation paid to the participating member(s) from any source, including all of Dalmore Group LLC’s fees and expenses, will not exceed 10% of the offering proceeds.

(2)We intend to distribute all offerings of membership interests in any series of the Company principally through the Vint Platform, which is owned and operated by VinVesto, Inc, and any successor platform used by us for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure”.

(3)Because these are minimum/maximum offerings, the actual public offering amounts and proceeds to us are not presently determinable.

(4)The offering will not close unless the minimum number of interests have been sold.

(5)The Manager has assumed and will not be reimbursed for offering expenses. Note, certain proceeds will be used to pay interest on the promissory note entered between the respective series and the Manager. See “Use of Proceeds to Issuer” for additional information.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

An investment in our interests involves a high degree of risk. See “Risk Factors” on page 8 for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR INTERESTS ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR INTERESTS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR INTERESTS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Post Qualification Amendment No. 11 to the offering circular is August 18, 2023.

v

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the Vint Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Vint Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” sections of this offering circular for further details.

Master Series Table
Series Name	Qualification Date	Underlying Assets	Agreement Type	Status	Opening Date	Offering Price per Interest	Minimum Membership Interests	Maximum Membership Interests	Minimum Offering Size	Maximum Offering Size	Sourcing Fee	Exit (Partial or Full) (1)	Amount Distributed to Series Interest holders (2)
VV-0001	4/26/21	California Collection	Upfront Purchase	Closed	4/26/21	$46.00	1,000	1,000	$46,000	$46,000	$2,891	Full	$53,471.50
VV-PNST	6/29/21	Laurent Ponsot Collection	Purchase Option	Closed	7/28/21	$23.00	2,000	2,200	$46,000	$50,600	$4,082	-	-
VV-SUPR	6/29/21	Super Tuscan Collection	Purchase Option	Closed	6/30/2021	$36.00	1,986	2,185	$71,496	$78,660	$5,267	Partial	$21,349.50
VV-CHAM	6/29/21	Champagne Collection	Purchase Option	Closed	7/6/2021	$50.00	1,460	1,692	$73,000	$84,600	$5,445	Partial	$65,355.90
VV-STEML	6/29/21	St. Emillion Collection	Purchase Option	Closed	7/8/2021	$10.00	6,450	7,095	$64,500	$70,950	$5,443	-	-
VV-MACAL	8/5/21	Macallan Fine & Rare Collection	Purchase Option	Closed	8/18/21	$50.00	1,700	2,040	$85,000	$102,000	$6,880	-	-
VV-BOWCK	8/5/21	Bowmore Cask Collection	Purchase Option	Closed	9/29/21	$47.00	2,000	2,200	$94,000	$103,400	$6,992	Partial	$120,165.92
VV-FUTUR	8/5/21	Bordeaux 2020 Futures Collection	Purchase Option	Closed	10/13/21	$70.00	1,600	1,920	112,400	134,400	$8,162	-	-
VV-BDX	8/5/21	Bordeaux Classics Collection	Purchase Option	Closed	9/1/21	$40.00	2,125	2,550	$85,000	$102,000	$6,480	Partial	$29,750.00
VV-SPAN	8/5/21	Spanish Collection	Purchase Option	Closed	9/15/21	$60.00	1,400	1,680	$84,000	$100,800	$6,512	Partial	$14,588.00
VV-DRC	10/27/21	DRC Collection	Purchase Agreement	Closed	10/28/21	$25.00	5,480	6,302	$137,000	$157,550	$11,051	-	-
VV-NAPA	10/27/21	Napa 2018 Collection	Purchase Option	Closed	10/28/21	$50.00	2,840	3,266	$142,000	$163,300	$11,557	Partial	$17,686.13
VV-RHONE	10/27/21	Domaines of Rhone Collection	Purchase Option	Closed	10/28/21	$40.00	3,825	4,400	$153,000	$176,000	$12,404	-	-
VV-PDMT	10/27/21	Piemonte Collection	Purchase Option	Closed	10/28/21	$50.00	3,090	3,553	$154,500	$177,650	$12,456	-	-
VV-JPWY	10/27/21	Karuizawa “36 Views of Mt. Fuji”	Purchase Option	Closed	10/28/21	$34.00	5,500	6,325	$187,000	$215,050	$15,516	-	-
VV-PTRS	10/27/21	Petrus Collection	Purchase Agreement	Closed	10/28/21	$58.00	500	575	$29,000	$33,350	$2,179	-	-
VV-ROSE	3/8/22	Rosé Champagne Collection	Purchase Agreement	Closed	3/9/22	$41.00	1,000	1,100	$41,000	$45,100	$3,366	-	-
VV-BOD10	3/8/22	2010 Decade Collection	Purchase Agreement	Closed	3/9/22	$50.00	1,990	2,189	$99,500	$109,450	$8,452	-	-
VV-WBURG	3/8/22	White Burgundy Collection	Purchase Agreement	Closed	3/9/22	$30.00	4,600	5,060	$138,000	$151,800	$11,333	-	-
VV-GERM	3/8/22	German Collection	Purchase Option	Closed	3/9/22	$53.00	1,000	1,100	$53,000	$58,300	$4,594	Partial	$9,701.68

VV-LAF10	3/8/22	Lafite 10-Year Vertical Collection	Purchase Option	Closed	3/9/22	$100.00	1,210	1,331	$121,000	$133,100	$10,700	-	-
VV-MACAL50	3/8/22	Macallan 50 Year Old Collection	Purchase Option	Closed	3/9/22	$20.00	5,750	6,325	$115,000	$126,500	$9,320	-	-
VV-JYFT	3/8/22	Joy Fantastic Vint Primeur Collection	Purchase Option	Closed	3/9/22	$30.00	800	880	$24,000	$26,400	$3,280	-	-
VV-GPS	3/8/22	Glenfarclas Pagoda Series	Purchase Option	Closed	3/9/22	$43.00	3,000	3,300	$129,000	$141,900	$18,322	-	-
VV-BDMA	6/6/22	Brunello di Montalcino All-Stars Collection	Purchase Agreement	Closed	6/7/22	$50.00	860	946	$43,000	$47,300	$4,228	-	-
VV-CDCV	6/6/22	Comtes de Champagne Vertical Collection	Purchase Agreement	Closed	6/7/222	$50.00	760	836	$38,000	$41,800	$3,942	-	-
VV-DRCH	6/6/22	Domaine de la Romanée-Conti Horizontal Collection	Purchase Agreement	Closed	6/7/22	$100.00	530	583	$53,000	$58,300	$4,908	-	-
VV-MR19	6/6/22	Mouton Rothschild 2019 Collection	Purchase Agreement	Closed	6/7/22	$100.00	280	308	$28,000	$30,800	$4,069	-	-
VV-SCRV	6/6/22	Screaming Eagle ’17, ’18, ’19 Collection	Purchase Agreement	Closed	6/7/22	$100.00	1,310	1,441	$131,000	$144,100	$10,742	-	-
VV-BDXM1	7/1/22	Bordeaux Superstars in Magnum Collection	Purchase Agreement	Closed	7/1/22	$50.00	4,000	4,400	$200,000	$220,000	$26,662	-	-
VV-CB100	7/1/22	Cheval Blanc 100-Point Collection	Purchase Agreement	Closed	7/1/22	$100.00	570	627	$57,000	$62,700	$6,244	-	-
VV-JSCV	7/1/22	Jacques Selosse Champagne Mini Vertical Collection	Purchase Agreement	Closed	7/1/22	$100.00	610	671	$61,000	$67,100	$6,374	-	-
VV-KGC1	7/1/22	Karuizawa Geisha Collection	Purchase Agreement	Closed	7/1/22	$50.00	1,500	1,650	$75,000	$82,500	$6,577	-	-
VV-LR15	7/1/22	Domaine Leroy 2015 Collection	Purchase Agreement	Closed	7/1/22	$100.00	700	770	$70,000	$77,000	$12,335	-	-
VV-PFGV	7/1/22	Penfolds Grange Vertical Collection	Purchase Agreement	Closed	7/1/22	$50.00	1,640	1,804	$82,000	$90,200	$11,027	-	-
VV-BDX2K	07/29/22	Bordeaux Millennium Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,760	1,936	$176,000	$193,600	$23,978	-	-
VV-BXEP21	07/29/22	Bordeaux En Primeur 2021 Collection	Purchase Agreement	Closed	07/29/22	$50.00	4,600	5,060	$230,000	$253,000	$29,442	-	-
VV-CDVM	07/29/22	Vogue Musigny Vertical Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,000	1,100	$100,000	$110,000	$15,716	-	-
VV-CHBL1	07/29/22	Domaine Raveneau Collection	Purchase Agreement	Closed	07/29/22	$50.00	600	660	$30,000	$33,000	$3,504	Partial	$6,732.00
VV-DRC15	07/29/22	DRC 2015 Assortment Collection	Purchase Agreement	Closed	07/29/22	$100.00	760	836	$76,000	$83,600	$6,368	-	-
VV-DRCRC1	07/29/22	DRC Romanée-Conti 2018 Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,000	1,100	$100,000	$110,000	$8,521	-	-
VV-KGC2	07/29/22	Karuizawa Sapphire Geisha Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,580	1,738	$158,000	$173,800	$20,198	-	-
VV-MACAL2	07/29/22	The Macallan Red 71 Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,050	1,155	$105,000	$115,500	$12,444	-	-
VV-MACAL3	07/29/22	The Macallan Red 78 Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,300	1,430	$130,000	$143,000	$18,962	-	-
VV-MVRW	07/29/22	Midleton Silent Distillery Collection	Purchase Agreement	Closed	07/29/22	$50.00	3,100	3,410	$155,000	$170,500	$23,862	-	-
VV-POM1	07/29/22	Pomerol Rarities Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,100	1,210	$110,000	$121,000	$14,355	-	-

VV-BOW50	02/17/23	Bowmore 50 Year Old Collection	Purchase Agreement	Closed	02/17/23	$100.00	600	660	$60,000	$66,000	$20,580	-	-
VV-CCC1	02/17/23	Cristal Champagne Collection	Purchase Agreement	Closed	02/17/23	$100.00	870	957	$87,000	$95,700	$11,933	-	-
VV-DL19	02/17/23	Domaine Leflaive 2019 Grand Cru Collection	Purchase Agreement	Closed	02/17/23	$100.00	630	693	$63,000	$69,300	$8,352	-	-
VV-DRCH17	02/17/23	Domaine de la Romanée-Conti 2017 Horizontal Collection	Purchase Agreement	Closed	02/17/23	$100.00	880	968	$88,000	$96,800	$11,534	Partial	$17,987.20
VV-HAWV	02/17/23	Hundred Acre Vertical Collection	Purchase Agreement	Closed	02/17/23	$50.00	1,060	1,166	$53,000	$58,300	$4,654	-	-
VV-LAF19	02/17/23	Lafite Rothschild 2019 Collection	Purchase Agreement	Closed	02/17/23	$50.00	920	1,012	$46,000	$50,600	$7,328	-	-
VV-MACFC	02/17/23	Macallan Archival Folio Collection	Purchase Agreement	Closed	02/17/23	$50.00	1,320	1,452	$66,000	$72,600	$9,838	-	-
VV-MARG1	02/17/23	Château Margaux Vertical Collection	Purchase Agreement	Closed	02/17/23	$100.00	980	1,078	$98,000	$107,800	$13,142	-	-
VV-RTBC	02/17/23	2019 Rousseau “Trinity” Burgundy Collection	Purchase Agreement	Closed	02/17/23	$100.00	1,020	1,122	$102,000	$112,200	$14,558	-	-
VV-SAIC	02/17/23	South American Icons Collection	Purchase Agreement	Closed	02/17/23	$100.00	680	748	$68,000	$74,800	$13,908	-	-
VV-TLC1	02/17/23	Tuscan Legends Collection	Purchase Agreement	Closed	02/17/23	$100.00	790	869	$79,000	$86,900	$10,602	-	-
VV-BOW2	03/01/23	Bowmore Black and Gold Collection	Purchase Agreement	Closed	3/1/23	$50.00	1,120	1,232	$56,000	$61,600	$15,036	-	-
VV-DP08	03/01/23	2008 Dom Perignon Collection	Purchase Agreement	Closed	3/1/23	$50.00	1,700	1,870	$85,000	$93,500	$10,284	-	-
VV-DRC09	03/01/23	2009 DRC Romanée-Conti Collection	Purchase Agreement	Closed	3/1/23	$100.00	1,050	1,155	$105,000	$115,500	$11,160	-	-
VV-DRCH14	03/01/23	2014 DRC Assortment Case Collection	Purchase Agreement	Closed	3/1/23	$50.00	1,440	1,584	$72,000	$79,200	$5,996	-	-
VV-DRCH19	03/01/23	2019 DRC Assortment Collection	Purchase Agreement	Closed	3/1/23	$100.00	1,940	2,134	$194,000	$213,400	$21,986	-	-
VV-ITRC	03/01/23	Italian Rarities Collection	Purchase Agreement	Closed	3/1/23	$50.00	1,460	1,606	$73,000	$80,300	$11,889	-	-
VV-KCSK	03/01/23	Karuizawa Cask Collection	Purchase Agreement	Closed	3/1/23	$100.00	3,150	3,465	$315,000	$346,500	$46,920	-	-
VV-KGC3	03/01/23	Karuizawa Pearl Geisha Collection	Purchase Agreement	Closed	3/1/23	$100.00	860	946	$86,000	$94,600	$5,248	-	-
VV-KGC4	03/01/23	Karuizawa Golden Geisha Collection	Purchase Agreement	Closed	3/1/23	$50.00	1,280	1,408	$64,000	$70,400	$19,702	-	-
VV-MACAL4	03/01/23	The Macallan Exceptional Cask Collection	Purchase Agreement	Closed	3/1/23	$100.00	800	880	$80,000	$88,000	$21,224	-	-
VV-YAM1	03/01/23	The Yamazaki 25 YO Collection	Purchase Agreement	Closed	3/1/23	$50.00	780	858	$39,000	$42,900	$8,298	-	-
VV-BOMA	5/12/23	Bonnes Mares Collection	Purchase Agreement	Closed	5/12/23	$100.00	700	770	$70,000	$77,000	$5,580	-	-
VV-CHJC	5/12/23	Champagne Jewels Collection	Purchase Agreement	Closed	5/12/23	$100.00	690	759	$69,000	$75,900	$7,566	-	-
VV-GUGL1	5/12/23	Guigal 2019 La Las Collection	Purchase Agreement	Closed	5/12/23	$100.00	610	671	$61,000	$67,100	$8,142	-	-
VV-HBC1	5/12/23	Haut Brion & La Mission Collection	Purchase Agreement	Closed	5/12/23	$100.00	1,220	1,342	$122,000	$134,200	$13,976	-	-
VV-HIB1	5/12/23	Hibiki Kutani Collection	Purchase Agreement	Closed	5/12/23	$100.00	650	715	$65,000	$71,500	$10,062	-	-
VV-KGC5	5/12/23	Karuizawa Geisha Collection #5	Purchase Agreement	Closed	5/12/23	$100.00	530	583	$53,000	$58,300	$5,404

VV-LAT1	5/12/23	2015 Latour Collection	Purchase Agreement	Closed	5/12/23	$100.00	820	902	$82,000	$90,200	$8,144	-
VV-LBV1	5/12/23	Left Bank Bordeaux Values	Purchase Agreement	Closed	5/12/23	$100.00	1,020	1,122	$102,000	$112,200	$13,902	-
VV-RBV1	5/12/23	Right Bank Bordeaux Values	Purchase Agreement	Open	5/12/23	$100.00	950	1,045	$95,000	$104,500	$11,992	-
VV-SCC1	5/12/23	Superlative Scotch Cask Collection	Purchase Agreement	Closed	5/12/23	$100.00	595	655	$59,500	$65,500	$5,424	-
VV-SPAN2	5/12/23	Vega Sicilia Unico Collection	Purchase Agreement	Closed	5/12/23	$100.00	720	792	$72,000	$79,200	$8,532	-
VV-KGC6	5/12/23	Karuizawa Geisha Collection #6	Purchase Agreement	Closed	5/12/23	$100.00	650	715	$65,000	$71,500	$7,920	-
VV-AMW1	7/20/23	American Whiskey Collection	Purchase Agreement	Open	7/20/23	$100.00	1,300	1,430	$130,000	$143,000	$18,714	-
VV-BDXG	7/20/23	2016 Bordeaux Greats	Purchase Agreement	Open	7/20/23	$100.00	1,040	1,144	$104,000	$114,400	$12,393	-
VV-BURGS1	7/20/23	2020 Burgundy Stars	Purchase Agreement	Open	7/20/23	$100.00	1,000	1,100	$100,000	$110,000	$13,198	-
VV-CALC1	7/20/23	2019 California Cults Collection	Purchase Agreement	Open	7/20/23	$100.00	1,000	1,100	$100,000	$110,000	$9,907	-
VV-CHAM2	7/20/23	Champagne Stars #2	Purchase Agreement	Open	7/20/23	$100.00	970	1,067	$97,000	$106,700	$12,229	-
VV-GCW1	7/20/23	2020 Grand Cru Whites	Purchase Agreement	Open	7/20/23	$100.00	525	578	$52,500	$57,800	$5,952	-
VV-HCC1	7/20/23	Hanyu Cask Collection	Purchase Agreement	Open	7/20/23	$100.00	1,180	1,298	$118,000	$129,800	$18,224	-
VV-MACAL5	7/20/23	The Macallan Red Collection	Purchase Agreement	Open	7/20/23	$100.00	2,150	2,365	$215,000	$236,500	$34,425	-
VV-MACAL6	7/20/23	Tales of The Macallan Collection	Purchase Agreement	Open	7/20/23	$100.00	1,130	1,243	$113,000	$124,300	$22,264	-
VV-PNTC1	7/20/23	Pontet Canet Collection	Purchase Agreement	Open	7/20/23	$100.00	690	759	$69,000	$75,900	$7,831	-
VV-SCC2	7/20/23	Superlative Scottish Casks #2	Purchase Agreement	Open	7/20/23	$100.00	1,130	1,243	$113,000	$124,300	$13,298	-
VV-SUPR2	7/20/23	2020 Super Tuscans	Purchase Agreement	Open	7/20/23	$100.00	495	545	$49,500	$54,500	$5,184	-
VV-LB22	Pending Qualification	Left Bank 2022 En Primeur Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	1,200	1,320	$120,000	$132,000	$14,537	-	-
VV-RB22	Pending Qualification	Right Bank 2022 En Primeur Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	560	616	$56,000	$61,600	$6,984	-	-
VV-FG22	Pending Qualification	First Growth 2022 En Primeur Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	1,110	1,221	$111,000	$122,100	$13,207	-	-

(1)An “exit” refers to the sale of the underlying assets of a series. A partial exit is a sale of a portion of the underlying assets of the series. A full exit is the sale of all underlying assets of the series.

(2)Reflects amounts of cash distributed to holders of interests of the series as of August 14, 2023.

x

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our interests. All references in this offering circular to “$” or “dollars” are to United States dollars.

THE COMPANY

Overview

Investing in fine wine, champagne and spirits has serious barriers to entry such as the need for a large initial investment for proper diversification, storage challenges, logistical challenges, lack of industry expertise, and tremendous market inefficiencies. Today, those who are passionate about wine and spirits are limited to investing through a wine and spirits broker, hiring a wine & spirits manager, or self-directed investing. The current investment options do not address all of these challenges and barriers.

We seek to remove these challenges, allowing investors to access the benefits of fine wine and spirits. We have been formed for the purpose of allowing investors to invest in fine wine and spirits.

The Vint Platform is our proposed solution to this problem. We have created a marketplace for investment in fine wine and spirits collections comprised of wines and spirits produced all over the world. The primary fine wine regions include Bordeaux, Burgundy, Italy, Australia, USA, and some emerging market countries. The primary spirits we have sourced, and plan to continue to source, are Scotch whiskey, bourbon, Japanese whiskey, cognac, and rum.  We work with industry leaders for each offering, to provide diversification in its wine and spirits collections.

We target the acquisition of underlying assets pools for each series with assets ranging in the total price of approximately $25,000 to $50,000,000. Some asset collections may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.

History and Structure

The Company is a series limited liability company formed on June 16, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be collections of fine wines and spirits. A new series of interests will be issued for future collections of wines and spirits acquired by us.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the collection of fine wines and spirits associated with that series and other related assets (e.g., cash reserves).

Manager

VinVesto, Inc., a Delaware corporation incorporated in June 2020 (which we refer to as “VinVesto” or our “Manager”), is the Manager of the Company and each series of the Company. The Manager also owns and operates the website located at www.vint.co (“Vint Platform”) through which each series of interests will be sold.

At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.5% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors. The Manager may sell its interests from time to time after closing of any offering. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

Advisory Board

The Manager has assembled an expert network of advisors with experience in relevant industries (which we refer to as the Advisory Board) to assist it in identifying and acquiring the fine wine and other alternative assets, to assist the series manager described below in managing the underlying assets and to advise the Manager and certain other matters associated with our business and various series.  We currently have four members of our Advisory Board and are seeking to add additional members.

Operating Expenses

Each series of the Company will be responsible for the following costs and expenses attributable to the activities of the Company related to such series (we refer to these as Operating Expenses):

●any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

●any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue-sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

●any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of the Manager or series manager, in connection with the underlying assets;

●any withholding or transfer taxes imposed on the Company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;

●any governmental fees imposed on the capital of the Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series or our series manager in connection with the affairs of the Company or a series;

●the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a series;

●all custodial fees, costs and expenses in connection with the holding of an underlying asset;

●any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;

●the cost of the audit of the annual financial statements of the Company or a series and the preparation of tax returns and circulation of reports to interest holders;

●any indemnification payments;

●the fees and expenses of counsel to the Company or a series in connection with advice directly relating to its legal affairs;

●the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of the Company or a series; and

●any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Series manager

Each series will appoint the Manager to serve as series manager to manage the underlying asset related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our series manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our series manager will be authorized on behalf of each series to, among other things:

●create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;

●purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;

●engage third party independent contractors for the care, custody, maintenance and management of each underlying asset;

●develop standards for the care of each underlying asset while in storage;

●develop standards for the transportation and care of each underlying asset when outside of storage;

●reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the series manager;

●deliver invoices to the Manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and

●generally perform any other act necessary to carry out its obligations under the asset management agreement.

Our series manager will be paid fees associated with the sourcing of each underlying asset; provided that such Sourcing Fee may be waived by our series manager. It may also receive fees as reimbursement for offering expenses and acquisition expenses paid by the Manager on behalf of each series.

See “Description of Business—Description of the Asset Management Agreement.”

Distribution Rights

The Manager may, in its sole discretion, sell one or more assets which are part of the underlying assets and distribute Free Cash Flow, if any, to holders of each series of interests. The Manager has the discretion to determine the timing of distributions, and currently intends to make such distributions at the end of each fiscal quarter after the sale of underlying asset(s).

Free Cash Flow consists of the net income (as determined under U.S. generally accepted accounting principles, or GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying asset related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Any Free Cash Flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:

●repay any amounts owing to third-party creditors;

●thereafter to repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or the Manager or any of its affiliates.

Asset seller(s) are any individual(s), dealer or collectors, which owns an underlying asset prior to (i) a purchase of an underlying asset by us in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset.

See “Securities Being Offered—Distribution Rights.”

Timing of Distributions

The Manager may make distributions of Free Cash Flow remaining to holders of interests subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of the series. The Manager may change the timing of potential distributions in its sole discretion.

Distributions upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series). See “Securities Being Offered—Liquidation Rights.”

Transfer Restrictions

The Manager may refuse a transfer by a holder of its interest(s) in any series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that the Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended, or ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or such series, or (d) the Company, such series or the Manager being subject to additional regulatory requirements. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Securities Being Offered—Transfer Restrictions” for more information.

THE OFFERINGS

Securities being offered:

We are offering the minimum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. The Manager will own a minimum of 0.50% and may own a maximum of 19.99% of the interests of each series at closing. The Manager may sell these interests at any time after the applicable closing.  The offering will not close unless the minimum number of interests have been sold.

Each series of interests is intended to be a separate series of the Company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The interests will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated October 28, 2020, as amended from time to time, or the “operating agreement”. The purchase of a particular series of interests is an investment only in that series of the Company and not an investment in the Company as a whole.

Minimum and maximum subscription:

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 19.99% of the total interests of a particular series, although such maximum thresholds may be waived by the Manager in its sole discretion.  Additional limitations apply for non-accredited investors.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedures” for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”  Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or the Escrow Agent, and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.

When the Escrow Agent has received instructions from the Manager and the Broker that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Broker:	The Company has engaged the services of Dalmore Group, LLC to act as the broker-dealer of record. See “Plan of Distribution and Subscription Procedure.”

Offering period:

There will be a separate closing with respect to each offering. The closing of an offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion. No securities are being offered by existing securityholders.

Use of proceeds:	The proceeds received in an offering will be applied in the following order of priority of payment:

	●	Acquisition Cost of the Underlying Asset: The Company acquires underlying assets through the following methods:
1.

Upfront purchase - The Company acquires an underlying asset from an asset seller prior to the launch of the offering related to the series using funds advanced by the Manager.  Upon completion of the offering, the advanced amounts are repaid to the Manager;

2.

 Purchase agreement - The Company enters into an agreement with an asset seller to acquire an underlying asset, which acquisition may become effective prior to the closing of the offering of the related Series offering, in which case the Company is obligated to acquire the underlying asset prior to the closing using funds advanced by the Manager and reimbursed out of offering proceeds; or

3.

 Purchase option agreement - The Company enters into a purchase option agreement with an asset seller, which gives the Company the right, but not the obligation, to acquire the underlying asset upon completion of the Series offering.

The Company’s acquisition method for each underlying asset is noted in the “Use of Proceeds/Description of Underlying Assets – All series” for each series underlying asset.

●

Acquisition Expenses: Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, photography and videography expenses in order to prepare the profile for the Underlying Asset on the Vint Platform (the “Acquisition Expenses”).

	●	Asset Expenses: In general, these include costs associated with the storage and maintenance of the asset, which include storage, shipping and transportation, and insurance costs; and

●

Sourcing Fee: Our series manager may be paid a Sourcing Fee from the gross proceeds of each series offering. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering, and is set at the discretion of the series manager. Factors the series manager may consider in determining the Sourcing Fee for a particular series offering may include, but are not limited to, current market offers for the series assets, comparable asset pricing data, and/or or the level of difficulty and costs related to sourcing the particular assets of the series. See “Use of Proceeds to Issuer” and “Plan of Distribution and Subscription Procedures” sections for further details.

Risk factors:

Investing in our interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our interests.

RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Vint Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.

Risks Related to the Structure, Operation and Performance of our Company

An investment in an offering constitutes only an investment in a particular series and not in the Company or the underlying assets.

A purchase of our interests does not constitute an investment in either the Company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of the Manager for “cause.” The Manager and series manager thus retain significant control over the management of the Company and the underlying assets. Furthermore, because the interests do not constitute an investment in the Company as a whole, holders of a particular series of interests will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the series manager will receive a fee in respect of its management of the underlying assets.

The Company was recently formed, has no track record and no operating history from which you can evaluate the Company or this investment and relatively limited experience in investing in fine wine or spirits.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. Furthermore, neither our Manager nor its executive officers have any experience in investing in fine wines or similar assets or managing pools of investment assets.  The Manager is reliant upon the experience of its Advisory Board members for sourcing and analyzing investment opportunities.  Failure to attract additional advisors with experience in investing in fine wine or spirits will significantly affect the Company’s ability to make quality investments.  No guarantee can be given that the Company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek and this could have a material adverse effect upon the Company and the value of your interests.

Due to the start-up nature of the Company, there can be no guarantee that we will reach our funding target from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional series of interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional series of interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of interests of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).

There are few, if any, businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for the Company and interests to gain market acceptance.

There are a limited number of other companies which crowd fund fine wines and spirits or propose to run a platform for crowd funding of interests in fine wines and spirits. The Company and its interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the fine wine and spirit industry, including insurance companies, appraisers, and strategic partners. This could result in an inability of the Manager to operate the underlying assets profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of the Company and if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).

The offering amount will exceed the value of the underlying assets and if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering will exceed the purchase price of the related underlying assets as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying assets will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, as well as interest payments to the Manager). If the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Management has the ultimate discretion to determine the Sourcing Fee.

Our series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee); provided that the Sourcing Fee may be waived by our series manager. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering. The series manager has the ultimate discretion to determine the Sourcing Fee – and while the series manager may consider a number of factors, many of which are discussed elsewhere in this offering circular, the series manager is not required to consider these factors (or any factors) in determining the Sourcing Fee for a particular offering – and as such, Sourcing Fees may vary significantly from offering to offering.

The Sourcing Fee impacts the size of an offering, which will exceed the purchase price of the related underlying assets. If the underlying assets did not have substantial appreciation prior to being sold, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which the Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

Our success depends in large part upon the Manager and its ability to execute our business plan.

The successful operation of the Company (and therefore, the success of each series) is in part dependent on the ability of the Manager and series manager to source, acquire and manage the underlying assets. As the Manager has only been in existence since June 2020 and is an early-stage startup company, it has no significant operating history within the fine wine and spirits sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.

The success of the Company (and therefore, each series) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with the Manager or series manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.

Furthermore, the success of the Company and the value of each series is dependent on there being critical mass from the market for the series interests and also our ability to acquire a number of underlying assets in multiple series of interests so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets through revenue generating events and leasing opportunities.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of the Company with all investors and not just those who hold the same series of interests as them.

The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the Vint Platform could have a material adverse effect on the Company, each series and the value of your investment.

The highly automated nature of the Vint Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Vint Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Vint Platform, the Company, the Manager or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Vint Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Vint Platform software are exposed and exploited, the relationships between the Company, investors, users and the asset sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Vint Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Vint Platform. Any security breach, whether actual or perceived, would harm our reputation and the Vint Platform and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets through revenue generating events and leasing opportunities.

The Manager may sell its interests post-closing which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.

The Manager may arrange for some of the interests it holds in a specific series of interests to be sold by a broker pursuant to a “10b5-1 trading plan”. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by the Manager may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any series of interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any series of interests sold.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and neither the Manager nor our series manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and the Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and the Manager and our series manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of a series and the Manager may be forced to liquidate and wind up the series or rescind the offering for any series of interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Our business is subject to outside events.

Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business. Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our Manager, which serves as the series manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our Manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlaying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.

Risks Related to the Fine Wine & Spirits Industry

Each series of the Company is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

The failure of the Manager and Company to retain necessary licenses would impact the ability to conduct business.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. This license is perpetual and does not require annual renewal provided that the holder does not violate the terms of the license. The Basic Permit is a federal license and does not relate to state licensure. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. The Manager is the facilitator of the wine acquisitions and liquidations. The Manager for now, and the series later, will use a third-party bonded warehouse Domaine Wine Storage & Bordeaux Index Octavian Storage, as discussed in the offering materials, and therefore will not need a bonded warehouse license. Because the underlying assets are held as long-term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.  We must renew each license and may need to obtain other licenses and failing to do so would have a material adverse affect on our business.

Each series of the Company is expected to invest in a collection of fine wines or spirits. If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.

Given the concentrated nature of the underlying assets (i.e., fine wines or spirits) any downturn in the fine wine or spirits industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as fine wines and spirits are discretionary items, the value of such items may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as fine wines or spirits. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

The volatility in prices for fine wines or spirits may result in downward price pressure and adversely affect our objectives.

The market for fine wine and spirits is subject to volatility in demand in recent periods. Demand for high value fine wine and spirits depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or fine wine and spirits enthusiast community resulting in changes in the vineyards and types of fine wine and spirits that are most sought after. Volatility in demand may lead to volatility in the value of an acquired fine wine and spirits, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of series of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding series of interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance). These effects may have a more pronounced impact given the limited number of underlying assets held by the Company in the short-term.

The fine wine and spirits industry is subject to global market conditions.

The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for fine wine and spirits, and unpredictable and/or uncontrollable events. The fine wine and spirits industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase fine wine and spirits in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the fine wine and spirits industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.

Selling pressure in the fine wine and spirits market may result in downward price revisions and affect our overall objectives.

Demand for fine wine or spirits can be volatile. Broader economic conditions, personal financial stress, and change in investing preferences are all reasons that a wine or spirits collector may sell their collection. Other reasons people may sell their wine or spirits collection include, but are not limited to, a lack of space in their wine storage location, change in preferences, realizing their capital gains, and receiving an above market offer for their collection. The Company finds it hard to predict these factors and may not be able to liquidate the wines or spirits prior to downward price revisions. Global factors including, but not limited to, tariffs, En Primuer production, weather factors, and macroeconomic changes can all influence wine demand. The Company finds it difficult to predict macroeconomic changes. Factors that impact demand in the wine and spirits market include, critic scores, brand quality, outstanding supply, production quality, En Primuer pricing, vintage quality, and customer trends. The Company is working to predict these factors to achieve the best returns for our series Holders. The Company’s predictions of these factors may not be accurate and may impact the value of the underlying assets.

Fine wine and spirits are difficult to value, and any valuations obtained are not guarantees of realizable price.

As explained in the “Description of Business,” fine wine and spirits are difficult to value. The average market value of the underlying assets is determined by aggregating available pricing data. The Manager has based the market value on data sourced from online retailers, price aggregators, and fine wine & spirits exchanges. Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain. The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Vint Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.

The United Kingdom is a key market for global wine and spirits trade. The Manager has key relationships in the United Kingdom. If these relationships end, the Manager may experience a materially negative impact on business operations.

The United Kingdom is a key market for global fine wine and spirits trade. The Manager has relationships with multiple suppliers in the United Kingdom. These relationships allow the Manager to access a significant supply of fine wines and spirits. The Manager has partnered with Bordeaux Index and the London International Vintner’s Association to aid in the sourcing of the underlying assets. Both parties assist the Manager in the sourcing, storage, and management of the underlying assets. The Manager has entered into a trading and data utilization agreement with the London International Vintner’s Association. This relationship may be terminated by either party with reasonable notice. The Manager has entered into a sourcing and storage relationship with Bordeaux Index. This relationship is subject to termination by either party. The termination of any of these relationships may result in a negative impact on business operations.

The Manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with the offering circular.

Included in our offering circular are references to reports or assessments created by third parties which the Manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with the offering circular. The references should not be taken as an endorsement of our offering by those third-parties.

Risks Related to the Underlying Assets

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset, or the likelihood of any distributions made by us to investors.

An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or Operating Expenses of its related series.  Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the related series. In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset, and consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.

Competition in the fine wine and spirits industry from other business models may make it difficult to obtain underlying assets.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectors, dealers, and auction houses continue to play an increasing role. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or collectibles, who may decide to enter the fine wine and spirits market as well.

Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made holders of interests.

In order to protect and care for the underlying assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets. It is anticipated that as we acquire more underlying assets, the Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, on potential proceeds from a sale of the related underlying asset (if ever), and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation.

Insurance may not cover all losses which may result in an operating loss and likelihood that distributions will not be made by us.

Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series of interests related to such affected underlying assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.

We may be associated with third party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

Each series will assume all of the ownership risks attached to its underlying assets, including third party liability risks. Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets. This would be a loss to the Company and therefore deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits, and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies, will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

Any harm to the brand of the vineyard or producer may adversely impact the value of the underlying assets.

The underlying assets will be comprised of fine wines or spirits. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the wine that vineyards are producing today. Spirits demand may be influenced by the general perception of the producer. In addition, the makers’ business practices may result in damage to the image of their products. This in turn may have a negative impact on the value of the underlying assets and, consequently, the value of the interests of the series that relate to such underlying assets.

Title or authenticity claims on an underlying asset may diminish value in the underlying asset as well as the series that relate to the underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding authenticity (e.g., counterfeit or previously stolen fine wine or spirits), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history restoration/repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance and the value of the underlying asset and the series related to such underlying asset, may be diminished.

Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.

We may be forced to sell an underlying asset (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset, and therefore, the return available to investors, may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.

Our strategy is to acquire assets, hold such assets for a period of time (on average between one and ten years) and then sell such assets at a premium over our acquisition price so that investors in the Company can make a return on their investment. In addition, our plan and mission is to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series. However, Operating Expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses are the responsibility of each series of the Company. If we are unable to liquidate our asset at a time when we desire to do so or at all, these Operating Expenses will accumulate and reduce any return that an investor in the Company may hope to make or cause an investor to lose his entire investment. Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our Platform and we are unable to liquidate an underlying asset, then Operating Expenses will over time reduce the value of the interests such investors may hold resulting in a loss to such investor.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our operating agreement provides that the Manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to the Interest Holders or to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of each series of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Ownership of multiple series of interests may cause conflicts of interest.

The Manager or its affiliates will acquire interests in each series of interests for their own accounts and may transfer these interests, either directly or through brokers, via the Vint Platform. Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests). This ownership in each of the series of interests may result in a divergence of interests between the Manager and the investors who only hold one or certain series of interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series of interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series of interests).

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual. While we presently intend to allocate expenses as described in “Description of Business—Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among the Manager, our series manager and the investors.

The Manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As the Manager or its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.

The Manager has the ability to unilaterally amend the operating agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that the Manager owes to its investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the investors. See “Securities Being Offered” for more information.

Potential future brokerage activity.

The Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the interests via the Vint Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the interests on the Vint Platform, and such fees may be in excess of what the series manager receives via the Management Fee or the appreciation in the interests it holds in each series of interests. Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between the Manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e. the Manager would collect brokerage fees whether the price of the underlying asset increases or decreases).

Conflicts may arise between the Advisory Board and the Company.

The operating agreement provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager. This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members may be in the fine wine industry, they may seek to sell fine wine to, acquire fine wine from, or provide services relating to fine wine owned by, the Company.

Conflicts may exist between legal counsel, the Company, the Manager and its affiliates.

Our legal counsel is also counsel to the Manager and its affiliates and may serve as counsel with respect to a series. Because such legal counsel represents both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not the Company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of the Company other than the Manager, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities filed as Exhibit 12.1 to the offering statement.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

Risks Related to the Offerings and Ownership of our Interests

There is currently no public trading market for our interests; there can be no assurance that any trading market will develop.

There is currently no public trading market for any series of our interests, and an active market may not develop or be sustained.  If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

There is currently no trading platform for our interests.

There is currently no trading platform for our interests.  We may design an interface on the Vint Platform to enable investors to indicate interest in buying/selling their holdings to help facilitate additional liquidity for investors.  However, no such interface has been developed and would require the assistance of a third-party broker-dealer or the association with an ATS.  Any trading platform would be subject to approval and all trades would be subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement, which may limit access to the trading platform for some investors. Additionally, the operations of the trading platform will be subject to state and federal securities law and regulation, which will increase the costs to the Manager for the operation of the trading platform. As such, the Manager may decide that the costs of operating the trading platform exceed its benefits, and the trading platform may never be available to investors.

There is no assurance that the trading platform will be developed, or if developed, that it will provide an active market for resales of interests. Further, without the trading platform, it may be difficult or impossible for you to dispose of your interests.

We intend for the Manager to be able to sell through the trading platform.

From time to time, the Manager may act as a buyer or seller of interests of a particular series through a future trading platform. Prior to the Manager participating in any secondary purchases or sales through a trading platform, the Manager would put in place internal procedures that limit the times when any such trading activity could occur, and to not occur when in possession of material, non-public information. Nevertheless, should the Manager decide to sell its interests, that may result in a reduction in the resale price for the interests, and may result in the Manager and investors having divergent interests in regards to the operation and liquidation of the asset underlying a particular series.

Investors lack voting rights and the Manager may take actions that are not in the best interests of investors.

The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and the investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments the Manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of the Company and a series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a series. investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

Each offering is a fixed price offering and the fixed offering price may not accurately represent the current value of the Company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.

Each offering is a fixed price offering, which means that the offering price for each series of interests is fixed and will not vary based on the underlying value of our assets at any time.  The Manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for each series of interests has not been based on appraisals of any assets we own or may own, or of the Company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for each series of interests may not be supported by the current value of the Company or our assets at any particular time.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and investors could receive less information than they might expect to receive from more mature public companies.

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our interests that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of the Company. Under Section 14 of our operating agreement, investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This does not include legal actions and claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against the Company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the federal or state courts of the Commonwealth of Virginia, regardless of convenience or cost to interest holders.

Under Section 14.5 of our operating agreement, interest holders are required to resolve disputes related to the governance of the Company in the state or federal courts located in Richmond, Virginia. The forum selection provision applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series of the Company.

Our operating agreement further provides that, should the courts in Richmond, Virginia not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the Commonwealth of Virginia. We intend for his forum selection provision to also apply to claims brought under federal securities law. The Company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or the Manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the Commonwealth of Virginia may also create additional expense for any person contemplating an action against the Company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in fine wine and spirits. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investor owns. There will be no dilution to any investors associated with any offering. However, from time to time, additional interests in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business—Operating Expenses” for further details.

The Manager must acquire a minimum of 0.5% and may acquire a maximum of 19.99% of the interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering). The Manager will pay the price per share offered to all other potential investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURES

Plan of Distribution

The Manager owns and operates the Vint Platform located Error! Hyperlink reference not valid.int.co, through which investors may indirectly invest, through a series of our interests, in fine wine and spirits investment opportunities that have been historically difficult to access for many market participants. Through the use of the Vint Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of interests exclusively through the Vint Platform. We intend to distribute the interests exclusively through the Vint Platform. Neither the Manager nor any other affiliated entity involved in the offer and sale of the interests is registered as a broker-dealer or a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

Dalmore Group, LLC (“Dalmore”) has agreed to act as the broker of record to assist in connection with this offering. Dalmore is not purchasing or selling any securities offered by this offering circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities.

Discounts, Commissions and Expenses

Dalmore will receive compensation for sales of the shares offered and sold through the Vint Platform at a rate of 1.0% of the gross proceeds from the sale of Interests.  In addition, our Manager agreed to pay Dalmore a one-time $20,000 consulting fee, which was paid when FINRA issued a No Objection Letter to Dalmore’s engagement. The Manager also made a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings.  This fee will be paid by our Manager but may be reimbursement by the relevant series.

The following table sets forth the amounts payable to Dalmore by investors who purchase the Interests offered by each series.

To public in this offering:	Number of Interests	Price to Public	Underwriting discount and commissions(2)(3)	Proceeds to issuer
VV-0001	1	$46	$-	$46.00
Total maximum	1,000	$46,000	$-	$46,000.00
VV-PNST	1	$23	$0.23	$22.77
Total minimum	2,000	$46,000	$460.00	$45,540.00
Total maximum	2,200	$50,600	$506.00	$50,094.00
VV-SUPR	1	$36	$0.36	$35.64
Total minimum	1,986	$71,496	$714.96	$70,781.04
Total maximum	2,185	$78,660	$786.60	$77,873.40
VV-CHAM	1	$50	$0.50	$49.50
Total minimum	1,460	$73,000	$730.00	$72,270.00
Total maximum	1,692	$84,600	$846.00	$83,754.00
VV-STEML	1	$10	$0.10	$9.90
Total minimum	6,450	$64,500	$645.00	$63,855.00
Total maximum	7,095	$70,950	$709.50	$70,240.50
VV-MACAL	1	$50	$0.50	$49.50
Total minimum	1,700	$85,000	$850.00	$84,150.00
Total maximum	2,040	$102,000	$1,020.00	$100,980.00

VV-BOWCK	1	$47	$0.47	$46.53
Total minimum	2,000	$94,000	$940.00	$93,060.00
Total maximum	2,200	$103,400	$1,034.00	$102,366.00
VV-FUTUR	1	$70	$0.70	$69.30
Total minimum	1,600	$112,000	$1,120.00	$110,880.00
Total maximum	1,920	$134,400	$1,344.00	$133,056.00
VV-BDX	1	$40	$0.40	$39.60
Total minimum	2,125	$85,000	$850.00	$84,150.00
Total maximum	2,550	$102,000	$1,020.00	$100,980.00
VV-SPAN	1	$60	$0.60	$59.40
Total minimum	1,400	$84,000	$840.00	$83,160.00
Total maximum	1,680	$100,800	$1,008.00	$99,792.00
VV-DRC	1	$25	$0.25	$24.75
Total minimum	5,480	$137,000	$1,370.00	$135,630.00
Total maximum	6,302	$157,550	$1,575.50	$155,924.50
VV-NAPA	1	$50	$0.50	$49.50
Total minimum	2,840	$142,000	$1,420.00	$140,580.00
Total maximum	3,266	$163,300	$1,633.00	$161,667.00
VV-RHONE	1	$40	$0.40	$39.60
Total minimum	3,825	$153,000	$1,530.00	$151,470.00
Total maximum	4,400	$176,000	$1,760.00	$174,240.00
VV-PDMT	1	$50	$0.50	$49.50
Total minimum	3,090	$154,500	$1,545.00	$152,955.00
Total maximum	3,553	$177,650	$1,776.50	$175,873.50
VV-JPWY	1	$34	$0.34	$33.66
Total minimum	5,500	$187,000	$1,870.00	$185,130.00
Total maximum	6,325	$215,050	$2,150.50	$212,899.50
VV-PTRS	1	$58	$0.58	$57.42
Total minimum	500	$29,000	$290.00	$28,710.00
Total maximum	575	$33,350	$333.50	$33,016.50
VV-ROSE	1	$41	$0.41	$40.59
Total minimum	1,000	$41,000	$410.00	$40,590.00
Total maximum	1,100	$45,100	$451.00	$44,649.00
VV-BOD10	1	$50	$0.50	$49.50
Total minimum	1,990	$99,500	$995.00	$98,505.00
Total maximum	2,189	$109,450	$1,094.50	$108,355.50
VV-WBURG	1	$30	$0.30	$29.70
Total minimum	4,600	$138,000	$1,380.00	$136,620.00
Total maximum	5,060	$151,800	$1,518.00	$150,282.00
VV-GERM	1	$53	$0.53	$52.47
Total minimum	1,000	$53,000	$530.00	$52,470.00
Total maximum	1,100	$58,300	$583.00	$57,717.00

VV-LAF10	1	$100	$1.00	$99.00
Total minimum	1,210	$121,000	$1,210.00	$119,790.00
Total maximum	1,331	$133,100	$1,331.00	$131,769.00
VV-MACAL50	1	$20	$0.20	$19.80
Total minimum	5,750	$115,000	$1,150.00	$113,850.00
Total maximum	6,325	$126,500	$1,265.00	$125,235.00
VV-JYFT	1	$30	$0.30	$29.70
Total minimum	800	$24,000	$240.00	$23,760.00
Total maximum	880	$26,400	$264.00	$26,136.00
VV-GPS	1	$43	$0.43	$42.57
Total minimum	3,000	$129,000	$1,290.00	$127,710.00
Total maximum	3,300	$141,900	$1,419.00	$140,481.00
VV-BDMA	1	$50	$0.50	$49.50
Total minimum	860	$43,000	$430.00	$42,570.00
Total maximum	946	$47,300	$473.00	$46,827.00
VV-CDCV	1	$50	$0.50	$49.50
Total minimum	760	$38,000	$380.00	$37,620.00
Total maximum	836	$41,800	$418.00	$41,382.00
VV-DRCH	1	$100	$1.00	$99.00
Total minimum	530	$53,000	$530.00	$52,470.00
Total maximum	583	$58,300	$583.00	$57,717.00
VV-MR19	1	$100	$1.00	$99.00
Total minimum	280	$28,000	$280.00	$27,720.00
Total maximum	308	$30,800	$308.00	$30,492.00
VV-SCRV	1	$100	$1.00	$99.00
Total minimum	1,310	$131,000	$1,310.00	$129,690.00
Total maximum	1441	$144,100	$1,441.00	$142,659.00
VV-BDXM1	1	$50	$0.50	$49.50
Total minimum	4,000	$200,000	$2,000.00	$198,000.00
Total maximum	4400	$220,000	$2,200.00	$217,800.00
VV-CB100	1	$100	$1.00	$99.00
Total minimum	570	$57,000	$570.00	$56,430.00
Total maximum	627	$62,700	$627.00	$62,073.00
VV-JSCV	1	$100	$1.00	$99.00
Total minimum	610	$61,000	$610.00	$60,390.00
Total maximum	671	$67,100	$671.00	$66,429.00
VV-KGC1	1	$50	$0.50	$49.50
Total minimum	1,500	$75,000	$750.00	$74,250.00
Total maximum	1650	$82,500	$825.00	$81,675.00
VV-LR15	1	$100	$1.00	$99.00
Total minimum	700	$70,000	$700.00	$69,300.00

Total maximum	770	$77,000	$770.00	$76,230.00
VV-PFGV	1	$50	$0.50	$49.50
Total minimum	1,640	$82,000	$820.00	$81,180.00
Total maximum	1804	$90,200	$902.00	$89,298.00
VV-BDX2K	1	$100	$1.00	$99.00
Total minimum	1,760	$176,000	$1,760.00	$174,240.00
Total maximum	1936	$193,600	$1,936.00	$191,664.00
VV-BXEP21	1	$50	$0.50	$49.50
Total minimum	4,600	$230,000	$2,300.00	$227,700.00
Total maximum	5060	$253,000	$2,530.00	$250,470.00
VV-CDVM	1	$100	$1.00	$99.00
Total minimum	1,000	$100,000	$1,000.00	$99,000.00
Total maximum	1100	$110,000	$1,100.00	$108,900.00
VV-CHBL1	1	$50	$0.50	$49.50
Total minimum	600	$30,000	$300.00	$29,700.00
Total maximum	660	$33,000	$330.00	$32,670.00
VV-DRC15	1	$100	$1.00	$99.00
Total minimum	760	$76,000	$760.00	$75,240.00
Total maximum	836	$83,600	$836.00	$82,764.00
VV-DRCRC1	1	$100	$1.00	$99.00
Total minimum	1,000	$100,000	$1,000.00	$99,000.00
Total maximum	1100	$110,000	$1,100.00	$108,900.00
VV-KGC2	1	$100	$1.00	$99.00
Total minimum	1,580	$158,000	$1,580.00	$156,420.00
Total maximum	1738	$173,800	$1,738.00	$172,062.00
VV-MACAL2	1	$100	$1.00	$99.00
Total minimum	1,050	$105,000	$1,050.00	$103,950.00
Total maximum	1155	$115,500	$1,155.00	$114,345.00
VV-MACAL3	1	$100	$1.00	$99.00
Total minimum	1,300	$130,000	$1,300.00	$128,700.00
Total maximum	1430	$143,000	$1,430.00	$141,570.00
VV-MVRM	1	$50	$0.50	$49.50
Total minimum	3,100	$155,000	$1,550.00	$153,450.00
Total maximum	3410	$170,500	$1,705.00	$168,795.00
VV-POM1	1	$100	$1.00	$99.00
Total minimum	1,100	$110,000	$1,100.00	$108,900.00
Total maximum	1210	$121,000	$1,210.00	$119,790.00
VV-BOW50	1	$100	$1.00	$99.00
Total minimum	600	$60,000	$600.00	$59,400.00
Total maximum	660	$66,000	$660.00	$65,340.00
VV-CCC1	1	$100	$1.00	$99.00
Total minimum	870	$87,000	$870.00	$86,130.00

Total maximum	957	$95,700	$957.00	$94,743.00
VV-DL19	1	$100	$1.00	$99.00
Total minimum	630	$63,000	$630.00	$62,370.00
Total maximum	693	$69,300	$693.00	$68,607.00
VV-DRCH17	1	$100	$1.00	$99.00
Total minimum	880	$88,000	$880.00	$87,120.00
Total maximum	968	$96,800	$968.00	$95,832.00
VV-HAWV	1	$50	$0.50	$49.50
Total minimum	1,060	$53,000	$530.00	$52,470.00
Total maximum	1166	$58,300	$583.00	$57,717.00
VV-LAF19	1	$50	$0.50	$49.50
Total minimum	920	$46,000	$460.00	$45,540.00
Total maximum	1012	$50,600	$506.00	$50,094.00
VV-MACFC	1	$50	$0.50	$49.50
Total minimum	1,320	$66,000	$660.00	$65,340.00
Total maximum	1452	$72,600	$726.00	$71,874.00
VV-MARG1	1	$100	$1.00	$99.00
Total minimum	980	$98,000	$980.00	$97,020.00
Total maximum	1078	$107,800	$1,078.00	$106,722.00
VV-RTBC	1	$100	$1.00	$99.00
Total minimum	1,020	$102,000	$1,020.00	$100,980.00
Total maximum	1122	$112,200	$1,122.00	$111,078.00
VV-SAIC	1	$100	$1.00	$99.00
Total minimum	680	$68,000	$680.00	$67,320.00
Total maximum	748	$74,800	$748.00	$74,052.00
VV-TLC1	1	$100	$1.00	$99.00
Total minimum	790	$79,000	$790.00	$78,210.00
Total maximum	869	$86,900	$869.00	$86,031.00
VV-BOW2	1	$50	$0.50	$49.50
Total minimum	1,120	$56,000	$560.00	$55,440.00
Total maximum	1232	$61,600	$616.00	$60,984.00
VV-DP08	1	$50	$0.50	$49.50
Total minimum	1,700	$85,000	$850.00	$84,150.00
Total maximum	1870	$93,500	$935.00	$92,565.00
VV-DRC09	1	$100	$1.00	$99.00
Total minimum	1,050	$105,000	$1,050.00	$103,950.00
Total maximum	1155	$115,500	$1,155.00	$114,345.00
VV-DRCH14	1	$50	$0.50	$49.50
Total minimum	1,440	$72,000	$720.00	$71,280.00
Total maximum	1584	$79,200	$792.00	$78,408.00
VV-DRCH19	1	$100	$1.00	$99.00
Total minimum	1,940	$194,000	$1,940.00	$192,060.00

Total maximum	2134	$213,400	$2,134.00	$211,266.00
VV-ITRC	1	$50	$0.50	$49.50
Total minimum	1,460	$73,000	$730.00	$72,270.00
Total maximum	1606	$80,300	$803.00	$79,497.00
VV-KCSK	1	$100	$1.00	$99.00
Total minimum	3,150	$315,000	$3,150.00	$311,850.00
Total maximum	3465	$346,500	$3,465.00	$343,035.00
VV-KGC3	1	$100	$1.00	$99.00
Total minimum	860	$86,000	$860.00	$85,140.00
Total maximum	946	$94,600	$946.00	$93,654.00
VV-KGC4	1	$50	$0.50	$49.50
Total minimum	1,280	$64,000	$640.00	$63,360.00
Total maximum	1408	$70,400	$704.00	$69,696.00
VV-MACAL4	1	$100	$1.00	$99.00
Total minimum	800	$80,000	$800.00	$79,200.00
Total maximum	880	$88,000	$880.00	$87,120.00
VV-YAM1	1	$50	$0.50	$49.50
Total minimum	780	$39,000	$390.00	$38,610.00
Total maximum	858	$42,900	$429.00	$42,471.00
VV-BOMA	1	$100	$1.00	$99.00
Total minimum	700	$70,000	$700.00	$69,300.00
Total maximum	770	$77,000	$770.00	$76,230.00
VV-CHJC	1	$100	$1.00	$99.00
Total minimum	690	$69,000	$690.00	$68,310.00
Total maximum	759	$75,900	$759.00	$75,141.00
VV-GUGL1	1	$100	$1.00	$99.00
Total minimum	610	$61,000	$610.00	$60,390.00
Total maximum	671	$67,100	$671.00	$66,429.00
VV-HBC1	1	$100	$1.00	$99.00
Total minimum	1,220	$122,000	$1,220.00	$120,780.00
Total maximum	1342	$134,200	$1,342.00	$132,858.00
VV-HIB1	1	$100	$1.00	$99.00
Total minimum	650	$65,000	$650.00	$64,350.00
Total maximum	715	$71,500	$715.00	$70,785.00
VV-KGC5	1	$100	$1.00	$99.00
Total minimum	530	$53,000	$530.00	$52,470.00
Total maximum	583	$58,300	$583.00	$57,717.00
VV-LAT1	1	$100	$1.00	$99.00
Total minimum	820	$82,000	$820.00	$81,180.00
Total maximum	902	$90,200	$902.00	$89,298.00
VV-LBV1	1	$100	$1.00	$99.00
Total minimum	1,020	$102,000	$1,020.00	$100,980.00

Total maximum	1122	$112,200	$1,122.00	$111,078.00
VV-RBV1	1	$100	$1.00	$99.00
Total minimum	950	$95,000	$950.00	$94,050.00
Total maximum	1045	$104,500	$1,045.00	$103,455.00
VV-SCC1	1	$100	$1.00	$99.00
Total minimum	595	$59,500	$595.00	$58,905.00
Total maximum	654.5	$65,500	$654.50	$64,795.50
VV-SPAN2	1	$100	$1.00	$99.00
Total minimum	720	$72,000	$720.00	$71,280.00
Total maximum	792	$79,200	$792.00	$78,408.00
VV-KGC6	1	$100	$1.00	$99.00
Total minimum	650	$65,000	$650.00	$64,350.00
Total maximum	715	$71,500	$715.00	$70,785.00
VV-AMW1	1	$100	$1.00	$99.00
Total minimum	1,300	$130,000	$1,300.00	$128,700.00
Total maximum	1430	$143,000	$1,430.00	$141,570.00
VV-BDXG	1	$100	$1.00	$99.00
Total minimum	1,040	$104,000	$1,040.00	$102,960.00
Total maximum	1144	$114,400	$1,144.00	$113,256.00
VV-BURGS1	1	$100	$1.00	$99.00
Total minimum	1,000	$100,000	$1,000.00	$99,000.00
Total maximum	1100	$110,000	$1,100.00	$108,900.00
VV-CALC1	1	$100	$1.00	$99.00
Total minimum	1,000	$100,000	$1,000.00	$99,000.00
Total maximum	1100	$110,000	$1,100.00	$108,900.00
VV-CHAM2	1	$100	$1.00	$99.00
Total minimum	970	$97,000	$970.00	$96,030.00
Total maximum	1067	$106,700	$1,067.00	$105,633.00
VV-GCW1	1	$100	$1.00	$99.00
Total minimum	525	$52,500	$525.00	$51,975.00
Total maximum	578	$57,800	$578.00	$57,222.00
VV-HCC1	1	$100	$1.00	$99.00
Total minimum	1,180	$118,000	$1,180.00	$116,820.00
Total maximum	1298	$129,800	$1,298.00	$128,502.00
VV-MACAL5	1	$100	$1.00	$99.00
Total minimum	2,150	$215,000	$2,150.00	$212,850.00
Total maximum	2365	$236,500	$2,365.00	$234,135.00
VV-MACAL6	1	$100	$1.00	$99.00
Total minimum	1,130	$113,000	$1,130.00	$111,870.00
Total maximum	1243	$124,300	$1,243.00	$123,057.00
VV-PNTC1	1	$100	$1.00	$99.00
Total minimum	690	$69,000	$690.00	$68,310.00

Total maximum	759	$75,900	$759.00	$75,141.00
VV-SCC2	1	$100	$1.00	$99.00
Total minimum	1,130	$113,000	$1,130.00	$111,870.00
Total maximum	1243	$124,300	$1,243.00	$123,057.00
VV-SUPR2	1	$100	$1.00	$99.00
Total minimum	495	$49,500	$495.00	$49,005.00
Total maximum	545	$54,500	$545.00	$53,955.00
VV-LB22	1	$100	$1.00	$99.00
Total minimum	1,200	$120,000	$1,200.00	$118,800.00
Total maximum	1320	$132,000	$1,320.00	$130,680.00
VV-RB22	1	$100	$1.00	$99.00
Total minimum	560	$56,000	$560.00	$55,440.00
Total maximum	616	$61,600	$616.00	$60,984.00
VV-FG22	1	$100	$1.00	$99.00
Total minimum	1,110	$111,000	$1,110.00	$109,890.00
Total maximum	1221	$122,100	$1,221.00	$120,879.00
Total Minimum (all series)	141,881	$8,888,496	$88,884.96	$8,799,611.04
Total Maximum (all series)	158,902	9,904,560	$98,585.60	$9,805,924.40

(1)The aggregate offering from all series is a minimum of 141,881 Interests and up to a maximum of 158,902 Interests.

(2)Dalmore will receive a fee of 1% of the Interests sold. The maximum amount of underwriting compensation paid to the participating member(s) from any source, including all of Dalmore Group LLC’s fees and expenses, will not exceed 10% of the offering proceeds.

(3)Does not include other expenses of the offering. We estimate the total expenses of this offering, excluding the 1% placement agent commissions payable to Dalmore on Interests sold, will be approximately $50,000. Because this is a best-efforts offering, the actual public offering amount, placement agent commissions and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above.

For ease of FINRA's calculation of the additional minimum and maximum for the series to be qualified pursuant to this post-qualification amendment, the following table reflects the minimum and maximum offering amounts of series that have already been closed, the minimum and maximum offering amounts for series that are currently open, and the minimum and maximum offering amounts for series to be qualified in this post-qualification amendment.

Broker Dealer Table – Series Offerings
Minimum Offering Size - Closed	$7,291,496
Maximum Offering Size - Closed	$8,097,160
Minimum Offering Size - Open	$1,356,000
Maximum Offering Size - Open	$1,491,700
Newly Filed Minimum Offering Size	$287,000
Newly Filed Maximum Offering Size	$315,700

In addition to the foregoing, we are responsible for all offering fees and expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on such stock exchange as we and the placement agents together determine; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as the placement agents may reasonably designate; (iv) the costs of all mailing and printing of the offering documents;

(v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives.

As per FINRA Rule 2310(a)(18) and FINRA Rule 2310(b)(3)(D), the Manager has not offered prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated and was liquidated.

We are not under any contractual obligation to engage the placement agents to provide any services to us after this offering, and have no present intent to do so. However, the placement agents may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the placement agents provide services to us after this offering, we may pay the placement agents fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in each offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “blue sky” review, subject to meeting certain state notice filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

We are offering the membership interests of each of the series of the Company in the “series Offering Table” beginning on page iii. The offering price for each series was determined by the Manager.

At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors. However, no commissions will be paid with respect to the Interests purchased by the Manager.  In addition, the asset seller for a particular series may purchase a portion of the interests for that series. The Manager may sell its interests from time to time after the closing of each offering. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

There will be a separate closing with respect to each series offering. The closing of a series offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.

The interests are being offered by subscription only in the United States and to residents of those states in which the offer and sale is not prohibited. This offering circular does not constitute an offer or sale of interests outside of the United States

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards in the offering statement.

The interests will be issued in book-entry form without certificates.

The Manager, and not the Company, will pay all of the expenses incurred in each offering that are not covered by the Brokerage Fees, Offering Expenses or Acquisition Expenses described below, including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has or is:

1.an individual net worth, or joint net worth with the person’s spouse (or spousal equivalent), that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence;

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse (or spousal equivalent) exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

4a professional certification, designation or credential from an accredited educational institution that the Commission designates as qualifying for accredited investor status; or

5a “knowledgeable employee” of a “private fund,” which is defined to include an issuer that would be an investment company, but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940;

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

The Manager and the Broker, in its capacity as broker of record for each offering, will be permitted to make a determination that the subscribers of our interests in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 19.99% of the total interests of a particular series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements between the Escrow Agent, and the Company, on behalf of each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards in the offering statement.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Broker

We have engaged Dalmore Group, LLC, (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our series offerings, but not for underwriting or placement agent services:

•Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.

•Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

•Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

•Serve as a registered agent for each series on which it acts as broker-of-record when required for state blue-sky law requirements.

•Not provide any investment advice nor any investment recommendations to any investor.

•Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

•Coordinate with third party providers to ensure adequate review and compliance.

The Broker will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with the Broker will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Vint Platform /Technology Partner

The Vint Platform is managed by the Manager and will use the TransactAPI of North Capital Investment Technology, Inc. (“NCIT”) to process transaction, coordinate with the Escrow Agent and process subscriptions, record the issuance of shares in a book-entry/distributed ledger.  NCIT charged $2,500 for the Transact API, installation and set-up fee. In addition, NCIT charges a basic licensing and service fee of $750 per month, payable in advance, upon receipt of production credentials.  The Vint Platform is managed by AWS Web Services which is PCI DSS, SOC, ISO/IEC 27001, ISO/IEC 27017, ISO/IEC 27018, and ISO 9001 compliant.

Upon the sourcing of the underlying assets and SEC qualification, the Company will list each offering on the Vint Platform.  The Manager is responsible for listing the collection and providing all necessary information for a qualified investor to make a purchase. When a qualified investor enters the transaction process, they use the NCIT TransactAPI. To make a purchase of interests, users will undergo multiple validations. Know Your Customer and Anti-Money Laundering checks which are facilitated by the NCIT TransactAPI. The Vint Platform requires investors to self report their eligibility to ensure the investor is not investing more than 10% of his or her net worth in an offering. This information will be stored by the Vint Platform and NCIT. Users purchase interests via the NCIT TransactAPI payment processing software, the transaction will be recorded by NCIT and the Manager and payment will be sent to an escrow account and will be released upon the closing of the offering.

The Vint Platform is fully operational. We have integrated the Platform with NCIT technology. In this environment, investors are able to view potential offerings, link ACH bank accounts, review offering documents, and sign the subscription agreement.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (which we collectively refer to as the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering. The Manager has agreed to pay the Offering Expenses incurred with respect to our series offerings and not be reimbursed from the offering proceeds. This arrangement is noted under the Offering Expenses category under “Use of Proceeds to Issuer” below.

Acquisition Expenses

Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, storage fees, insurance fees, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, transportation costs, photography and videography expenses in order to prepare the profile for the underlying asset on the Vint Platform (which we collectively refer to as Acquisition Expenses). The Acquisition Expenses will be payable from the proceeds of each offering. See “Use of Proceeds to Issuer” for a description of the Acquisition Expenses for each offering.

Brokerage Fee to Dalmore

As compensation for providing certain broker-dealer services to each series in connection with each offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our Manager, its affiliates or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such series, except if otherwise stated for a particular series. The brokerage fee will be payable from the proceeds of such offering.

In addition, our Manager has agreed to pay Dalmore a one-time $20,000 consulting fee, due and payable immediately after FINRA issues a No Objection Letter to Dalmore’s engagement. The Manager will also make a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings.  This fee will be paid by our Manager but may be reimbursement by the relevant series.

Sourcing Fee

Our series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee); provided that the Sourcing Fee may be waived by our series manager. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering, and is set entirely at the discretion of the series manager. Factors that the series manager may consider in determining the Sourcing Fee for a particular series offering may include, but are not limited to, current market offers for the series assets, comparable asset pricing data, and/or or the level of difficulty and costs related to sourcing the particular assets of the series. The Sourcing Fee is not based on the aggregate offering size.

For example, the series manager may acquire assets that are priced at a discount to current market offers for the underlying assets. In such a case, the series manager may take a higher Sourcing Fee for assets acquired at a discount than for assets acquired at market price. It should be noted that, depending on the size of the sourcing fee, investors may not receive a discount to comparable asset pricing. As a further example, the series manager may take a higher sourcing fee as compensation for assets that are more difficult to source.

However, the series manager is not required to consider the factors described above, or any other factors, in determining the Sourcing Fee for an offering. The Sourcing Fee is entirely set at the discretion of the series manager.

See “Compensation of Manager” for further details.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Vint Platform. The contents of the Vint Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our interests. Interested investors may visit our website at www.vint.co, or contact the Company directly by emailing support@vint.co, to invest in our offerings. All qualified offerings will be available for investment within the first 48 hours following qualification. Vint may market offerings on this website and on various social platforms in a sequential manner without identifying all qualified offerings available for investment on our website. However, this does not preclude investors from investing in any of our qualified offerings. If you would like to invest in a qualified offering that is not identified on our website, please reach out to support@vint.co. A list of qualified offerings can be found in our offering circular on the SEC's website.

Any potential investor wishing to acquire our interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the series Interests is suitable for you.

2.Review the Subscription Agreement (including the Investor Qualification and Attestation attached thereto), which was pre-populated following your completion of certain questions on the Vint Platform application, if investing through our website, and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the series Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into the escrow account for the series. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued series Interests.

4.The Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for series Interests is approved or denied and if approved, the number of series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription is approved, then the number of series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the series as consideration for such series Interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. The Company, the Manager and the Broker will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where You Can Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with any series’ operating account, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from the Manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each series offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth below. Neither the Company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the minimum number of interests are sold in connection with any offering, the Manager may pay, and not seek reimbursement for, any Brokerage Fees and Acquisition Expenses.

THE UNDERLYING ASSETS

The discussions contained in this section relate only to assets of series of our Company for which offerings have not yet closed as of the date of this offering circular. As such, descriptions of the assets of series with offerings that have closed as of the date of this offering circular are omitted from this section.

The Series VV-RBV1 Asset

The discussions contained in this offering circular relating to the Series VV-RBV1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-RBV1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Right Bank Bordeaux Values
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Troplong Mondot	2018	60	5.96%
Troplong Mondot	2019	60	6.66%
Troplong Mondot	2020	60	5.73%
La Conseillante	2018	48	11.45%
La Conseillante	2018	12	2.80%
La Conseillante	2019	60	15.70%
La Conseillante	2020	60	14.71%
Canon	2018	120	15.91%
Canon	2019	60	9.54%
Canon	2020	60	11.53%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-RBV1 Assets (the “Right Bank Bordeax Values”) for $79,967.84 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

● Saint-Émilion is an appellation and key wine town in the Libournais district of Bordeaux's Right Bank.

●  Saint-Émilion is important for both the quality and production volume of its red wines, which are almost always based on Merlot.

●  Pomerol is a much-respected red wine appellation in the Bordeaux region of southwestern France, known for its red wines based on Merlot.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Château Troplong Mondot

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $130

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2022 - 2050

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Château Troplong Mondot is a producer located on the hills of Saint-Émilion, on the right bank of the Gironde in Bordeaux.

o TypicaL for the region, Merlot is the dominant grape variety. Cabernet Sauvignon and Cabernet Franc are also used in smaller proportions.

o  Troplong Mondot is classified as Premier Grand Cru Classé B in the Saint-Émilion classification.

Château Troplong Mondot

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $135

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2026 - 2050

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château Troplong Mondot

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $114

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2025 - 2052

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château La Conseillante

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $300

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2024 - 2026

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Château La Conseillante is a highly-regarded and critically well-received wine estate in the Pomerol district of Bordeaux, known for its Merlot-based grand vin.

o   The vineyard is situated in the east of the appellation on the border with Saint-Émilion

o   The La Conseillante estate is planted on predominantly clay-based soil and the vineyard consists of 80 percent Merlot, with 20 percent Cabernet Franc in more gravelly areas.

Château La Conseillante

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $232

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2026 - 2065

●  Critic Score: 99

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château La Conseillante

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $247

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2027 - 2060

●  Critic Score:  98

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

Château Canon

●  Bottles: 120

●  Wine Searcher Average Price per Bottle: $228

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic.

●  Drinking Window:  2024 - 2055

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

o  Château Canon is a Premier Grand Cru Classé château in Saint-Émilion, Bordeaux.

o   More than 60 percent of Canon's vineyards are planted to Merlot. The remaining is planted to Cabernet Franc.

o The grapes are blended carefully to get the most from each: Merlot brings smoothness, finesse and intense fruit aromas; while Cabernet Franc brings structure and extra ability to age.

Château Canon

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $240

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2026 - 2065

●  Critic Score:  97

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

Château Canon

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $166

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic.

●  Drinking Window:  2025 - 2062

●  Critic Score:  99

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $121,200. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Farr Vintners, Unger Weine, Joanne, and Liv-ex. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $79,967.84 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Right Bank Bordeaux Values will remain in the Octavian and London City Bond storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-RBV1 is a collection of wines composed from the region of Bordeaux. Over the past five years ending in December 2022, the wines of Bordeaux as measured by the Liv-ex Bordeaux 500 Index, are up 19%. Today, Bordeaux wines continue to command a prominent position in the global wine market, epitomizing the region's enduring economic significance and the timeless allure of its exceptional vintages. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Octavian and London City Bond, a state of the art wine storage facilities operated by Bordeaux Index and London City bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-RBV1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-RBV1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$79,968	84.18%
Broker Dealer Expense(2)	$950	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$475	0.50%
Storage & Maintenance(5)	$1,140	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$475	0.50%
Sourcing Fee(6)	$11,992	12.62%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$15,032	15.82%
Total Proceeds	$95,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-RBV1 collection from the Manager for a total cost of $ 79,967.84 ..  Upon completion of the offering of the Series VV-RBV1, the Series VV-RBV1 will purchase the Series VV-RBV1 Assets from the Company for $ 79,967.84 .. The Manager has acquired the assets from Farr Vintners, Unger Weine, Joanne, and Liv-ex for $ 79,967.84 ..

(2) We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-RBV1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-RBV1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-RBV1 Interests.

The Series VV-AMW1 Asset

The discussions contained in this offering circular relating to the Series VV-AMW1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-AMW1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

American Whiskey Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Whistle Pig The Boss Hog '1st Edition'	NV	1	12.51%
Whistle Pig The Boss Hog '2nd Edition'	NV	1	3.77%
Whistle Pig The Boss Hog '3rd Edition'	NV	1	3.68%
Whistle Pig The Boss Hog '4th Edition'	NV	1	1.88%
Whistle Pig The Boss Hog '5th Edition'	NV	1	0.95%
Whistle Pig The Boss Hog '9th Edition' (Full Set)	NV	9	6.14%
Buffalo Trace 'Old Fashioned Copper' (1994)	NV	2	10.38%
Buffalo Trace 'Old Fashioned Copper' (1995)	NV	2	9.41%
Angel's Envy Cask Strength Bourbon (2012)	NV	1	2.69%
Pappy Van Winkle 23 Year Old Family Reserve	NV	1	3.83%
Pappy Van Winkle 23 Year Old Family Reserve (2016)	NV	1	4.15%
Pappy Van Winkle 23 Year Old Family Reserve (2020)	NV	3	12.07%
Pappy Van Winkle 23 Year Old Family Reserve (2022)	NV	1	3.77%
Pappy Van Winkle 20 Year Old Family Reserve (2016)	NV	1	2.72%
Pappy Van Winkle 15 Year Old Family Reserve (2018)	NV	1	1.77%
Pappy Van Winkle 15 Year Old Family Reserve (2021)	NV	6	10.55%
Pappy Van Winkle 15 Year Old Family Reserve (2022)	NV	1	1.80%
Van Winkle 13 Year Old Family Reserve Rye (2022)	NV	1	1.78%
Van Winkle 12 Year Old 'Lot B' Special Reserve (2022)	NV	1	0.80%
Old Rip Van Winkle 10 Year Old (2017)	NV	1	0.80%
Old Rip Van Winkle 10 Year Old (2022)	NV	6	4.57%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-AMW1 Assets (the “American Whiskey Collection”) for $107,126.33 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Today, American whiskey is dominated by the two most popular styles, Rye and Bourbon whiskey.

●  Under US law, the definition of Bourbon whiskey is "whiskey produced at not exceeding 160° proof from a fermented mash of not less than 51 percent corn and stored at not more than 125° proof in charred new oak containers".

●  Rye whiskey is made from a fermented mash of grain containing not less than 51 percent rye. It is distilled to no more than 160 proof (80 percent abv) and placed into barrel at no more than 125 proof (62.5 percent).

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

The Boss Hog '1st Edition'

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $22,954

●  Producer: WhistlePig

●  Country: United States

●  Region: Vermont

●  Vintage: NV

●  Wine Style: Rye Whiskey

●  Drinking Window: N/A

●  Critic Score: 90

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o WhistlePig is a brand of rye whiskey produced at WhistlePig Farm, near Lake Champlain in Shoreham, Vermont.

o  In the short time since its creation it has earned several gold medals at the San Francisco World Spirits Competition and the World Whiskies Awards.

The Boss Hog '2nd Edition'

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $5,239

●  Producer: WhistlePig

●  Country: United States

●  Region: Vermont

●  Vintage: NV

●  Wine Style: Rye Whiskey

●  Drinking Window: N/A

●  Critic Score: 90

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o WhistlePig is a brand of rye whiskey produced at WhistlePig Farm, near Lake Champlain in Shoreham, Vermont.

o  In the short time since its creation it has earned several gold medals at the San Francisco World Spirits Competition and the World Whiskies Awards.

The Boss Hog '3rd Edition'

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $4,565

●  Producer: WhistlePig

●  Country: United States

●  Region: Vermont

●  Vintage: NV

●  Wine Style: Rye Whiskey

●  Drinking Window: N/A

●  Critic Score: 92

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o WhistlePig is a brand of rye whiskey produced at WhistlePig Farm, near Lake Champlain in Shoreham, Vermont.

o  In the short time since its creation it has earned several gold medals at the San Francisco World Spirits Competition and the World Whiskies Awards.

The Boss Hog '4th Edition'

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $2,281

●  Producer: WhistlePig

●  Country: United States

●  Region: Vermont

●  Vintage: NV

●  Wine Style: Rye Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o WhistlePig is a brand of rye whiskey produced at WhistlePig Farm, near Lake Champlain in Shoreham, Vermont.

o  In the short time since its creation it has earned several gold medals at the San Francisco World Spirits Competition and the World Whiskies Awards.

The Boss Hog '5th Edition'

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $1,234

●  Producer: WhistlePig

●  Country: United States

●  Region: Vermont

●  Vintage: NV

●  Wine Style: Rye Whiskey

●  Drinking Window: N/A

●  Critic Score: 92

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o WhistlePig is a brand of rye whiskey produced at WhistlePig Farm, near Lake Champlain in Shoreham, Vermont.

o  In the short time since its creation it has earned several gold medals at the San Francisco World Spirits Competition and the World Whiskies Awards.

The Boss Hog '9th Edition' (Full Set)

●  Bottles: 9

●  Wine Searcher Average Price per Bottle: $849

●  Producer: WhistlePig

●  Country: United States

●  Region: Vermont

●  Vintage: NV

●  Wine Style: Rye Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o WhistlePig is a brand of rye whiskey produced at WhistlePig Farm, near Lake Champlain in Shoreham, Vermont.

o  In the short time since its creation it has earned several gold medals at the San Francisco World Spirits Competition and the World Whiskies Awards.

'Old Fashioned Copper'

●  Bottles: 2

●  Wine Searcher Average Price per Bottle: $7,454

●  Producer: Buffalo Trace

●  Country: United States

●  Region: Kentucky

●  Vintage: 1994

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Buffalo Trace Distillery is a historic producer located in Frankfort, Kentucky. It has been known by several names over the course of its history, but claims to be the oldest continuously operating distillery in the United States, with records going back to 1775 and the oldest building dating from 1792.

o   The distillery makes a number of other products, including Col. E.H. Taylor, Ancient Age and Wheatley's Vodka.

'Old Fashioned Copper'

●  Bottles: 2

●  Wine Searcher Average Price per Bottle: $7,290

●  Producer: Buffalo Trace

●  Country: United States

●  Region: Kentucky

●  Vintage: 1995

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Buffalo Trace Distillery is a historic producer located in Frankfort, Kentucky. It has been known by several names over the course of its history, but claims to be the oldest continuously operating distillery in the United States, with records going back to 1775 and the oldest building dating from 1792.

o   The distillery makes a number of other products, including Col. E.H. Taylor, Ancient Age and Wheatley's Vodka.

Cask Strength Bourbon

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $4,552

●  Producer: Angel's Envy

●  Country: United States

●  Region: Kentucky

●  Vintage: 2012

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: 89

●  Vintage Quality: N/A

●  Other Producer:

o   Angel's Envy was one of the first bourbon producers in America to utilize the double-maturation aging process.

o   The Angel's Envy Kentucky Straight Bourbon is finished aging in a port wine cask of which imparts distinct flavor nuances to the whiskey.

Pappy Van Winkle 23 Year Old Family Reserve

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $6,788

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: 93

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 23 Year Old Family Reserve (2016)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $6,788

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 23 Year Old Family Reserve (2020)

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $6,788

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 23 Year Old Family Reserve (2022)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $6,788

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 20 Year Old Family Reserve (2016)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $5,084

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 15 Year Old Family Reserve (2018)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $3,191

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 15 Year Old Family Reserve (2021)

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $3,191

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Pappy Van Winkle 15 Year Old Family Reserve (2022)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $3,191

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Van Winkle 13 Year Old Family Reserve Rye (2022)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $2,462

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Van Winkle 12 Year Old 'Lot B' Special Reserve (2022)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $1,417

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Old Rip Van Winkle 10 Year Old (2017)

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $1,175

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

Old Rip Van Winkle 10 Year Old (2022)

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $1,175

●  Producer: Old Rip Van Winkle Distillery

●  Country: United States

●  Region: Kentucky

●  Vintage: NV

●  Wine Style: Bourbon Whiskey

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer:

o   Old Rip Van Winkle Distillery is a Kentucky whiskey company owned by Julian Van Winkle III, the grandson of Julian "Pappy" Van Winkle, who founded the Stitzel-Weller Distillery in Louisville.

o   Rip Van Winkle's whiskeys are some of the most sought after Bourbons in the world.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $161,398. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Unicorn Auctions. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $107,126.33 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the American Whiskey Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Domaine Storage, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-AMW1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-AMW1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$107,126	82.40%
Broker Dealer Expense(2)	$1,300	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$650	0.50%
Storage & Maintenance(5)	$1,560	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$650	0.50%
Sourcing Fee(6)	$18,714	14.40%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$22,874	17.60%
Total Proceeds	$130,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-AMW1 collection  from the Manager for a total cost of $ 107,126.33 ..  Upon completion of the offering of the Series VV-AMW1, the Series VV-AMW1 will purchase the Series VV-AMW1 Assets from the Company for $ 107,126.33 .. The Manager has acquired the assets from Unicorn Auctions for $ 107,126.33 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-AMW1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-AMW1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-AMW1 Interests.

The Series VV-BDXG Asset

The discussions contained in this offering circular relating to the Series VV-BDXG Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-BDXG Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2016 Bordeaux Greats
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Haut Brion	2016	24	14.43%
Lynch Bages	2016	24	3.87%
Margaux	2016	24	14.84%
Mouton Rothschild	2016	24	17.57%
Lafite Rothschild	2016	24	22.47%
Cheval Blanc	2016	24	18.65%
Palmer	2016	24	8.17%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-BDXG Assets (the “2016 Bordeaux Greats”) for $88,278.70 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Found in the southwest of France, the region needs little introduction as one of the world's most famous, prestigious and prolific wine regions.

●  The majority of Bordeaux wines (nearly 90 percent of production volume) are the dry, medium- and full-bodied red Bordeaux Blends that established its reputation.

●  The finest (and most expensive) of these are the wines from the great châteaux of the Haut-Médoc and the Right Bank appellations Saint-Émilion and Pomerol.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Chateau Haut-Brion

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $758

●  Producer: Chateau Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025 - 2080

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Château Haut-Brion is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

o  Located in Pessac-Léognan, south of the city of Bordeaux, the château is rather far removed from its counterparts, all of which are found in the Médoc.

Chateau Lynch-Bages

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $204

●  Producer: Chateau Lynch-Bages

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2022 – 2060

●  Critic Score: 95

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o  Château Lynch-Bages is situated in the Pauillac commune of the Médoc region in Bordeaux.

o  The grand vin, which is made predominantly from Cabernet Sauvignon, is known for its structure and intensity, and can age for 20 years or more. It ranks among the best in the appellation.

Chateau Margaux

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $896

●  Producer: Chateau Margaux

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2024 - 2070

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o  Château Margaux is one of Bordeaux's most famous wine estates, located just east of Margaux itself in the Médoc.

o   Along with Lafite, Latour and Haut-Brion, Château Margaux was rated as a first growth in the original 1855 Bordeaux Classification of the Médoc.

Chateau Mouton Rothschild

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $969

●  Producer: Chateau Mouton Rothschild

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2022 - 2085

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Château Mouton Rothschild is located in the commune of Pauillac, in the Medoc, 30 miles (50km) northwest of the city of Bordeaux.

o   The grand vin is among the most highly rated and priced wines in the world, and is generally regarded as the most exuberant and powerful of all Bordeaux.

Chateau Lafite Rothschild

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $1,207

●  Producer: Chateau Lafite Rothschild

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2022 - 2066

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Château Lafite Rothschild is a wine estate in the Pauillac region of the Médoc, producing one of the most sought-after and expensive red wines in the world.

o   Lafite Rothschild is known for its perfume, elegance, finesse and harmony, in contrast to the more powerful Latour and Mouton Rothschild. Nevertheless, great vintages can age for 50 years or more.

Chateau Cheval Blanc

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $995

●  Producer: Chateau Cheval Blanc

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2020 - 2070

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer:

o   Château Cheval Blanc is a highly lauded wine estate in the Saint-Émilion region of northeast Bordeaux.

o   Classified with the top ranking of Premier Grand Cru Classé A, it is regarded by many as one of the greatest wines of the appellation – if not, the greatest.

Chateau Palmer

●  Bottles: 24

●  Wine Searcher Average Price per Bottle: $454

●  Producer: Chateau Palmer

●  Country: France

●  Region: Bordeaux

●  Vintage: 2016

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2024 - 2070

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer:

o   Château Palmer is a wine estate located in the Margaux appellation of the Médoc.

o   It was ranked as a third growth in the 1855 Bordeaux Classification, although for many decades it has been consistently rated as one of the best wines in the region.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $131,592. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Filips Wine. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $88,278.70 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2016 Bordeaux Greats will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-BDXG is a collection of wines composed from the region of Bordeaux. Over the past five years ending in December 2022, the wines of Bordeaux as measured by the Liv-ex Bordeaux 500 Index, are up 19%. Today, Bordeaux wines continue to command a prominent position in the global wine market, epitomizing the region's enduring economic significance and the timeless allure of its exceptional vintages. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-BDXG Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-BDXG Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$88,279	84.88%
Broker Dealer Expense(2)	$1,040	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$520	0.50%
Storage & Maintenance(5)	$1,248	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$520	0.50%
Sourcing Fee(6)	$12,393	11.92%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$15,721	15.12%
Total Proceeds	$104,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-BDXG collection for a total cost of $ 88,278.70 ..  Upon completion of the offering of the Series VV-BDXG, the Series VV-BDXG will purchase the Series VV-BDXG Assets from the Company for $ 88,278.70 .. The Manager has acquired the assets from Filips Wine $ 88,278.70 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-BDXG.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-BDXG Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-BDXG Interests.

The Series VV-BURGS1 Asset

The discussions contained in this offering circular relating to the Series VV-BURGS1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-BURGS1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2020 Burgundy Stars
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Armand Rousseau Chambertin	2020	6	35.88%
Armand Rousseau Gevrey Chambertin Clos St Jacques	2020	6	13.98%
Joseph Drouhin Musigny	2020	6	8.81%
Ponsot Clos de la Roche	2020	6	4.25%
Ponsot Clos de la Roche 1.5L	2020	3	3.99%
Dugat-Py Mazis Chambertin	2020	3	2.57%
Roumier Musigny	2020	1	30.51%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-BURGS1 Assets (the “2020 Burgundy Stars”) for $83,602.23 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Burgundy is a historic and highly respected wine region in eastern France has had devout followers of its wine throughout the world for centuries.

●  Burgundy is a historic and highly respected wine region in eastern France has had devout followers of its wine throughout the world for centuries.

●  Burgundy’s estimated 30,000 hectares (74,000 acres) of vineyards produce some of the most exclusive wines on Earth.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Armand Rousseau Chambertin

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $7,162

●  Producer: Armand Rousseau

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory, classic.

●  Drinking Window: 2030 - 2050

●  Critic Score: 96

●Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Domaine Armand Rousseau is a highly regarded and critically lauded wine producer based in the village of Gevrey-Chambertin, in the northern Côte de Nuits.

o  Arguably iconic in status, Armand Rousseau is one of Burgundy's oldest and most revered family-run domaines.

Armand Rousseau Gevrey Chambertin Clos St Jacques

● Bottles: 6

●  Wine Searcher Average Price per Bottle: $2,635

●  Producer: Armand Rousseau

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory, classic.

●  Drinking Window: 2030 - 2050

●  Critic Score: 96

●  Vintage Quality: Excellent

Joseph Drouhin Musigny

● Bottles: 6

●  Wine Searcher Average Price per Bottle: $1,519

●  Producer: Joseph Drouhin

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory, classic.

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o  Joseph Drouhin is one of Burgundy's most important wine producers.

o  Founded in Beaune in 1880, the domaine has expanded throughout the 20th Century to include vineyards in Chablis, the Côte de Nuits, the Côte de Beaune, and the Côte Chalonnaise.

Ponsot Clos de la Roche

● Bottles: 9

●  Wine Searcher Average Price per Bottle: $1,754

●  Producer: Ponsot

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory, classic.

●  Drinking Window: 2035 - 2060

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o  Domaine Ponsot is a family-owned wine producer in Burgundy known for its red and white wines made from Pinot Noir and Chardonnay.

o   The domaine was founded in 1872 by the Ponsot family in Morey-Saint-Denis, and most of the domaine's holdings are in grand cru and premier cru vineyards.

Domaine Dugat-Py Mazis Chambertin

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $1,172

●  Producer: Domaine Dugat-Py

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory, classic.

●  Drinking Window: 2030 - 2065

●  Critic Score:  96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Domaine Dugat-Py is a wine producer in the village of Gevrey-Chambertin, Burgundy.

o   The domaine's vines are on average 65 years old, with some vines in the grand cru plots reaching an age of 90.

Roumier Musigny

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $34,072

●  Producer: Domaine Georges & Christophe Roumier

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory, classic.

●  Drinking Window:

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Domaine Georges Roumier is a wine producer based in the Côte de Nuits village of Chambolle-Musigny, where it produces some of Burgundy's most expensive, highly rated, and sought-after wines.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $116,008. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex, Farr Vintners, Goedhuis & Co. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $83,602.23 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2020 Burgundy Stars will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-BURGS1 is a collection of wines composed from the region of Burgundy. With centuries of winemaking history, the region's wines are highly sought-after by collectors and connoisseurs throughout the world. This strong demand, combined with an inherently limited supply, has led Burgundy to be one of the top-performing regions in recent years as measured by the Liv-ex Burgundy 150 Index, which is up 105% over the past five years culminating in December 2022. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-BURGS1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-BURGS1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$83,602	83.60%
Broker Dealer Expense(2)	$1,000	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$500	0.50%
Storage & Maintenance(5)	$1,200	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$500	0.50%
Sourcing Fee(6)	$13,198	13.20%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,398	16.40%
Total Proceeds	$100,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-BURGS1 collection from the Manager for a total cost of $ 83,602.23 ..  Upon completion of the offering of the Series VV-BURGS1, the Series VV-BURGS1 will purchase the Series VV-BURGS1 Assets from the Company for $ 83,602.23 .. The Manager has acquired the assets from Liv-ex, Farr Vintners, Goedhuis & Co for $ 83,602.23 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-BURGS1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-BURGS1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-BURGS1 Interests.

The Series VV-CALC1 Asset

The discussions contained in this offering circular relating to the Series VV-CALC1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-CALC1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2019 California Cults Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Memento Mori Cabernet Sauvignon	2019	6	2.06%
Eisele Vineyard Cabernet Sauvignon	2019	3	2.05%
Saxum Heart Stone Vineyard	2019	3	0.50%
Realm Cellars The Bard	2019	3	0.50%
Saxum Paderewski Vineyard	2019	3	0.51%
Myriad Cellars Cabernet Sauvignon Reserve Beckstoffer Dr. Crane	2019	5	1.72%
Futo 5500 Stags Leap District Estate	2019	2	1.15%
Schrader Beckstoffer Las Piedras	2019	3	1.08%
Schrader Cabernet Sauvignon WH Wappo Hill	2019	3	1.20%
Schrader Cabernet Sauvignon RBS To Kalon Vineyard	2019	6	2.44%
Schrader Cabernet Sauvignon To Kalon Vineyard Heritage Clone	2019	3	1.27%
Schrader Cabernet Sauvignon T6	2019	3	1.44%
Schrader Cabernet Sauvignon (Beckstoffer To Kalon)	2019	3	1.44%
Bevan Cellars Red Wine EE Cuvee	2019	3	0.71%
Myriad Cellars Cabernet Sauvignon Beckstoffer Dr. Crane	2019	3	0.79%
Realm Cellars Cabernet Sauvignon Farella Vineyard	2019	3	0.80%
Myriad Cellars Cabernet Sauvignon Beckstoffer Georges III	2019	3	0.81%
Carter Cabernet Sauvignon Beckstoffer Las Piedras La Verdad	2019	3	0.86%
Sine Qua Non Distenta White	2019	3	0.90%
Dominus Estate	2019	18	7.02%
Realm Cellars Cabernet Sauvignon Houyi Vineyard	2019	4	1.68%
Opus One	2019	12	5.39%
Kapcsandy Roberta's Reserve State Lane Vineyard	2019	3	1.39%
Verite La Muse	2019	3	1.64%
Dalla Valle Maya	2019	6	3.90%
Carter Cabernet Sauvignon Beckstoffer To Kalon The G.T.O. 1.5L	2019	3	3.20%
Realm Cellars The Absurd	2019	8	10.07%
Realm Cellars Cabernet Sauvignon Beckstoffer Dr. Crane 1.5L	2019	3	4.23%
Cardinale Napa Valley	2019	6	2.41%
Joseph Phelps Insignia	2019	6	2.54%
Lokoya Cabernet Sauvignon Howell Mountain	2019	3	1.59%
Lokoya Cabernet Sauvignon Mount Veeder	2019	3	1.73%
Colgin Cariad Proprietary Red	2019	3	2.59%
Colgin Cabernet Sauvignon Tychson Hill	2019	3	2.59%
Colgin IX Estate Proprietary Red	2019	6	5.18%
Dana Estates Lotus Vineyard Cabernet Sauvignon	2019	6	4.34%
Dominus Estate	2019	48	16.27%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-CALC1 Assets (the “2019 California Cults Collection”) for $86,893.16 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Wine has been made in Napa Valley since the 19th Century, but it is only since the 1960s that wine of any particular quality has been produced.

●  Cabernet Sauvignon has risen confidently to become Napa's star performer, and is the most widely planted grape in almost all of the valley's sub-regions.

●  Climate, geology and topography are three essential components in what makes Napa Valley such a first-rate viticultural area.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Memento Mori Cabernet Sauvignon

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $339

●  Producer: Memento Mori

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2029 - 2039

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Memento Mori sources Cabernet Sauvignon from Beckstoffer Dr. Crane, Beckstoffer Las Piedras, Weitz Vineyard, Oakville Ranch and Vine Hill Ranch – all vetted over time, technique and by other elite producers.

o  Memento Mori wines imbue the elegance, power, aromatics, texture, finish, and longevity to create beautifully balanced wines that are approachable in their youth, but have enough structure to cellar for long term aging.

Cabernet Sauvignon

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $644

●  Producer: Eisele Vineyard

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window:

●  Critic Score:

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Araujo Estate is a Napa Valley estate particularly associated with its noted Eisele vineyard and the flagship Cabernet Sauvignon grown there.

o  The 38-acre (15-hectare) Eisele vineyard is located on an old alluvial fan near the northern end of the Napa Valley, just east of Calistoga.

Heart Stone Vineyard

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $143

●  Producer: Saxum

●  Country: California

●  Region: Paso Robles

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2022 - 2037

●  Critic Score: 94

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Saxum Vineyards is a Californian wine producer in the Willow Creek District of Paso Robles.

o  It is known for its portfolio of red blends produced from the key Rhône varieties: Grenache, Syrah, and Mourvèdre.

Paderewski Vineyard

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $173

●  Producer: Saxum

●  Country: California

●  Region: Paso Robles

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2022 - 2037

●  Critic Score: 94

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Red Wine EE Cuvee

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $222

●  Producer: Bevan Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2022 - 2035

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Bevan Cellars is a producer of Napa Valley and Sonoma wines based in Bennett Valley.

o  Bevan Cellars' full-bodied, richly flavored wines score high with the press, making them highly coveted by collectors, and usually only available on allocation.

Cardinale Napa Valley

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $362

●  Producer: Cardinale

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2023 - 2050

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Cardinale Estate is a premium-wine producer located in the Oakville sub-region of Napa Valley.

o  The estate is most famous for its proprietary red wine, a blend of Cabernet Sauvignon and Merlot sourced from AVAs around the area, including from Mount Veeder and Howell Mountain.

Cabernet Sauvignon Beckstoffer Las Piedras La Verdad

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $250

●  Producer: Carter

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 98

● Vintage Quality: Good

●  Other Producer Facts/Notes:

o Carter Cellars is a notable Napa Valley premium wine producer.

o  It produces wine from classic California varieties like Cabernet Sauvignon and Merlot, sourced from some of Napa's most esteemed vineyards, including the famous To Kalon vineyard in Oakville.

Cabernet Sauvignon Beckstoffer To Kalon The G.T.O.

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $1,036

●  Producer: Carter

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2026 - 2060

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Cabernet Sauvignon Tychson Hill

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $812

●  Producer: Colgin

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Colgin Cellars is one of California's so-called "cult" wineries, founded by Ann Colgin in 1992.

o Today Colgin produces wines that are mostly based on Cabernet Sauvignon and regularly score 100-point ratings from Robert Parker.

Cariad Proprietary Red

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $760

●  Producer: Colgin

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Colgin Cellars is one of California's so-called "cult" wineries, founded by Ann Colgin in 1992.

o Today Colgin produces wines that are mostly based on Cabernet Sauvignon and regularly score 100-point ratings from Robert Parker.

Colgin IX Estate Proprietary Red

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $758

●  Producer: Colgin

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Colgin Cellars is one of California's so-called "cult" wineries, founded by Ann Colgin in 1992.

o Today Colgin produces wines that are mostly based on Cabernet Sauvignon and regularly score 100-point ratings from Robert Parker.

Maya

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $635

●  Producer: Dalla Valle

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2023 - 2055

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Dalla Valle Vineyards is a Napa Valley producer located on a sunny hillside terrace of fractured volcanic rock in Oakville, 400ft(120m) above the Silverado Trail.

o  It is particularly known for its flagship Maya cuvée, which is one of the most prestigious of all Californian wines.

Lotus Vineyard Cabernet Sauvignon

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $806

●  Producer: Dana Estates

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Dana Estates is a wine producer of Napa Valley, located at the foot of the Mayacamas mountain range.

o  There are three single vineyards spread across the Rutherford and Howell Mountain AVAs.

Dominus Estate

●  Bottles: 66

●  Wine Searcher Average Price per Bottle: $341

●  Producer: Dominus Estate

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2023 – 2060

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Dominus Estate is a wine producer based just outside northern Yountville, in California's Napa Valley wine region.

o  The winery makes one Napa's so-called cult Cabernets and its eponymous wine regularly receives critical acclaim.

Futo 5500 Stags Leap District Estate

●  Bottles: 2

●  Wine Searcher Average Price per Bottle: $474

●  Producer: Futo Wines

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Futo Wines (sometimes referred to as Futo Estate) is a Napa Valley wine producer with vineyards in the highly-regarded AVAs of Oakville and the Stags Leap District.

o  Cabernet Sauvignon is the most widely planted grape variety across these vineyards and forms the central component of Futo Wines' Bordeaux-style red wines.

Insignia

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $290

●  Producer: Joseph Phelps

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2024 - 2050

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Joseph Phelps is one of Napa Valley's most prominent wine producers.

o As is the case with many of Napa's most famous producers, the key grape variety here is Cabernet Sauvignon.

Roberta's Reserve State Lane Vineyard

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $390

●  Producer: Kapcsandy

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2023 - 2043

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Kapcsándy Family Winery is a wine producer located in the Yountville sub-appellation of Napa Valley, California.

o  It is particularly well-known for its Merlot and Cabernet Sauvignon blends, which can reach some high prices and are sold mostly through allocation.

Cabernet Sauvignon Howell Mountain

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $486

●  Producer: Lokoya

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2023 - 2047

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Lokoya Winery is a premium wine producer of Napa Valley, concentrating on wines made from Cabernet Sauvignon.

o  Total production each vintage is limited and noted American critic Robert Parker has regularly dished out 100-point scores for the wines.

Cabernet Sauvignon Mount Veeder

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $493

●  Producer: Lokoya

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2025 - 2052

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Cabernet Sauvignon  Beckstoffer Dr. Crane

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $208

●  Producer: Myriad Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2024 - 2049

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Myriad Cellars is a wine producer based in California's Napa Valley.

o  Myriad Cellars makes wines from a selection of Napa Valley vineyards, with the most famous of these being the 10-hectare (25-acre) Beckstoffer Dr. Crane vineyard in St Helena, which was planted in 1858 and sits atop deep alluvial soils.

Cabernet Sauvignon Beckstoffer Georges III

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $239

●  Producer: Myriad Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2023 - 2042

●  Critic Score: 94

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Cabernet Sauvignon Reserve Beckstoffer Dr. Crane

●  Bottles: 5

●  Wine Searcher Average Price per Bottle: $408

●  Producer: Myriad Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2025 - 2050

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Opus One

●  Bottles: 12

●  Wine Searcher Average Price per Bottle: $403

●  Producer: Opus One

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2022 - 2060

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Opus One is one of the world's most famous wines, and among the most expensive produced in the Napa Valley.

o  Although it is primarily Cabernet Sauvignon, Opus One makes use of Merlot, Cabernet Franc, Petit Verdot and Malbec in smaller percentages.

Cabernet Sauvignon Beckstoffer Dr. Crane

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $1,240

●  Producer: Realm Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2026 - 2060

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Realm Cellars is a Napa Valley producer with a winery and estate vineyards in Stags Leap District.

o  The operation is known for its powerful Cabernet Sauvignon-based wines from premium vineyards, and is quickly becoming one of Napa's cult producers.

Cabernet Sauvignon Farella Vineyard

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $249

●  Producer: Realm Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2024 – 2050

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Realm Cellars is a Napa Valley producer with a winery and estate vineyards in Stags Leap District.

o  The operation is known for its powerful Cabernet Sauvignon-based wines from premium vineyards, and is quickly becoming one of Napa's cult producers.

Cabernet Sauvignon Houyi Vineyard

●  Bottles: 4

●  Wine Searcher Average Price per Bottle: $374

●  Producer: Realm Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2024 - 2050

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Realm Cellars is a Napa Valley producer with a winery and estate vineyards in Stags Leap District.

o  The operation is known for its powerful Cabernet Sauvignon-based wines from premium vineyards and is quickly becoming one of Napa's cult producers.

The Absurd

●  Bottles: 8

●  Wine Searcher Average Price per Bottle: $1,305

●  Producer: Realm Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2026 - 2060

●  Critic Score: 100

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Realm Cellars is a Napa Valley producer with a winery and estate vineyards in Stags Leap District.

o  The operation is known for its powerful Cabernet Sauvignon-based wines from premium vineyards, and is quickly becoming one of Napa's cult producers.

The Bard

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $168

●  Producer: Realm Cellars

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2022 - 2044

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Realm Cellars is a Napa Valley producer with a winery and estate vineyards in Stags Leap District.

o  The operation is known for its powerful Cabernet Sauvignon-based wines from premium vineyards, and is quickly becoming one of Napa's cult producers.

Beckstoffer Las Piedras

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $428

●  Producer: Schrader

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Schrader Cellars is a cult Napa Valley winery founded by former antiques dealer Fred Schrader.

o  Its focus is on premium Cabernet Sauvignon from single parcels and single vineyards – the most famous of which is the Old Sparky label, produced from the renowned Beckstoffer To Kalon vineyard.

Cabernet Sauvignon (Beckstoffer To Kalon)

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $432

●  Producer: Schrader

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Schrader Cellars is a cult Napa Valley winery founded by former antiques dealer Fred Schrader.

o  Its focus is on premium Cabernet Sauvignon from single parcels and single vineyards – the most famous of which is the Old Sparky label, produced from the renowned Beckstoffer To Kalon vineyard.

Cabernet Sauvignon RBS To Kalon Vineyard

●  Bottle: 6

●  Wine Searcher Average Price per Bottle: $438

●  Producer: Schrader

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Schrader Cellars is a cult Napa Valley winery founded by former antiques dealer Fred Schrader.

o  Its focus is on premium Cabernet Sauvignon from single parcels and single vineyards – the most famous of which is the Old Sparky label, produced from the renowned Beckstoffer To Kalon vineyard.

Cabernet Sauvignon T6

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $463

●  Producer: Schrader

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Schrader Cellars is a cult Napa Valley winery founded by former antiques dealer Fred Schrader.

o  Its focus is on premium Cabernet Sauvignon from single parcels and single vineyards – the most famous of which is the Old Sparky label, produced from the renowned Beckstoffer To Kalon vineyard.

Cabernet Sauvignon To Kalon Vineyard Heritage Clone

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $423

●  Producer: Schrader

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Schrader Cellars is a cult Napa Valley winery founded by former antiques dealer Fred Schrader.

o  Its focus is on premium Cabernet Sauvignon from single parcels and single vineyards – the most famous of which is the Old Sparky label, produced from the renowned Beckstoffer To Kalon vineyard.

Cabernet Sauvignon WH Wappo Hill

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $377

●  Producer: Schrader

●  Country: California

●  Region: Napa Valley

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: N/A

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Schrader Cellars is a cult Napa Valley winery founded by former antiques dealer Fred Schrader.

o  Its focus is on premium Cabernet Sauvignon from single parcels and single vineyards – the most famous of which is the Old Sparky label, produced from the renowned Beckstoffer To Kalon vineyard.

Non Distenta White

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $238

●  Producer: Sine Qua

●  Country: California

●  Region: Central Coast

●  Vintage: 2019

●  Wine Style: White wine, tropical and balanced

●  Drinking Window: 2024 - 2034

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Sine Qua Non is one of California's most famous wine producers.

o  Based just north of Los Angeles in Ventura County, and with most of its vineyards in Santa Barbara, it eschews the usual image of top California wine as being only from Napa Valley.

La Muse

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $484

●  Producer: Verite

●  Country: California

●  Region: Sonoma

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2024  - 2046

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Vérité Winery is a wine producer based in Sonoma County in California.

o  It is most famous for its three Bordeaux-styled blends: La Muse, La Joie, and Le Désir, which have all received 100-point scores from American wine critic Robert Parker over several vintages.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $95,243 . The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Benchmark Wine Group, Liv-ex, and Farr Vintners. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $86,893.16 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2019 California Cults Collection will remain in the Global Storage Network storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-CALC1 is a collection of wines composed from the region of California. Centered on the wines of Napa Valley, California wines have consistently demonstrated strong performance, both in terms of increasing market demand and rising prices. Over the past five years ending in December 2022, the wines of California are up 46% as measured by the Liv-ex California 50 Index. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Global Storage Network, a state of the art wine storage facility operated by Global Storage Network.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-CALC1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-CALC1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$86,893	86.89%
Broker Dealer Expense(2)	$1,000	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$500	0.50%
Storage & Maintenance(5)	$1,200	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$500	0.50%
Sourcing Fee(6)	$9,907	9.91%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$13,107	13.11%
Total Proceeds	$100,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-CALC1 collection from the Manager for a total cost of $ 86,893.16 .. Upon completion of the offering of the Series VV-CALC1, the Series VV-CALC1 will purchase the Series VV-CALC1 Assets from the Company for $ 86,893.16 .. The Manager has acquired the assets from Benchmark Wine Group, Liv-ex, and Farr Vintners for $ 86,893.16 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-CALC1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-CALC1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-CALC1 Interests.

The Series VV-CHAM2 Asset

The discussions contained in this offering circular relating to the Series VV-CHAM2 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-CHAM2 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Champagne Stars #2
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Taittinger Comtes de Champagne Blanc de Blancs	2012	90	16.78%
Louis Roderer Cristal	2015	180	55.45%
Pol Roger Cuvee Winston Churchill	2015	60	15.01%
Bollinger Grande Annee	2014	90	12.75%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-CHAM2 Assets (the “Champagne Stars #2”) for $81,666.60 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Champagne is the name of the world's most famous sparkling wine

●  Located at a northern latitude of 49°N, the Champagne region lies at the northern edge of the world's vineyard-growing areas, with lower average temperatures than any other French wine region. In this kind of cool climate, the growing season is rarely warm enough to ripen grapes to the levels required for standard winemaking.

●  Pinot Noir, Pinot Meunier and Chardonnay are Champagne’s principal grape varieties.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Comtes de Champagne Blanc de Blancs

●  Bottles: 90

●  Wine Searcher Average Price per Bottle: $250

●  Producer: Taittinger

●  Country: France

●  Region: Champagne

●  Vintage: 2012

●  Wine Style: Sparkling wine, complex and traditional.

●  Drinking Window: 2022 - 2055

●  Critic Score: 95

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

o  Taittinger is one of Champagne's most famous houses.

o  Based in the city of Reims, Taittinger is known for its Chardonnay-dominant cuvées, the pinnacle of which is the blanc de blancs prestige cuvée, Comtes de Champagne.

Cristal

●  Bottles: 180

●  Wine Searcher Average Price per Bottle: $350

●  Producer: Louis Roederer

●  Country: France

●  Region: Champagne

●  Vintage: 2015

●  Wine Style: Sparkling wine, complex and traditional.

●  Drinking Window: 2027 - 2060

●  Critic Score: 96

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

o  Louis Roederer is a well-regarded Champagne house based in the city of Reims and best-known for its flagship wine: Cristal.

o  The house, established in the late 18th Century, is still family-owned, and produces a house style with equal amounts of Chardonnay and Pinot Noir, around one-fifth Pinot Meunier.

Cuvee Winston Churchill

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $259

● Producer: Pol Roger

●  Country: France

●  Region: Champagne

●  Vintage: 2015

●  Wine Style: Sparkling wine, complex and traditional.

●  Drinking Window: 2023 - 2045

●  Critic Score: 94

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

o  Champagne Pol Roger is a prominent Champagne producer based in Epernay.

o   It is known for its elegant, balanced house style made from equal proportions of Chardonnay, Pinot Noir and Pinot Meunier.

Grande Annee

●  Bottles: 90

●  Wine Searcher Average Price per Bottle: $186

●  Producer: Bollinger

●  Country: France

●  Region: Champagne

●  Vintage: 2014

●  Wine Style: Sparkling wine, complex and traditional.

●  Drinking Window: N/A

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o   Champagne Bollinger is one of the most famous houses in Champagne, in northern France.

o   It is notable for its muscular, Pinot Noir-dominant cuvée, and is widely available around the world.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $117,780 . The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex and Farr Vintners. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $81,666.60 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Champagne Stars #2 will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-CHAM2 is a collection of wines composed from the region of Champagne. Champagne's limited production, regulated by stringent appellation laws, contributes to its exclusivity and investment appeal. Over the past five years ending in December 2022, Champagne has been among the top-performing wine regions in the world, up 97% as measured by the Liv-ex Champagne 50 Index. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-CHAM2 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-CHAM2 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$81,667	84.19%
Broker Dealer Expense(2)	$970	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$485	0.50%
Storage & Maintenance(5)	$1,164	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$485	0.50%
Sourcing Fee(6)	$12,229	12.61%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$15,333	15.81%
Total Proceeds	$97,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-CHAM2 collection from the Manager for a total cost of $ 81,666.60 ..  Upon completion of the offering of the Series VV-CHAM2, the Series VV-CHAM2 will purchase the Series VV-CHAM2 Assets from the Company for $ 81,666.60 .. The Manager has acquired the assets from Liv-ex and Farr Vintners for $ 81,666.60 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-CHAM2.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-CHAM2 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-CHAM2 Interests.

The Series VV-GCW1 Asset

The discussions contained in this offering circular relating to the Series VV-GCW1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-GCW1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2020 Grand Cru Whites
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Joseph Drouhin Montrachet Marquis de Laguiche	2020	6	10.14%
Bouchard Montrachet	2020	12	25.84%
Bouchard Chevalier Montrachet La Cabotte	2020	1	3.18%
Domaine Leflaive Chevalier Montrachet	2020	3	13.97%
Etienne Sauzet Montrachet	2020	1	2.49%
William Fevre Chablis Grand Cru Les Clos	2020	96	26.29%
William Fevre Chablis Grand Cru Bougros "Cote Bougerots"	2020	30	6.67%
Henri Boillot Montrachet	2020	3	11.43%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-GCW1 Assets (the “2020 Grand Cru Whites”) for $44,867.74 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  The historic and highly respected wine region in eastern France has had devout followers of its wine throughout the world for centuries.

●  This is the heartland of Burgundy, and what most people readily refer to when they talk of the region. The Côte d'Or – the golden slope (or, as some suggest, the "oriental slope", as it broadly faces east) – is an escarpment that runs for 60km (40 miles) between southern Dijon in the north and the villages of Santenay and Maranges in the south.

●  The Côte d'Or is further divided in two with the Côte de Nuits in the northern half and the Côte de Beaune in the south.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Marquis de Laguiche Montrachet Grand Cru

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $1,116

●  Producer: Joseph Drouhin

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: 2026 - 2042

●  Critic Score: 91

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Joseph Drouhin is one of Burgundy's most important wine producers.

o  Founded in Beaune in 1880, the domaine has expanded throughout the 20th Century to include vineyards in Chablis, the Côte de Nuits, the Côte de Beaune and the Côte Chalonnaise, making everything from simple, village-level cuvées to highly priced grand cru and premier cru wines from Pinot Noir and Chardonnay.

Montrachet

●  Bottles: 12

●  Wine Searcher Average Price per Bottle: $1,290

●  Producer: Bouchard

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: 2025 - 2045

●  Critic Score: 94

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o  Bouchard Père et Fils is a sizable and historic Burgundy wine estate, based in Beaune.

o  The largest vineyard owner in the Côte d'Or, it produces more than 100 wines mostly made from Pinot Noir or Chardonnay, in a range that also includes appellations in the Maconnais, Côte Chalonnaise and Beaujolais regions.

La Cabotte Chevalier-Montrachet Grand Cru

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $1,680

● Producer: Bouchard

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: N/A

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Chevalier Montrachet

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $2,504

●  Producer: Domaine Leflaive

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: 2030 - 2060

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Domaine Leflaive, based in Puligny-Montrachet, is one of the most important producers in the Côte de Beaune.

o   Focusing almost entirely on white wines made from Chardonnay, the Domaine makes four grand cru wines and four premier crus in Puligny-Montrachet.

Montrachet

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $1,614

●  Producer: Etienne Sauzet

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: N/A

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Etienne Sauzet is an estate based in Puligny-Montrachet, making some of the most sought-after Chardonnay wines in Burgundy.

o   Sauzet's wines are prized for their elegance at village level and for their extra weight and concentration at Premier and Grand Cru level.

Chablis Grand Cru Les Clos

●  Bottles: 96

●  Wine Searcher Average Price per Bottle: $203

●  Producer: William Fevre

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: 2026 - 2055

●  Critic Score: 94

●  Vintage Quality: Excellent

●  Other Producer  Facts/Notes:

o   Domaine William Fèvre is one of the most prestigious of all Chablis houses and, despite its relative youth, produces some of the finest expressions of Chardonnay from the north of Burgundy.

o   The domaine holdings cover a wide range of vineyards, including numerous grand and premier cru Chablis sites.

William Fevre Chablis Grand Cru Bougros "Cote Bougerots"

●  Bottles: 30

●  Wine Searcher Average Price per Bottle: $177

●  Producer: William Fevre

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: 2024 - 2050

●  Critic Score: 94

●  Vintage Quality: Excellent

●  Other Producer  Facts/Notes:

o   Domaine William Fèvre is one of the most prestigious of all Chablis houses and, despite its relative youth, produces some of the finest expressions of Chardonnay from the north of Burgundy.

o   The domaine holdings cover a wide range of vineyards, including numerous grand and premier cru Chablis sites.

Montrachet

●  Bottles: 3

●  Wine Searcher Average Price per Bottle: $2,059

●  Producer: Henri Boillot

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: White - Buttery and Complex

●  Drinking Window: N/A

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer:

o   Domaine Henri Boillot is a wine producer based in Meursault known for its red and white wines from Côtes de Beaune appellations.

o   The premier and grand cru wines under the Maison Henri Boillot label are sourced from single-vineyard plots with single owners to preserve the authenticity of the site.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $63,957. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex and Farr Vintners. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $44,867.74 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2020 Grand Cru Whites will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-GCW1 is a collection of wines composed from the region of Burgundy. With centuries of winemaking history, the region's wines are highly sought-after by collectors and connoisseurs throughout the world. This strong demand, combined with an inherently limited supply, has led Burgundy to be one of the top-performing regions in recent years as measured by the Liv-ex Burgundy 150 Index, which is up 105% over the past five years culminating in December 2022. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-GCW1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-GCW1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$44,868	85.46%
Broker Dealer Expense(2)	$525	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$263	0.50%
Storage & Maintenance(5)	$630	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$263	0.50%
Sourcing Fee(6)	$5,952	11.34%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$7,632	14.54%
Total Proceeds	$52,500	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-GCW1 collection from the Manager for a total cost of $ 44,867.74 ..  Upon completion of the offering of the Series VV-GCW1, the Series VV-GCW1 will purchase the Series VV-GCW1 Assets from the Company for $ 44,867.74 .. The Manager has acquired the assets from Liv-ex and Farr Vintners for $ 44,867.74 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-GCW1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-GCW1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-GCW1 Interests.

The Series VV-HCC1 Asset

The discussions contained in this offering circular relating to the Series VV-HCC1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-HCC1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Hanyu Cask Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Hanyu Japanese Whisky Cask - 1st Fill Bourbon	2021	1	50.00%
Hanyu Japanese Whisky Cask - 1st Fill Bourbon	2022	1	50.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-HCC1 Assets (the “Hanyu Cask Collection”) for $96,000.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Japan has had an extraordinary rise in the whiskey world, which is all the more impressive considering its commercial whiskey history only began in 1923

●  For the first 75 years of the industry's life, it was almost entirely a domestic one, producing whiskey exclusively for the Japanese market but, around the year 2000, the market began exporting and interest in the product was spurred by a series of gold medals and trophies at prestigious competitions overseas.

●  Chichibu Distillery, a very small facility in the town of the same name in Saitama Prefecture. It began operations in 2008, becoming the first new distillery in the country since 1973.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Whisky Cask - 1st Fill Bourbon

●  Bottles: 1 (cask)

●  Acquisition Average Price per Bottle: $48,000 (no Wine Searcher pricing data)

●  Producer: Hanyu

●  Country: Japan

●  Region: N/A

●  Vintage: 2021

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o The Hanyu whisky distillery was located in a town of the same name.

o  The company was founded by the Akuto family, who had been in brewing business since the 1600s.

Whisky Cask - 1st Fill Bourbon

●  Bottles: 1 (cask)

●  Acquisition Average Price per Bottle: $48,000 (no Wine Searcher pricing data)

●  Producer: Hanyu

●  Country: Japan

●  Region: N/A

●  Vintage: 2022

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o The Hanyu whisky distillery was located in a town of the same name.

o  The company was founded by the Akuto family, who had been in brewing business since the 1600s.

Due to limited pricing data, the acquisition pricing data is used to determine the cumulative average price of all assets in the series of $96,000. The average acquisition price per bottle is the price paid by the Manager for the underlying assets. This price may be used in the absence of relevant market pricing data.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Dekanta. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $96,000.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Hanyu Cask Collection will remain in the Hanyu distillery storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-HCC1 is composed of collectible whiskies from Japan. Japanese whisky has gained significant international acclaim in recent years, winning numerous awards and surpassing its Scottish counterparts in certain categories. This rising global recognition has sparked a surge in demand, leading to increased market value and potential returns for investors. Secondly, limited production and scarcity of aged Japanese whisky contribute to its desirability among collectors. The Japanese whisky market as measured by the Rare Whisky 101 Japanese 100 index increased by 192.76% in the five years ending May 2023.

This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Hanyu distillery, a state of the art storage facility operated by Hanyu.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-HCC1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-HCC1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$96,000	81.36%
Broker Dealer Expense(2)	$1,180	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$590	0.50%
Storage & Maintenance(5)	$1,416	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$590	0.50%
Sourcing Fee(6)	$18,224	15.44%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$22,000	18.64%
Total Proceeds	$118,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-HCC1 collection from the Manager for a total cost of $ 96,000.00 .. Upon completion of the offering of the Series VV-HCC1, the Series VV-HCC1 will purchase the Series VV-HCC1 Assets from the Company for $ 96,000.00 .. The Manager has acquired the assets from Dekanta for $96,000.00.

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in Fan operating account for future Operating Expenses related to Series VV-HCC1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-HCC1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-HCC1 Interests.

The Series VV-MACAL5 Asset

The discussions contained in this offering circular relating to the Series VV-MACAL5 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-MACAL5 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

The Macallan Red Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
The Macallan Red Collection 40YO	NV	1	10.50%
The Macallan Red Collection 50YO	NV	1	34.95%
The Macallan Red Collection Guess Expression 77YO	NV	1	54.55%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-MACAL5 Assets (the “The Macallan Red Collection”) for $173,695.50 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Scotland lies to the north of England, between latitudes 55°N and 60°N degrees, and is divided roughly into three regions: the Highlands, the central Lowlands and the Borders, an upland area on the border with England.

●  Whisky is produced in a range of styles in Scotland, including single malts, blends, and grain whiskies.

●  The Macallan is one of Scotland's most famous distilleries, and produces one of the world's biggest-selling single malt whiskies.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Red Collection 40YO

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $43,005

●  Producer: The Macallan

●  Country: Scotland

●  Region: Speyside

●  Vintage: NV

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o The Macallan is situated on the banks of the Spey river in the heart of Speyside, the distillery is based at Easter Elchies estate, which covers 158 hectares (390 acres) of farmland.

o  The estate includes 37 ha (90 acres) planted to barley, which is used in the production of the whisky.

Red Collection 50YO

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $105,853

●  Producer: The Macallan

●  Country: Scotland

●  Region: Speyside

●  Vintage: NV

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o The Macallan is situated on the banks of the Spey river in the heart of Speyside, the distillery is based at Easter Elchies estate, which covers 158 hectares (390 acres) of farmland.

o  The estate includes 37 ha (90 acres) planted to barley, which is used in the production of the whisky.

Red Collection Guess Expression 77YO

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $130,014

●  Producer: The Macallan

●  Country: Scotland

●  Region: Speyside

●  Vintage: NV

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o The Macallan is situated on the banks of the Spey river in the heart of Speyside, the distillery is based at Easter Elchies estate, which covers 158 hectares (390 acres) of farmland.

o  The estate includes 37 ha (90 acres) planted to barley, which is used in the production of the whisky.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $278,872. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Edrington. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $173,695.50 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Macallan Red Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-MACAL5 is composed of collectible whiskies from Scotland. Scottish whisky has a long-standing global reputation for its exceptional quality and craftsmanship, making it a sought-after spirit among connoisseurs and collectors. Secondly, the demand for premium spirits, including whisky, has been steadily growing, particularly in emerging markets such as Asia and South America. This increased demand, coupled with limited supply and the unique aging process of whisky, has led to a rise in its market value over time.  The rare whisky market as measured by the Rare Whisky 101 RW Apex 1000 index increased by 66.46% in the five years ending May 2023.

This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Domaine Storage, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-MACAL5 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-MACAL5 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$173,696	80.79%
Broker Dealer Expense(2)	$2,150	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$1,075	0.50%
Storage & Maintenance(5)	$2,580	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$1,075	0.50%
Sourcing Fee(6)	$34,425	16.01%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$41,305	19.21%
Total Proceeds	$215,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-MACAL5 collection from the Manager for a total cost of $ 173,695.50 ..  Upon completion of the offering of the Series VV-MACAL5, the Series VV-MACAL5 will purchase the Series VV-MACAL5 Assets from the Company for $ 173,695.50 .. The Manager has acquired the assets from Edrington for $ 173,695.50 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-MACAL5.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-MACAL5 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-MACAL5 Interests.

The Series VV-MACAL6 Asset

The discussions contained in this offering circular relating to the Series VV-MACAL6 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-MACAL6 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Tales of The Macallan Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Tales of The Macallan - Volume 1	NV	1	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-MACAL6 Assets (the “Tales of The Macallan Collection”) for $87,120.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Scotland lies to the north of England, between latitudes 55°N and 60°N degrees, and is divided roughly into three regions: the Highlands, the central Lowlands and the Borders, an upland area on the border with England.

●  Whisky is produced in a range of styles in Scotland, including single malts, blends, and grain whiskies.

●  The Macallan is one of Scotland's most famous distilleries, and produces one of the world's biggest-selling single malt whiskies.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Tales of The Macallan Collection, Volume 1

●  Bottles: 1

●  Wine Searcher Average Price per Bottle: $150,564

●  Producer: The Macallan

●  Country: Scotland

●  Region: Speyside

●  Vintage: NV

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o The Macallan is situated on the banks of the Spey river in the heart of Speyside, the distillery is based at Easter Elchies estate, which covers 158 hectares (390 acres) of farmland.

o  The estate includes 37 ha (90 acres) planted to barley, which is used in the production of the whisky.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $150,564. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Edrington. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $87,120.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Tales of The Macallan Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-MACAL6 is composed of collectible whiskies from Scotland. Scottish whisky has a long-standing global reputation for its exceptional quality and craftsmanship, making it a sought-after spirit among connoisseurs and collectors. Secondly, the demand for premium spirits, including whisky, has been steadily growing, particularly in emerging markets such as Asia and South America. This increased demand, coupled with limited supply and the unique aging process of whisky, has led to a rise in its market value over time.  The rare whisky market as measured by the Rare Whisky 101 RW Apex 1000 index increased by 66.46% in the five years ending May 2023.

This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Domaine Storage, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-MACAL6 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-MACAL6 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$87,120	77.10%
Broker Dealer Expense(2)	$1,130	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$565	0.50%
Storage & Maintenance(5)	$1,356	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$565	0.50%
Sourcing Fee(6)	$22,264	19.70%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$25,880	22.90%
Total Proceeds	$113,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-MACAL6 collection from the Manager for a total cost of $ 87,120.00 ..  Upon completion of the offering of the Series VV-MACAL6, the Series VV-MACAL6 will purchase the Series VV-MACAL6 Assets from the Company for $ 87,120.00 .. The Manager has acquired the assets from Edrington for $ 87,120.00 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-MACAL6.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-MACAL6 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-MACAL6 Interests.

The Series VV-PNTC1 Asset

The discussions contained in this offering circular relating to the Series VV-PNTC1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-PNTC1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Pontet Canet Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Pontet Canet	2009	60	20.14%
Pontet Canet	2010	24	7.55%
Pontet Canet	2009	48	16.24%
Pontet Canet	2010	84	26.71%
Pontet Canet	2018	162	29.36%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-PNTC1 Assets (the “Pontet Canet Collection”) for $58,960.98 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Found in the southwest of France, the region needs little introduction as one of the world's most famous, prestigious and prolific wine regions.

●  The majority of Bordeaux wines (nearly 90 percent of production volume) are the dry, medium- and full-bodied red Bordeaux Blends that established its reputation.

●  Château Pontet-Canet is a critically lauded wine estate located in the Pauillac appellation of Bordeaux's northern Médoc region.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Chateau Pontet-Canet

●  Bottles: 108

●  Wine Searcher Average Price per Bottle: $330

●  Producer: Chateau Pontet-Canet

●  Country: France

●  Region: Bordeaux

●  Vintage: 2009

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2018 - 2065

●  Critic Score: 96

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

o The estate was ranked as a fifth growth in the 1855 Bordeaux Classification although in contemporary critical and popular circles, the estate is considered worthy of a much higher ranking.

o  Its grand vin is a classic, structured claret with great finesse, regularly achieving high scores and much in-demand worldwide. The second wine of the estate is Hauts de Pontet-Canet.

Chateau Pontet-Canet

●  Bottles: 108

●  Wine Searcher Average Price per Bottle: $300

●  Producer: Chateau Pontet-Canet

●  Country: France

●  Region: Bordeaux

●  Vintage: 2010

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2018 - 2070

●  Critic Score: 96

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

o The estate was ranked as a fifth growth in the 1855 Bordeaux Classification although in contemporary critical and popular circles, the estate is considered worthy of a much higher ranking.

o  Its grand vin is a classic, structured claret with great finesse, regularly achieving high scores and much in-demand worldwide. The second wine of the estate is Hauts de Pontet-Canet.

Chateau Pontet-Canet

●  Bottles: 162

●  Wine Searcher Average Price per Bottle: $173

●  Producer: Chateau Pontet-Canet

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2023 - 2055

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o The estate was ranked as a fifth growth in the 1855 Bordeaux Classification although in contemporary critical and popular circles, the estate is considered worthy of a much higher ranking.

o  Its grand vin is a classic, structured claret with great finesse, regularly achieving high scores and much in-demand worldwide. The second wine of the estate is Hauts de Pontet-Canet.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $96,066. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Wilkinson Vintners and Farr Vintners. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $58,960.98 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Pontet Canet Collection will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-PNTC1 is a collection of wines composed from the region of Bordeaux. Over the past five years ending in December 2022, the wines of Bordeaux as measured by the Liv-ex Bordeaux 500 Index, are up 19%. Today, Bordeaux wines continue to command a prominent position in the global wine market, epitomizing the region's enduring economic significance and the timeless allure of its exceptional vintages.

This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-PNTC1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-PNTC1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$58,961	85.45%
Broker Dealer Expense(2)	$690	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$345	0.50%
Storage & Maintenance(5)	$828	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$345	0.50%
Sourcing Fee(6)	$7,831	11.35%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,039	14.55%
Total Proceeds	$69,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-PNTC1 collection from the Manager for a total cost of $ 58,960.98 ..  Upon completion of the offering of the Series VV-PNTC1, the Series VV-PNTC1 will purchase the Series VV-PNTC1 Assets from the Company for $ 58,960.98 .. The Manager has acquired the assets from Wilkinson Vintners and Farr Vintners for $ 58,960.98 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-PNTC1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-PNTC1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-PNTC1 Interests.

The Series VV-SCC2 Asset

The discussions contained in this offering circular relating to the Series VV-SCC2 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SCC2 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Superlative Scottish Casks #2
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Tormore Barrel #393	2016	1	8.02%
Glenburgie Hogshead #300294	2015	1	12.23%
Tullibardine Barrel #659154	2014	1	6.25%
Ardmore Barrel #809565	2013	1	9.94%
Tamnavulin Barrel #130110419	2013	1	7.39%
Braeval Hogshead #100003888	2010	1	20.78%
Isle of Jura Barrel #90103943	2009	1	14.12%
Craigellachie Barrel #090003521	2009	1	10.55%
Royal Brackla Barrel #6795	2008	1	10.73%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-SCC2 Assets (the “Superlative Scottish Casks #2”) for $96,085.76 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Scotland is a part of the United Kingdom known for whisky.

●  Whisky is produced in a range of styles in Scotland, including single malts, blends, and grain whiskies.

●  Scotland is divided into six main regions: Highlands, Islands, Islay, Campbeltown, Lowlands and Speyside.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $7,706.25 (no Wine Searcher pricing data)

●  Producer: Tormore

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2016

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Tormore was the first distillery to be built in the Highlands in the 20th century, a circumstance that generated considerable interest.

Single Malt

●  Bottles: 1 (Hogshead)

●  Acquisition Average Price per Bottle: $11,749.50 (no Wine Searcher pricing data)

●  Producer: Glenburgie

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2015

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Glenburgie was founded in 1810 under the name 'Kilnflat' by William Paul.

o  Glenburgie’s production capacity stands at an impressive 4.2 million liter capacity and the water used is taken from local springs in the distillery’s specific area of Speyside, Morayshire.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $6,005 (no Wine Searcher pricing data)

●  Producer: Tullibardine

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2014

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

● Other Producer Facts/Notes:

o  Tullibardine Distillery is a single malt Scotch whisky producer based in the village of Blackford, at the foot of the Scottish Highlands, some 65km (40 miles) northeast of Glasgow.

o   The core range is comprised of the signature Sovereign single malt along with the 15, 20 and 25 year-old expressions and the 225, 228 and 500 labels – referring to the volume in liters of the casks used to age the whisky.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $9,547.50 (no Wine Searcher pricing data)

●  Producer: Ardmore

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2013

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   The Ardmore distillery sits at the highest point of the Northern railway line, 600 feet above sea level.

o   The Ardmore® Legacy celebrates the distillery’s unique location on the fringes of the Highlands, offering a lightly peated liquid that is sweet and uplifting.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $7,098.88 (no Wine Searcher pricing data)

●  Producer: Tamnavulin

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2013

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Tucked away on the edge of the River Livet, the skilled, time-served craftsmen and women at Tamnavulin Distillery have been creating our signature Speyside malt for over 50 years.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $19,966.88 (no Wine Searcher pricing data)

●  Producer: Braeval Hogshead

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2010

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Braeval has steadily grown in capacity and is now home to six stills (two large wash and four smaller spirit) all with thin necks and upward sloping lyne arms helping to generate a lighter style with some floral notes.

o   Braeval is rarely seen as a single malt – even independent bottlers scarcely have any.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $13,563 (no Wine Searcher pricing data)

●  Producer: Jura

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2009

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Jura Whisky is a Scottish single malt whisky distillery based on the island of Jura, just north of Islay, in the Inner Hebrides chain of western Scottish Islands.

o   Unlike the high number of distilleries on its southern neighbor, Islay, the Isle of Jura distillery is the only whisky producer on the island and (also in contrast to the generally smoky, peaty whiskies of the former) produces a subtle, unpeated single malt in a variety of expressions.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $10,141.25 (no Wine Searcher pricing data)

●  Producer: Craigellachie

● Country: United Kingdom

●  Region: Scotland

●  Vintage: 2009

●  Wine Style: Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Standing alone, perched high on the rock of Craigellachie (the craggy rock upon which the village stands), the distillery overlooks the confluences of the Rivers Fiddich and Spey, in the heart of Speyside.

Single Malt

●  Bottles: 1 (Cask)

●  Acquisition Average Price per Bottle: $10,307.50 (no Wine Searcher pricing data)

● Producer: Royal Brackla

●  Country: United Kingdom

●  Region: Scotland

●  Vintage: 2008

●  Wine Style: Single malt whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Royal Brackla Distillery, founded by Captain William Fraser in 1812.

o  Royal Brackla was the first Scotch whisky ever granted a Royal Warrant, by King William IV in 1833.

Due to limited pricing data, the acquisition pricing data is used to determine the cumulative average price of all assets in the series of $96,085.75 . The average acquisition price per bottle is the price paid by the Manager for the underlying assets. This price may be used in the absence of relevant market pricing data.

Asset Acquisition by Manager and by Series

As of May 10, 2023 , the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Farr Vintners. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $96,085.76 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Superlative Scottish Casks #2 will remain in the Scottish bonded storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

VV-SCC2 is composed of collectible whiskies from Scotland. Scottish whisky has a long-standing global reputation for its exceptional quality and craftsmanship, making it a sought-after spirit among connoisseurs and collectors. Secondly, the demand for premium spirits, including whisky, has been steadily growing, particularly in emerging markets such as Asia and South America. This increased demand, coupled with limited supply and the unique aging process of whisky, has led to a rise in its market value over time.  The rare whisky market as measured by the Rare Whisky 101 RW Apex 1000 index increased by 66.46% in the five years ending May 2023.

This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Scottish bonded, a state of the art storage facility operated by Farr Vintners.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SCC2 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-SCC2 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$96,086	85.03%
Broker Dealer Expense(2)	$1,130	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$565	0.50%
Storage & Maintenance(5)	$1,356	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$565	0.50%
Sourcing Fee(6)	$13,298	11.77%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,914	14.97%
Total Proceeds	$113,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-SCC2 collection from the Manager for a total cost of $ 96,085.76 ..  Upon completion of the offering of the Series VV-SCC2, the Series VV-SCC2 will purchase the Series VV-SCC2 Assets from the Company for $ 96,085.76 .. The Manager has acquired the assets from Farr Vintners for $ 96,085.76 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SCC2.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SCC2 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SCC2 Interests.

The Series VV-SUPR2 Asset

The discussions contained in this offering circular relating to the Series VV-SUPR2 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SUPR2 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2020 Super Tuscans
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Tignanello	2020	120	40.09%
Tignanello 1.5L	2020	2	1.45%
Tignanello 375ml	2020	36	5.82%
Ornellaia	2020	54	23.70%
Petrolo Galatrona	2020	36	5.37%
Tua Rita Per Sempre	2020	6	1.83%
Tua Rita Giusto di Notri	2020	60	6.40%
Tua Rita Redigaffi	2020	30	9.55%
Fattoria Le Pupille Saffredi	2020	36	5.79%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-SUPR2 Assets (the “2020 Super Tuscans ”) for $42,732.14 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Tuscany is one of the most famous and prolific wine regions anywhere in Europe.

●  It is best known for its Sangiovese-based dry red wines - which dominate output. These include Chianti, Brunello di Montalcino and Vino Nobile di Montepulciano.

●  Situated in central Italy, Tuscany's neighbors are Liguria and Emilia-Romagna to the north, Umbria and Marche to the east and Lazio to the south.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher as of June 9, 2023)

Tignanello Toscana IGT

●  Bottles: 158

●  Wine Searcher Average Price per Bottle: $183

●  Producer: Marchesi Antinori

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Antinori is a Tuscan-based wine company that is one of the largest and most prominent in Italy.

o  The Chianti Classico region forms the focus of operations, though the company has an estate in Umbria and international interests including Antica Napa Valley and a controlling stake in Vitis Metamorfosis in Romania. Around 20 million bottles are produced annually across 150 labels.

Bolgheri Superiore

●  Bottles: 54

●  Wine Searcher Average Price per Bottle: $276

●  Producer: Ornellaia

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window: 2024 - 2038

●  Critic Score: 93

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o   Ornellaia is one of the foremost producers in the Bolgheri appellation on the coast of Tuscany.

o   It is particularly known for making one of Italy's most famous and expensive wines, which shares the same name.

Galatrona

●  Bottles: 36

●  Wine Searcher Average Price per Bottle: $100

●  Producer: Petrolo

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window: 2022 - 2043

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o   Petrolo is a leading wine estate of Tuscany, Italy. It is located a mile or so to the east of Chianti Classico, within the Chianti Colli Aretini zone.

o    It is widely regarded as rivalling many Chianti Classico properties in terms of quality, and is best known for its high-quality Sangiovese-based wines.

Per Sempre

●  Bottles: 6

●  Wine Searcher Average Price per Bottle: $218

●  Producer: Tua Rita

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window: N/A

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer:

o   Azienda Agricola Tua Rita is a leading Tuscan wine estate located just outside Suvereto in the Colline Metallifere hill country.

o   The estate was founded in 1984 by Rita Tua and her husband Virgilio Bisti, beginning with a two-hectare (five-acre) plot at Notri, two kilometers (1.2 miles) due south of the town of Suvereto. This has grown to cover 30 hectares (75 acres) of vineyards, which are farmed organically.

Giusto di Notri

●  Bottles: 60

●  Wine Searcher Average Price per Bottle: $91● Producer: Tua Rita

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window: N/A

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer:

o   Azienda Agricola Tua Rita is a leading Tuscan wine estate located just outside Suvereto in the Colline Metallifere hill country.

o   The estate was founded in 1984 by Rita Tua and her husband Virgilio Bisti, beginning with a two-hectare (five-acre) plot at Notri, two kilometers (1.2 miles) due south of the town of Suvereto. This has grown to cover 30 hectares (75 acres) of vineyards, which are farmed organically.

Redigaffi

●  Bottles: 30

●  Wine Searcher Average Price per Bottle: $286

● Producer: Tua Rita

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window: N/A

●  Critic Score: 97

●  Vintage Quality: Good

●  Other Producer:

o   Azienda Agricola Tua Rita is a leading Tuscan wine estate located just outside Suvereto in the Colline Metallifere hill country.

o   The estate was founded in 1984 by Rita Tua and her husband Virgilio Bisti, beginning with a two-hectare (five-acre) plot at Notri, two kilometers (1.2 miles) due south of the town of Suvereto. This has grown to cover 30 hectares (75 acres) of vineyards, which are farmed organically.

Saffredi

●  Bottles: 36

●  Wine Searcher Average Price per Bottle: $114

●  Producer: Fattoria Le Pupille

●  Country: Italy

●  Region: Tuscany

●  Vintage: 2020

●  Wine Style: Red - Bold and Structured

●  Drinking Window:

●  Critic Score: 94

●  Vintage Quality: Good

●  Other Producer:

o   Fattoria Le Pupille is a leading wine estate in the Maremma region of coastal Tuscany.

o    It is best known for Saffredi, a Toscana IGT blend of Cabernet Sauvignon, Merlot and Petit Verdot that has been described as the Lafite of Tuscany.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $63,942. The Wine Searcher Average Price per Bottle is a the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of May 10, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $42,732.14 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2020 Super Tuscans will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Our VV-SUPR2 Collection is composed of collectible wines produced in Italy. Italy has gained increasing interest from wine collectors and consumers globally, thanks to its strong relative value proposition as compared to other leading fine wine regions. The country's top wines, which often exhibit exceptional quality, age-worthy characteristics, and limited production, making them highly sought after. Over the past five years ending in May 2023, top Italian wines have increased in value by 47.1% as measured by the Liv-ex Italy 100 Index.

This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SUPR2 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-SUPR2 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$42,732	86.33%
Broker Dealer Expense(2)	$495	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$248	0.50%
Storage & Maintenance(5)	$594	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$248	0.50%
Sourcing Fee(6)	$5,184	10.47%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$6,768	13.67%
Total Proceeds	$49,500	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-SUPR2 collection from the Manager for a total cost of $ 42,732.14 ..  Upon completion of the offering of the Series VV-SUPR2, the Series VV-SUPR2 will purchase the Series VV-SUPR2 Assets from the Company for $ 42,732.14 .. The Manager has acquired the assets from Liv-ex for $ 42,732.14 ..

(2)   We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SUPR2.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SUPR2 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SUPR2 Interests.

The Series VV-LB22 Asset

The discussions contained in this offering circular relating to the Series VV-LB22 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-LB22 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Left Bank 2022 En Primeur Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Beychevelle	2022	6	0.43%
Branaire Ducru	2022	12	0.51%
Branaire Ducru	2022	36	1.53%
Branaire Ducru	2022	24	1.02%
Branaire Ducru	2022	24	1.02%
Brane Cantenac	2022	6	0.39%
Brane Cantenac	2022	12	0.77%
Calon Segur	2022	6	0.66%
Calon Segur	2022	24	2.63%
Cantenac Brown	2022	12	0.52%
Cantenac Brown	2022	12	0.52%
Cantenac Brown	2022	12	0.52%
Carmes Haut Brion	2022	6	0.70%
Carmes Haut Brion	2022	12	1.39%
Carmes Haut Brion	2022	12	1.39%
Carmes Haut Brion	2022	12	1.39%
Carruades de Lafite	2022	18	3.48%

Carruades de Lafite	2022	6	1.16%
Chapelle La Mission Haut Brion	2022	6	0.42%
Clarence Haut Brion	2022	12	1.70%
Cos d"Estournel	2022	12	2.39%
Cos d"Estournel	2022	12	2.39%
Cos d"Estournel	2022	12	2.39%
D'Armailhac	2022	12	0.51%
Domaine de Chevalier	2022	12	0.71%
Domaine de Chevalier	2022	12	0.71%
Domaine de Chevalier	2022	12	0.71%
Ducru Beaucaillou	2022	12	2.39%
Ducru Beaucaillou	2022	12	2.39%
Ducru Beaucaillou	2022	12	2.39%
Duhart Milon	2022	24	1.54%
Duhart Milon	2022	6	0.39%
Grand Puy Lacoste	2022	12	0.76%
Haut Bailly	2022	24	3.09%
Issan	2022	24	1.31%
Issan	2022	24	1.31%
La Mission Haut Brion	2022	12	3.40%
La Mission Haut Brion	2022	12	3.40%
La Mission Haut Brion	2022	6	1.70%
Lagrange	2022	24	1.02%
Lagrange	2022	36	1.53%
Leoville Barton	2022	12	0.83%
Leoville Las Cases	2022	3	0.84%
Leoville Las Cases	2022	3	0.84%
Leoville Poyferre	2022	12	1.08%
Leoville Poyferre	2022	12	1.08%
Leoville Poyferre	2022	12	1.08%
Lynch Bages	2022	12	1.36%
Leoville Las Cases	2022	6	1.48%
Lynch Bages	2022	24	2.72%
Lynch Bages	2022	24	2.72%
Lynch Bages	2022	12	1.36%
Montrose	2022	12	1.85%
Montrose	2022	12	1.85%
Montrose	2022	6	0.93%
Palmer	2022	6	1.90%
Palmer	2022	6	1.90%
Pape Clement	2022	24	1.61%
Pape Clement	2022	24	1.61%
Pape Clement	2022	12	0.80%
Pavillon Rouge	2022	3	0.51%
Pichon Baron	2022	12	1.73%
Pichon Lalande	2022	12	2.19%
Pichon Lalande	2022	12	2.19%
Pichon Lalande	2022	12	2.19%
Pontet Canet	2022	6	0.58%
Pontet Canet	2022	12	1.16%
Pontet Canet	2022	24	2.32%
Smith Haut Lafitte	2022	6	0.73%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-LB22 Assets (the “Left Bank 2022 En Primeur Collection”) for $101,623.13 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

● Found in the southwest of France, the region needs little introduction as one of the world's most famous, prestigious and prolific wine regions.

●  The majority of Bordeaux wines (nearly 90 percent of production volume) are the dry, medium- and full-bodied red Bordeaux Blends that established its reputation.

●  The finest (and most expensive) of these are the wines from the great châteaux of the Haut-Médoc and the Right Bank appellations Saint-Émilion and Pomerol.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Beychevelle

●  Bottles: 6

● Wine Searcher Average Price per Bottle: $95

●  Producer: Château Beychevelle

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2065

●  Critic Score: 94

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Beychevelle is a well-regarded wine estate based in the Saint-Julien appellation of Bordeaux's northern Haut-Médoc wine region, on the left bank of the Gironde estuary.

o Château Beychevelle’s  flagship, Cabernet Sauvignon-dominant, wine is known for its supple power and smooth, rich texture, and better vintages have great aging ability.

Branaire Ducru

●  Bottles: 96

● Wine Searcher Average Price per Bottle: $52.33

●  Producer: Château Branaire-Ducru

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window:  2028-2065

●  Critic Score: 94

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Branaire-Ducru is a wine estate based the Saint-Julien appellation, in the Haut-Médoc region, on the so-called "left bank" of the Garonne estuary north of the city of Bordeaux.

o Château Branaire-Ducru  was ranked a fourth growth in the 1855 Classification of Médoc and the Graves.

Brane Cantenac

●  Bottles: 18

● Wine Searcher Average Price per Bottle: $82

● Producer: Château Brane-Cantenac

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2065

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Brane-Cantenac is a well-regarded wine estate based in the Margaux appellation, in the Haut-Médoc region just north of Bordeaux city.

o Château Brane-Cantenac was ranked a second growth in the 1855 Classification of the Médoc and Graves and regularly receives praise for its eponymously titled "grand vin".

Calon Segur

●  Bottles: 30

● Wine Searcher Average Price per Bottle: $139

●  Producer: Château Calon-Ségur

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2066

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Calon-Ségur is a well-regarded wine estate located in the commune of Saint-Estèphe, on the left bank of the Gironde estuary in northern Bordeaux.

o  Château Calon-Ségur was rated as a third growth in the 1855 Classification of the Médoc and Graves and is unique in the Médoc as the vineyards are in one single plot surrounded by tall stone walls.

Cantenac Brown

●  Bottles: 36

● Wine Searcher Average Price per Bottle: $55

●  Producer: Château Cantenac-Brown

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2027-2066

●  Critic Score: 94

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Cantenac-Brown is a notable wine estate located in Margaux, on the left bank of the Gironde river in Bordeaux.

o    Château Cantenac-Brown was established in the early 19th Century and was classified as a third growth in the 1855 Classification of the Medoc and Graves.

Carmes Haut Brion

●  Bottles: 42

● Wine Searcher Average Price per Bottle: $200

●  Producer: Château Les Carmes Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2066

●  Critic Score:  97

●  Vintage Quality: N/A

●  Other Producer:

o   Château Les Carmes Haut-Brion is a Bordeaux estate that was once part of the famed First Growth Château Haut-Brion.

o   Situated in Pessac-Léognan, in the southwestern outskirts of Bordeaux town and on the "left bank" of the Garonne river, the Château Les Carmes Haut-Brion vineyards and wines are Merlot and Cabernet Franc dominant with a small amount of Cabernet Sauvignon – an uncommon ratio for the commune.

Carruades de Lafite

●  Bottles: 24

● Wine Searcher Average Price per Bottle: $230

●  Producer: Château Lafite Rothschild

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2027-2055

●  Critic Score: 93

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

O Carruades de Lafite is the second wine produced by, Château Lafite Rothschild which is a wine estate in the Pauillac region of the Médoc, producing one of the most sought-after and expensive red wines in the world.

o  Lafite Rothschild is known for its perfume, elegance, finesse and harmony, in contrast to the more powerful Latour and Mouton Rothschild.

Chapelle La Mission Haut Brion

●  Bottles: 6

● Wine Searcher Average Price per Bottle: $90

●  Producer: Château La Mission Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2060

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Chapelle La Mission Haut Brion is the second wine of  Château La Mission Haut-Brion which is an estate in the Pessac-Léognan appellation in the northern Graves, a few miles southwest of Bordeaux's city center.

o  Its near-neighbor and sister estate Château Haut-Brion was the only estate from the region featured in the 1855 Bordeaux Classification, but La Mission Haut-Brion (rated a Graves Grand Cru in the 1959 rankings) is often judged and priced as the equal of Haut-Brion and the other first growths.

Clarence Haut Brion

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $175

● Producer: Château Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2027-2045

●  Critic Score: 93

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Clarence Haut Brion is the second wine of  Château Haut-Brion which  is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

o   Located in Pessac-Léognan, south of the city of Bordeaux, the château is rather far removed from its counterparts, all of which are found in the Médoc.

Cos d"Estournel

●  Bottles: 36

● Wine Searcher Average Price per Bottle:$238

●  Producer: Cos d'Estournel

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2065

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Cos d'Estournel is a vineyard and winery in the Saint-Estèphe appellation of the Médoc.

o   In the 1855 Classification, Cos d'Estournel was classified as a second growth and remains one of the most prominent and sought-after of all Bordeaux wines.

D'Armailhac

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $53

●  Producer: Château d'Armailhac

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2060

●  Critic Score: 93

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château d'Armailhac is a wine estate in the Pauillac appellation of Bordeaux's northern Haut-Médoc wine region.

o   Improvements in quality in recent decades mean that Château d'Armailhac is now regarded as one of Pauillac's best-value wines.

Domaine de Chevalier

●  Bottles: 36

● Wine Searcher Average Price per Bottle: $74

●  Producer: Domaine de Chevalier

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2065

●  Critic Score:  95

●  Vintage Quality: N/A

●  Other Producer:

o   Domaine de Chevalier is a highly-regarded wine estate in the Pessac-Léognan appellation of the Graves region just south of Bordeaux city.

o Domaine de Chevalier was classified a Grand Cru Classé de Graves in 1959 for both its red (a Cabernet Sauvignon-dominant blend) and white (a classic white Bordeaux Blend) wines.

Ducru Beaucaillou

●  Bottles: 36

● Wine Searcher Average Price per Bottle: $238

●  Producer: Château Ducru-Beaucaillou

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2065

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Ducru-Beaucaillou is a well-regarded wine estate in the Saint-Julien appellation of Bordeaux's Haut-Médoc wine region, on the so-called "left bank" of the Gironde estuary.

o  Château Ducru-Beaucaillou and its eponymous grand vin (the estate's principle wine) was rated a second growth in the 1855 Bordeaux Classification.

Duhart Milon

●  Bottles: 30

● Wine Searcher Average Price per Bottle: $78

●  Producer: Château Duhart-Milon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2026-2050

●  Critic Score: 93

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Duhart-Milon, previously known as Duhart-Milon-Rothschild, is a wine estate based in the Pauillac appellation of the Médoc, just north of Bordeaux city.

o   The Duhart Milon grand vin (the eponymous, flagship wine) is known for its elegance, combined with Paulliac's typical power.

Grand Puy Lacoste

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $74

● Producer: Château Grand-Puy-Lacoste

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2027-2065

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Grand-Puy-Lacoste is a wine estate situated on a low hillock (or "puy") above the village of Bages in the Pauillac region of the Médoc.

o   Classified as a fifth growth in the 1855 Bordeaux Classification, the Cabernet Sauvignon-dominant Grand Puy Lacoste grand vin is known for its velvety texture and cigar box and cassis aromas.

Haut Bailly

●  Bottles: 24

● Wine Searcher Average Price per Bottle: $154

●  Producer: Château Haut-Bailly

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2066

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Haut-Bailly is a historic wine estate located in Pessac-Léognan on the left bank of the Gironde.

o   Half a century ago, the Cabernet Sauvignon-dominant wine frequently commanded the same prices as the first growth wines and, in the 1959 Graves Classification, Château Haut-Bailly was given Grand Cru Classé status.

Issan

●  Bottles: 48

● Wine Searcher Average Price per Bottle: $67

●  Producer: Château d'Issan

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2060

●  Critic Score: 94

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château d'Issan is a property in the Margaux appellation, rated as a third growth in the official Bordeaux Classification of 1855

o   Château d'Issan is known for its richly aromatic, silky wine of the same name.

La Mission Haut Brion

●  Bottles: 30

● Wine Searcher Average Price per Bottle: $345

●  Producer: Château La Mission Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2060

●  Critic Score:  96

●  Vintage Quality: N/A

●  Other Producer:

o   Château La Mission Haut-Brion is an estate in the Pessac-Léognan appellation in the northern Graves, a few miles southwest of Bordeaux's city center.

o   Its near-neighbor and sister estate Château Haut-Brion was the only estate from the region featured in the 1855 Bordeaux Classification, but La Mission Haut-Brion (rated a Graves Grand Cru in the 1959 rankings) is often judged and priced as the equal of Haut-Brion and the other first growths.

Lagrange

●  Bottles: 60

● Wine Searcher Average Price per Bottle: $53

●  Producer: Château Lagrange

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2026-2066

●  Critic Score: 94

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Lagrange is a well-regarded wine estate based in the Saint-Julien appellation of the Haut-Médoc region, north of Bordeaux city on the so-called "left bank" of the Gironde estuary.

o  Château Lagrange was classified as a third growth in the 1855 Classification of the Médoc and Graves.

Leoville Barton

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $85

●  Producer: Château Léoville Barton

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2066

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Léoville Barton is a well-regarded estate in the Saint-Julien region of Bordeaux, ranked a second growth in the 1855 Classification.

o  Quality has soared since the 1980s, and Leoville Barton  is considered one of the most dependable wines in Bordeaux, gaining regular praise for its reasonable pricing.

Leoville Las Cases

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $309

● Producer: Château Léoville-Las Cases

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2072

●  Critic Score: 98

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Léoville-Las Cases is an estate in the Saint-Julien appellation of Bordeaux, ranked as a second growth in the 1855 Classification of the Médoc and Graves.

o   Typical of the appellation, Château Léoville-Las Cases is Cabernet Sauvignon-dominant, with smaller amounts of Merlot and Cabernet Franc.

Leoville Poyferre

●  Bottles: 36

● Wine Searcher Average Price per Bottle: $115

●  Producer: Château Léoville Poyferré

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2065

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Léoville Poyferré is a wine estate in the Saint-Julien appellation of Haut-Médoc wine region, just north of Bordeaux town.

o  Château Léoville Poyferrét was rated a second growth in the 1855 Bordeaux Classification, and was traditionally the softest of the three Léovilles. However, in the last few decades, the Cabernet Sauvignon-dominant wine has gained weight and density.

Lynch Bages

●  Bottles: 72

● Wine Searcher Average Price per Bottle: $136

●  Producer: Château Lynch-Bages

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2066

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Lynch-Bages is situated in the Pauillac commune of the Médoc region in Bordeaux.

o   The Lynch Bages grand vin, which is made predominantly from Cabernet Sauvignon, is known for its structure and intensity, and can age for 20 years or more. It ranks among the best in the appellation.

Montrose

●  Bottles: 30

● Wine Searcher Average Price per Bottle: $185

●  Producer: Château Montrose

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2067

●  Critic Score:  98

●  Vintage Quality: N/A

●  Other Producer:

o   Château Montrose is a well-regarded and critically much-lauded wine estate based in the Saint-Estèphe appellation of Bordeaux's northern Médoc region.

o  Château Montrose was ranked as a second growth in the 1855 Bordeaux Classification, and is regarded as one of the very best properties at that level.

Palmer

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $375

●  Producer: Château Palmer

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2067

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Palmer is a wine estate located in the Margaux appellation of the Médoc.

O Château Palmer was ranked as a third growth in the 1855 Bordeaux Classification, although for many decades it has been consistently rated as one of the best wines in the region.

Pape Clement

●  Bottles: 60

● Wine Searcher Average Price per Bottle: $80

●  Producer: Château Pape Clément

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2066

●  Critic Score: 94

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Pape Clément is a grand cru wine estate in the Pessac-Léognan appellation in Graves.

o  Château Pape Clément is one of the oldest estates in Bordeaux, dating back to the 13th Century, and is now just 15 minutes from the center of Bordeaux city, and surrounded by urban development.

Pavillon Rouge

●  Bottles: 3

● Wine Searcher Average Price per Bottle: $195

● Producer: Château Margaux

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2027-2060

●  Critic Score: 93

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Pavillon Rouge is the second wine of Château Margaux which is one of Bordeaux's most famous wine estates, located just east of Margaux itself in the Médoc.

o   Along with Lafite, Latour and Haut-Brion, it was rated as a first growth in the original 1855 Bordeaux Classification of the Médoc.

Pichon Baron

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $170

●  Producer: Château Pichon-Longueville Baron

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2067

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Pichon-Longueville Baron, often referred to simply as "Pichon Baron", is a well-regarded wine estate in the Pauillac appellation of Bordeaux's Haut-Médoc wine region, on the so-called "left bank" of the Gironde estuary.

o Château Pichon-Longueville Baron was rated as a second growth in the 1855 Bordeaux Classification and as with other top Pauillac wines, the grand vin is prized for its combination of powerful dark fruits, finesse and elegance, and the ability to age for many decades.

Pichon Lalande

●  Bottles: 36

● Wine Searcher Average Price per Bottle: $230

●  Producer: Château Pichon Longueville Comtesse de Lalande

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2069

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Pichon Longueville Comtesse de Lalande is a highly regarded wine estate in the Pauillac appellation of the Haut-Médoc region of northern Bordeaux

o   Often shortened in common parlance to "Pichon-Lalande" or "Pichon Comtesse" (partly to differentiate it from neighbor, Château Pichon-Longueville Baron), the estate produces a regularly lauded, Cabernet Sauvignon-dominant grand vin.

Pontet Canet

●  Bottles: 42

● Wine Searcher Average Price per Bottle: $115

●  Producer: Château Pontet-Canet

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2060

●  Critic Score:  96

●  Vintage Quality: N/A

●  Other Producer:

o   Château Pontet-Canet is a critically lauded wine estate located in the Pauillac appellation of Bordeaux's northern Médoc region.

o   Château Pontet-Canet was ranked as a fifth growth in the 1855 Bordeaux Classification although in contemporary critical and popular circles, the estate is considered worthy of a much higher ranking.

Smith Haut Lafitte

●  Bottles: 6

● Wine Searcher Average Price per Bottle: $145

●  Producer: Château Smith Haut Lafitte

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2066

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Smith Haut Lafitte is located in Pessac-Léognan on the Left Bank of the Garonne River.

o  During the 1959 Classification of the Graves Château Smith Haut Lafitte was rated as Grand Cru Classé for its red wine. Nowadays the estate is also considered to produce one of the foremost examples of white Bordeaux.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $123,946.68. The Wine Searcher Average Price per Bottle is the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of July 13, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Freixenet Gratien, CVBG, Joanne, Legrande, Twins, RCA, Ginestet. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $101,623.13 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Left Bank 2022 En Primeur Collection will remain in the London City Bond storage facility.

Market Assessment

VV-LB22 is a collection of wines composed from the region of Bordeaux. Over the past five years ending in December 2022, the wines of Bordeaux as measured by the Liv-ex Bordeaux 500 Index, are up 19%. Today, Bordeaux wines continue to command a prominent position in the global wine market, epitomizing the region's enduring economic significance and the timeless allure of its exceptional vintages. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with LLOYDS  to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored in barrels at each respective chateau until bottling. Once bottled, the goods will be stored at London City Bond, a state of the art wine storage facility operated by London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-LB22 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-LB22 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$101,623	84.69%
Broker Dealer Expense(2)	$1,200	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$600	0.50%
Storage & Maintenance(5)	$1,440	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$600	0.50%
Sourcing Fee(6)	$14,537	12.11%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$18,377	15.31%
Total Proceeds	$120,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-LB22 collection for a total cost of $101,623.13.  Upon completion of the offering of the Series VV-LB22, the Series VV-LB22 will purchase the Series VV-LB22 Assets from the asset seller for $101,623.13.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-LB22.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-LB22 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-LB22 Interests.

The Series VV-RB22 Asset

The discussions contained in this offering circular relating to the Series VV-RB22 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-RB22 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Right Bank 2022 En Primeur Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Canon	2022	24	6.65%
Beau-Sejour Becot	2022	12	1.58%
Cheval Blanc	2022	6	6.51%
Cheval Blanc	2022	6	6.51%
Cheval Blanc	2022	6	6.51%
Clos du Clocher	2022	36	3.91%
Clos Fourtet	2022	12	2.60%
Clos Fourtet	2022	12	2.60%
Conseillante	2022	6	3.07%
Figeac	2022	12	6.98%
L'Eglise Clinet	2022	6	3.60%
L'Evangile	2022	12	5.98%
l'If	2022	12	3.46%
La Gaffeliere	2022	48	6.04%
Larcis Ducasse	2022	12	1.91%
Pavie	2022	6	4.15%
Pavie	2022	6	4.15%
Pavie Macquin	2022	12	1.86%
Pavie Macquin	2022	12	1.86%
Quintus	2022	12	2.66%
Troplong Mondot	2022	24	5.65%
Troplong Mondot	2022	12	2.83%
Troplong Mondot	2022	24	5.65%
Valandraud	2022	12	3.27%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-RB22 Assets (the “Right Bank 2022 En Primeur Collection”) for $47,224.04 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Found in the southwest of France, Bordeaux needs little introduction as one of the world's most famous, prestigious and prolific wine regions.

●  The majority of Bordeaux wines (nearly 90 percent of production volume) are the dry, medium- and full-bodied red Bordeaux Blends that established its reputation.

●  The finest (and most expensive) of these are the wines from the great châteaux of the Haut-Médoc and the Right Bank appellations Saint-Émilion and Pomerol.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Canon

●  Bottles: 24

● Wine Searcher Average Price per Bottle: $160

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2065

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Canon is a Premier Grand Cru Classé château in Saint-Émilion, Bordeaux.

o  It owns pockets of vineyards close to Saint-Émilion town, with a large core parcel right on the very edge.

Beau-Sejour Becot

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $81

●  Producer: Château Beau-Séjour Bécot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2024-2060

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Beau-Séjour Bécot is a Bordeaux producer in Saint-Émilion, with a Premier Grand Cru Classé B status based on the 1955 classification

o  The grand vin is, as one would expect here, a Merlot-dominant blend, as is the second wine, Petit Bécot (formerly Tournelle de Beau-Séjour Bécot).

Cheval Blanc

●  Bottles:12

● Wine Searcher Average Price per Bottle: $630

● Producer: Château Cheval Blanc

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2065

●  Critic Score: 98

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Cheval Blanc is a highly lauded wine estate in the Saint-Émilion region of northeast Bordeaux

o   It is certainly the most famous Cabernet Franc-based wine in the world, albeit often alongside very similar levels of Merlot.

Clos du Clocher

●  Bottles: 36

● Wine Searcher Average Price per Bottle: $69

●  Producer: Jean-Baptiste Audy

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2060

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Jean-Baptiste Audy is family-run négociant firm based in Libourne and owner of a number of châteaux estates across Bordeaux's Right Bank

o   Operating from its base on the Quai du Priourat on the very banks of the Dordogne in Libourne town (a historic négociant location – JP Janoueix is a neighbor and JP Moueix is a few doors down), Jean-Baptiste Audy also has exclusive trade and distribution partnerships with numerous châteaux.

Clos Fourtet

●  Bottles: 24

● Wine Searcher Average Price per Bottle: $121

●  Producer: Clos Fourtet

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2060

●  Critic Score: 96

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Clos Fourtet is a Premier Grand Cru Classé estate in Saint-Émilion, Bordeaux.

o   The Merlot-dominant wine is prized for its combination of elegance with ripe berry fruit, and has long been a favorite of critics and successful at award shows.

Conseillante

●  Bottles: 6

● Wine Searcher Average Price per Bottle: $295

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2069

●  Critic Score:  97

●  Vintage Quality: N/A

●  Other Producer:

o   Château La Conseillante is a highly-regarded and critically well-received wine estate in the Pomerol district of Bordeaux, known for its Merlot-based grand vin.

o   The vineyard is situated in the east of the appellation on the border with Saint-Émilion and adjoining properties include Château L'Évangile and Vieux Château Certan in Pomerol, and Cheval Blanc in Saint-Émilion to the southeast.

Figeac

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $329

●  Producer: Château Figeac

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2065

●  Critic Score: 98

●  Vintage Quality: N/A

●  Other Producer:

o   Château Figeac is a highly rated and well regarded wine estate in the Saint-Émilion appellation of Bordeaux, on the so-called right bank of the Dordogne river in the northeast of the region

o   Figeac's eponymous flagship wine (or "grand vin" as is often called) is known for its rich nose, silky texture and elegance, and for its aging potential in better vintages.

L'Eglise Clinet

●  Bottles: 6

● Wine Searcher Average Price per Bottle: $350

●  Producer: Château L'Église-Clinet

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2066

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer:

o   Château L'Église-Clinet is a small, critically acclaimed producer in the Pomerol appellation of Bordeaux.

o   Over recent vintages its average scores from critics have been some of the very highest in the region, and auction prices very much reflect this acclaim.

L'Evangile

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $278

●  Producer: Château l'Évangile

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2065

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer:

o   Château l'Évangile is a wine estate based in the Pomerol appellation of Bordeaux's so-called "right bank" – the area north of the Dordogne river encompassing Pomerol, Saint-Emilion and their satellite appellations.

o   In keeping with the general makeup of grape varieties in this subzone, Château l'Évangile produces a Merlot-dominant wine, albeit one that is consistently among the most highly rated of the Pomerol appellation.

l'If

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $170

●  Producer: L'If

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2027-2060

●  Critic Score:   94

●  Vintage Quality: N/A

●  Other Producer:

o   L'If is a Bordeaux Right Bank wine estate in the Saint-Émilion appellation, known for its red wine blend of Merlot and Cabernet Franc, and for its association with Le Pin.

o   The main part of the l’If vineyard is situated to the east of Saint-Émilion village, not far from Château-Troplong Mondot, with the remainder around one mile away.

La Gaffeliere

●  Bottles: 48

● Wine Searcher Average Price per Bottle: $75

●  Producer: Château La Gaffelière

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2028-2065

●  Critic Score:  95

●  Vintage Quality: N/A

●  Other Producer:

o   Château La Gaffelière is a Bordeaux wine estate in the appellation of Saint-Émilion, and one of the oldest family-owned vineyards in the region

o    As with many of its neighbors, Château La Gaffelière's wine is Merlot-dominant, with a small proportion of Cabernet Franc.

Larcis Ducasse

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $53

●  Producer: Château Larcis-Ducasse

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2065

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer:

o   Château Larcis-Ducasse is a Premier Grand Cru Classe B wine producer based in the Bordeaux appellation of Saint-Émilion.

o   The château and surrounding land are located on the Côte Pavie, where the site lies adjacent to the esteemed Château Pavie. Like Pavie, Larcis-Ducasse produces a Merlot-dominant Bordeaux blend.

Pavie

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $389

●  Producer: Château Pavie

●  Country:France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2030-2063

●  Critic Score:  97

●  Vintage Quality: N/A

●  Other Producer:

o   Château Pavie is a critically acclaimed – if sometimes controversial – wine estate in the Saint-Émilion appellation of northeastern Bordeaux, on the right bank of the Dordogne river.

o   Originally named a Premier Grand Cru Classé (B) in the 1955 classification of Saint-Émilion wines, Chateau Pavie  was promoted to Premier Grand Cru Classé (A) status in the 2012 iteration. It is known for its Merlot-dominant grand vin.

Pavie Macquin

●  Bottles: 24

● Wine Searcher Average Price per Bottle: $86

●  Producer: Château Pavie Macquin

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2026-2040

●  Critic Score:  94

●  Vintage Quality: N/A

●  Other Producer:

o   Château Pavie Macquin is a producer in the Saint-Émilion appellation with premier grand cru classé B status.

o   Located in Saint-Émilion the right bank of Bordeaux, the Grand Vin of Pavie Macquin is a Merlot-dominant Bordeaux red blend with a small amount of Cabernet Franc and Cabernet Sauvignon.

Quintus

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $130

●  Producer: Château Quintus

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2060

●  Critic Score:  93

●  Vintage Quality: N/A

●  Other Producer:

o   Château Quintus is a well-regarded Saint-Emilion estate established by Domaine Clarence Dillon (which runs the Premier Grand Cru Classé Château Haut-Brion and neighbor La Mission Haut-Brion) in 2011.

o   Quintus lies southwest of St-Emilion town, on a prominent spur of the southern escarpment that delimits the region's best winegrowing land, looking out onto the Dordogne river valley.

Troplong Mondot

●  Bottles: 60

● Wine Searcher Average Price per Bottle: $135

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2025-2065

●  Critic Score:  95

●  Vintage Quality: N/A

●  Other Producer:

o   Château Troplong Mondot is a producer located on the hills of Saint-Émilion, on the right bank of the Gironde in Bordeaux.

o   Typically for the region, Merlot is the dominant grape variety in the Troplong Mondot Grand Vin.

Valandraud

●  Bottles: 12

● Wine Searcher Average Price per Bottle: $155

●  Producer: Château de Valandraud

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2029-2060

●  Critic Score:  96

●  Vintage Quality: N/A

●  Other Producer:

o   Château de Valandraud is a producer in Saint-Émilion classified as Premier Grand Cru Classé B.

o   The Merlot-dominantValandraud  grand vin is part of a relatively large portfolio which includes a number of red wines made from the classic Bordeaux blend, as well as a couple of white wines made from Sauvignon Blanc and Sémlkmillon.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $57,222. The Wine Searcher Average Price per Bottle is the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of July 13, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Twins, Joanne, CVBG, Legrande, and Freixenet Gratien. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $47,224.04 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Right Bank 2022 En Primeur Collection will remain in the London City Bond storage facility.

Market Assessment

VV-RB22 is a collection of wines composed from the region of Bordeaux. Over the past five years ending in December 2022, the wines of Bordeaux as measured by the Liv-ex Bordeaux 500 Index, are up 19%. Today, Bordeaux wines continue to command a prominent position in the global wine market, epitomizing the region's enduring economic significance and the timeless allure of its exceptional vintages. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with LLOYDS  to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored in barrels at each respective chateau until bottling. Once bottled, the goods will be stored at London City Bond, a state of the art wine storage facility operated by London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-RB22 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-RB22 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$47,224	84.33%
Broker Dealer Expense(2)	$560	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$280	0.50%
Storage & Maintenance(5)	$672	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$280	0.50%
Sourcing Fee(6)	$6,984	12.47%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$8,776	15.67%
Total Proceeds	$56,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-RB22 collection for a total cost of $47,224.04.  Upon completion of the offering of the Series VV-RB22, the Series VV-RB22 will purchase the Series VV-RB22 Assets from the asset seller for $47,224.04.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-RB22.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-RB22 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-RB22 Interests.

The Series VV-FG22 Asset

The discussions contained in this offering circular relating to the Series VV-FG22 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-FG22 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

First Growth 2022 En Primeur Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Haut Brion	2022	12	7.16%
Haut Brion	2022	12	7.16%
Haut Brion	2022	24	14.32%
Lafite Rothschild	2022	3	2.01%
Lafite Rothschild	2022	6	4.02%
Lafite Rothschild	2022	12	8.05%
Lafite Rothschild	2022	36	24.15%
Lafite Rothschild	2022	12	8.05%
Margaux	2022	3	1.79%
Margaux	2022	6	3.58%
Margaux	2022	3	1.79%
Mouton Rothschild	2022	6	3.58%
Mouton Rothschild	2022	12	7.16%
Mouton Rothschild	2022	12	7.16%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-FG22 Assets (the “First Growth 2022 En Primeur Collection”) for $94,241.40 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

● Found in the southwest of France, the region needs little introduction as one of the world's most famous, prestigious and prolific wine regions.

●  The majority of Bordeaux wines (nearly 90 percent of production volume) are the dry, medium- and full-bodied red Bordeaux Blends that established its reputation.

●  The finest Bordeaux wines (and most expensive) of these are the wines from the great châteaux of the Haut-Médoc and the Right Bank appellations Saint-Émilion and Pomerol.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Haut Brion

●  Bottles: 48

●  Wine Searcher Average Price per Bottle: $662

●  Producer: Château Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red – Savory and Classic

●  Drinking Window: 2035-2060

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Château Haut-Brion is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

o  Located in Pessac-Léognan, south of the city of Bordeaux, the château is rather far removed from its counterparts, all of which are found in the Médoc.

Lafite Rothschild

●  Bottles: 69

●  Wine Searcher Average Price per Bottle: $749

●  Producer: Château Lafite Rothschild

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red - Savory and Classic

●  Drinking Window: 2032-2080

●  Critic Score: 98

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Lafite Rothschild is a wine estate in the Pauillac region of the Médoc, producing one of the most sought-after and expensive red wines in the world.

o  Lafite Rothschild is known for its perfume, elegance, finesse and harmony, in contrast to the more powerful Latour and Mouton Rothschild. Nevertheless, great vintages can age for 50 years or more.

Margaux

●  Bottles: 12

●  Wine Searcher Average Price per Bottle: $689

● Producer: Chateau Margaux

●  Country: France

●  Region: Bordeaux

●  Vintage: 2022

●  Wine Style: Red – Savory and Classic

●  Drinking Window: 2030 – 2070

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Château Margaux is one of Bordeaux's most famous wine estates, located just east of Margaux itself in the Médoc.

•Along with Lafite, Latour and Haut-Brion, Château Margaux was rated as a first growth in the original 1855 Bordeaux Classification of the Médoc.

Mouton Rothschild

●  Bottles: 30

●  Wine Searcher Average Price per Bottle: $675

●  Producer: Chateau Mouton Rothschild

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2022

●  Wine Style: Red – Savory and Classic

●  Drinking Window: 2026-2080

●  Critic Score: 98

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Château Mouton Rothschild is located in the commune of Pauillac, in the Medoc, 30 miles (50km) northwest of the city of Bordeaux.

o   The Mouton Rothschild grand vin is among the most highly rated and priced wines in the world, and is generally regarded as the most exuberant and powerful of all Bordeaux.

As per data provided by Wine Searcher, the cumulative average price of all assets in the series is $111,975.00. The Wine Searcher Average Price per Bottle is the average price per bottle in the market calculated based on available offers.

Asset Acquisition by Manager and by Series

As of July 13, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from CVBG, Joanne, Twins, Ginestet, Legrand. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $94,241.40 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the First Growth 2022 En Primeur Collection will remain in the London City Bond storage facility.

Market Assessment

VV-FG22 is a collection of wines composed from the region of Bordeaux. Over the past five years ending in December 2022, the wines of Bordeaux as measured by the Liv-ex Bordeaux 500 Index, are up 19%. Today, Bordeaux wines continue to command a prominent position in the global wine market, epitomizing the region's enduring economic significance and the timeless allure of its exceptional vintages. This market assessment includes descriptions of past performance from comparable assets. Past performance is not an indication of future performance.

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with LLOYDS to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored in barrel at each respective chateau until bottling. Once bottled, the goods will be stored at London City Bond, a state of the art wine storage facility operated by London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-FG22 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-FG22 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$94,241	84.90%
Broker Dealer Expense(2)	$1,110	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$555	0.50%
Storage & Maintenance(5)	$1,332	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$555	0.50%
Sourcing Fee(6)	$13,207	11.90%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,759	15.10%
Total Proceeds	$111,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-FG22 collection for a total cost of $94,241.40.  Upon completion of the offering of the Series VV-FG22, the Series VV-FG22 will purchase the Series VV-FG22 Assets from the asset seller for $94,241.40.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3) The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-FG22.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5) The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6) Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-FG22 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7) The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-FG22 Interests.

DESCRIPTION OF BUSINESS

Overview

The fine wine and spirits market is a global industry valued over $8 billion (based on Cult Wine and Bordeaux Index estimates). There is no true definition of an investable wine or spirit. A general rule of thumb is bottles over $100.00 upon release are investment grade. However, there may be investment grade fine wines or spirits that retail below the $100.00 price. The wine market was previously controlled by the Bordeaux and Burgundy regions of France. These regions of France have been producing high-quality, investment grade wines for hundreds of years. However, fine wine production has improved, regions from all over the world and now vineyards from around to world compete in the expanding global fine wine industry. We look to source fine wine from various regions including, but not limited to, the United States, France, Italy, Australia, and Argentina. By extrapolating this current trend, the Company believes that the fine wine market will continue to expand as its global participants increase. The global spirits market is expanding. The Scotch Whisky market has led the gains across a ten-year period, but other areas – Japanese whisky, cognac and rum – have also seen strong performance more recently. As per Bordeaux Index, Single Malt Scotch whisky exports pushed above £1bn for the first time ever in 2017 which reflects the worldwide demand for Scotch whisky especially from the emerging markets of India and China, but also in the US. The traditional size of a spirits investment portfolio is between $130,000 and $13 million, making the market difficult for most investors to access.

Current market participants are limited to (i) personal wine and spirits collectors, (ii) fine wine and spirits retailers and (iii) fine wine and spirits managers who manage investor’s capital in portfolios. These market participants have limited outside participants through high initial investments, logistical challenges, and the need for industry expertise.

Our mission is to expand access and market participation to a broad range of wine and spirits enthusiasts and investors. Regulatory advancements have made it possible for the Company to offer investors the ability to invest in portfolios of fine wine and spirits. We think that both wine and spirits enthusiasts as well as savvy investors will be able to benefit from our diversified collections of selected wines. The Company does not anticipate to generate “Free Cash Flow” from the underlying assets, but may generate periodic income from the sale of a portion of the assets.  Most, if not all income will come at the end of the investment period (3-10 years) as assets are liquidated.

There are numerous methods to buy and sell the underlying assets. The primary buying methods are, (i) global and domestic wine and spirits merchants such as Bordeaux Index, (ii) global and domestic auction houses, such as Sotheby’s, K&L, and WineBid, and (iii) fine wine and spirits exchanges, such as the London International Vintner’s Exchange. The Company works with licensed wine merchants. Although, the Company does not currently participate in international exchanges, we believe that we may need to source wines from international merchants. In the event of an international purchase, we intend to store the wines in a bonded warehouse within the country of purchase. This limits the taxes and tariffs paid on the assets.

Our Manager will seek to sell assets within three to ten years; provided that the Manager reasonably believes that price at which the asset is being sold is at a price which represents a profitable return for the investors. Methods to sell the collections include, but are not limited to, (i) global and domestic merchants, (ii) global and domestic auction houses and (iii) wine & spirits exchanges. Although we currently do not operate an auction house or retailer, the Company may explore this option if the Manager believes such step would help recognize the best price for our Interest Holders.

Business of the Company

An investment in a series of the Company represents an investment in that particular series and thus indirectly in the underlying asset related to such series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any series will own any assets other than the assets related to that series described under “The underlying assets.”  However, we expect that the operations of the Company, including the issuance of additional series of interests and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.

The Company’s core competency is the identification, acquisition, marketing and management of investment grade fine wines and spirits for the benefit of the Investors.  These investments into the Company and each series are promoted and marketed on the Vint Platform located at www.vint.co.  The Vint Platform provides a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhances the utility value of investing in these assets. The Company, with the support of the Manager and through the use of the Vint Platform, aims to provide:

-Investors with quality investments in a diverse portfolio of fine wines or spirits;

-Asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to asset sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the asset sellers; and

-Platform users with unique wine or spirits insights, research, and experiences.

Our objective is to become the leading marketplace for investing in investment grade fine wine & spirits and, through the Vint Platform, to provide Investors with financial returns in a portfolio of fine wines or spirits commensurate with returns in individual fine wine or spirits assets, to enable deeper and more meaningful participation by fine wine or spirits enthusiasts in investing and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Market Opportunity

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including fine wine and spirits. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. Covid-19 has exposed tremendous volatility in the public equity markets. Transparency continues to grow in the alternative asset industry and we believe the future for alternatives, including fine wine & spirits is promising.  In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

The fine wine and spirits market is experiencing secular tailwinds. The market has emerged from a conservative past into a more accepting present. The global share of fine wine has transitioned away from Bordeaux and Burgundy. According to data from the London International Vintner’s Exchange, Bordeaux’s regional trade share on their exchange has decreased over the last 10 years. The regions that are gaining share from Bordeaux include, Italy, Rhone, Champagne, and other regions. The fine wine market is valued around $5 billion (Morgan Stanley). Since 2003, the London International Vintner’s Exchange 1000 (a good proxy for the fine wine market) has an annualized annual return (10 year rolling periods) of 7.61% with volatility of 1.46% (Cult Wines).

The spirits market exhibits similar characteristics to that of the fine wine market. As per Frank Knight, “A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle” all exemplify the strength of the investable spirits market. Bordeaux Index reports annual returns for the Icon 100 index of 18% from 2008 to 2019. The nature of the slow production and maturation of whisky makes it very tough to keep up with demand and bottles disappearing from the market are not being replaced quickly enough.

There are three primary places to buy fine wine and spirits. Merchants have the largest share of the market with an estimated 70% share of the market. Notable merchants include Berry Brothers, Farr Vintners, K&L, and Bordeaux Index. Auction houses are the second largest player in the secondary market with an estimated 25% share of the market. Finally, exchanges are the smallest player in the secondary market, with and estimated 5% of the market. The secondary market lacks pricing transparency. We utilize public pricing lists, price aggregators, and exchange data to determine a fair value estimate of the average market value. This lack of pricing transparency creates wide spreads in the market between comparable wines and spirits. We look to utilize these spreads to source wines and spirits at attractive valuations, thereby maximizing the potential upside for our investors.

Our Manager

The operating agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the holders of our interests.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the interest holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member. Holders of interests in each series have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each series (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every series of interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each series. If the Manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of each series.

See “Directors, Executive Officers and Significant Employees” for additional information regarding the Manager.

Advisory Board

The Manager is assembling an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist the Manager in identifying and acquiring fine wines & spirits, to assist our series manager in managing the underlying assets and to advise the Manager and certain other matters associated with our business and the various series. The Advisory Board currently has 3 individuals.

Operating Expenses

Upon the Closing, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

•any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset, including import taxes, income taxes, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing, maintenance and utilization of the Underlying Asset;

•fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Interests, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

•fees, costs and expenses of a third party registrar and transfer agent appointed in connection with the Series of Interests;

•fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

•any indemnification payments;

•any and all insurance premiums or expenses incurred in connection with the Underlying Asset,

•any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion. The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Asset).

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in the Series in order to cover such additional amounts.

Indemnification of our Manager

The operating agreement provides that none of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any series or any interest holders for any act or omission taken by them in connection with the business of the Company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each series appoints the Manager to serve as series manager to manage the underlying assets related to such series pursuant to a series management agreement (“Series Agreement”). Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our series manager has sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our series manager is authorized on behalf of each series to, among other things:

•Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

•Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the Series Manager deems necessary to ensure the proper performance of its obligations under the Series Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Series Manager necessary or desirable for the performance of any of the services under the Series Agreement; and

•Developing standards for the transportation and care of the underlying assets.

The Series Agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our series manager and its affiliates, or any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.

Management Fee

There is no separate management fee. The Manager is compensated for its expenses and through a Sourcing Fee (unless waived by the Manager) fee from the gross offering proceeds of each series Offering as compensation for its efforts to identify and acquire series assets. The Manager’s compensation is discussed in the “Compensation of Manager” portion of this offering circular.

Asset selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the fine wine and spirits market. We source our wine and spirits using historic trends, projected trends, and a large database of metrics. We pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge, data analysis skills, or relationships to bring compelling investment opportunities to investors. It is our objective to acquire only the highest caliber assets (and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment and utilization by the investors.

We anticipate that our Advisory Board will assist in the identification of fine wine & spirits and in finding and identifying fine wine and spirits related service providers. This give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the fine wine and spirits market, as well as a network of partners to ensure the highest standards of care for the underlying assets.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, along with our Advisory Board, will attempt to select assets with known ownership history, pre-purchase inspections, and other related records. The Manager, along with our Advisory Board, also considers the condition and grading of the assets, historical significance, provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to our storage facilities. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria. Through the Company’s network and Advisory Board, we believe that we are able to identify and acquire fine wines and spirits of the highest quality and known provenance, with the intent of driving returns for investors in the Series of Interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or brokers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset acquisition

The Company purchases the underlying assets for the Series through upfront purchases, purchase agreements, or purchase option agreements. The Company relies on the Manager for its asset selection criteria. The Manager relies upon market research and estimates of market value for the underlying assets through the network of price lists, www.winesearcher.com, auction houses, Bordeaux Index, and exchanges. The Manager’s sourcing process is designed to provide the Company options to acquire the wines at a reasonable price. The Company acquires the underlying assets from asset sellers with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the asset (as negotiated in the purchase for such fine wines) and the asset would be held by, or for the benefit of, the applicable series.

Asset Management

Once we acquire an asset, it is insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we monitor increases in market value and keep investors apprised any portfolio updates.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, together with the Advisory Board, will review asset selection criteria at least annually.

Through our network and Advisory Board, we believe that we are able to identify and acquire fine wines and spirits with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Vint Platform for an average of two to ten years. Until such that time the Series assets are liquidated (i.e. by being sold),, liquidity for investors would only be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will ever develop or that the appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate a collection or an asset materialize and be in the best interest of the investors, as determined by our series manager, our series manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack investor demand for its interests) or suffer from a catastrophic event, our series manager may choose to sell the asset. As a result of a sale under any circumstances, our series manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any obligation to reimburse any Operating Expenses related to an asset or the series at that time).

Employees

The Manager has eleven full-time employees.  The Manager also utilizes independent contractors and advisors to supplement its employee base. The Company does not have any employees.

Government Regulation

Regulation of the fine wine and spirits industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes. Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each series of Interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

We source, store, and manage our underlying assets in the across the world. We use third party providers to assist in sourcing, storage, and management of the underlying assets.

We work with Bordeaux Index to manage international wine and spirits sourcing, storage, and insurance. Bordeaux Index is a fully licensed wine & spirits company in the United States and United Kingdom. Bordeaux Index provides sourcing assistance, storage, and sales channels, thus eliminating the need international licenses. The Manager and Company have acquired all licenses required to operate in the United States, and maintain a storage relationship with licensed storage in the United States.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level and automatically renews annually. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. Because the underlying assets are held as long term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.

The Manager and the Company have an Online Retail License to sell spirits. The Manager has a relationship with international partners such as Bordeaux Index, Mark Littler LTD, and Octavian to manage investments in spirits. We may acquire additional state licensure, or sell our spirits through registered brokers, merchants, or auction houses.

Legal Proceedings

None of the Company, any series, the Manager, our series manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s allocation policy, a copy of which is available to investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from sale of an asset	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
Legal expenses related to the submission of regulatory paperwork for a series
Audit and accounting work related to the regulatory paperwork or a series
Escrow agent fees for the administration of escrow accounts related to the offering
Compliance work including diligence related to the preparation of a series
Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
Operating Expenses Indemnification Payments	Insurance of underlying asset as at time of acquisition
Preparation of marketing materials
Pre-purchase inspection
Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan
Storage
Security (e.g., surveillance and patrols)
Custodial fees
Appraisal and valuation fees
	Insurance	Allocable pro rata to the value of each underlying asset
Maintenance
Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)
Audit, accounting and bookkeeping related to the reporting requirements of the series

	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Asset, along with other assets in a professional facility and in accordance with standards commonly expected when managing fine wines of equivalent value and always as recommended by the Advisory Board.

The Manager stores the Underlying Assets within the Domaine Wine Storage network of storage locations. In addition to the Domaine Storage facility, the Manager stores wines in the Bordeaux Index Storage facility in the United Kingdom. Bordeaux Index emphasizes perfect conditions, controlled humidity & temperature, full stock insurance, high security, and quality control from their team. Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated on our behalf by Octavian.  If unable to store in the Domaine network or Bordeaux Index Storage the Manager will store the Underlying Assets in a licensed wine or spirits storage facility.

The Manager and the Series Manager is located at 2800 Patterson Ave. Ste. 300 Richmond, VA 23221 and presently has two employees. The Company does not have any employees.

Apart from such offices and the contract storage locations for the wine and spirits assets, the Company has no other principal plants, physical locations, or interests in real property. Such facilities are adequate and suited to the Company’s needs. In particular, the flexibility of multiple location options, and the ability to scale capacity as needed for the contract storage facilities will be a cost-efficient way of serving the Company’s growing needs. At present, the Company has leased a 28-case wine locker on Connecticut Avenue Northwest, in Washington, DC from industry leader Domaine Wine Storage, and maintains a storage relationship with Bordeaux Index and their Octavian storage facility.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our financial condition and results of operations for the fiscal years ended December 31, 2022 and 2021, should be read in conjunction with our audited financial statements and the related notes included in this offering circular.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

The Company was formed June 16, 2020 with the intention to acquire investment grade fine wine and spirits. We believe that these fine wine and spirits collections are highly stable assets with low historic volatility, and that low historic volatility does not limit the potential for upside returns in the fine wine market. Over the long term, fine wine has shown strong annual returns. For example, as per Cult Wines, the Liv-Ex 1000 has returned over 7% annually, on a rolling 10-year basis, with a volatility of 1.46%. Further, Forbes reports that “Fine Wine Investing Counters Volatility of ‘Stock-Dominated’ Portfolios”, and the S&P Global Market Intelligence site has noted recently that “Fine wine is one of the few luxury goods that has withstood the severe hit to assets triggered by the coronavirus pandemic.” As per the Frank Knight 2019 Wealth Report, A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle”

Since its formation in June 2020, the Company, through its Manager, has been engaged primarily in acquiring a collection of investment grade fine wine and spirits, and developing the financial, offering and other materials to begin fundraising. We believe we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

To date, we have established over 90 Series that have acquired various investment grade fine wine and spirits, and have made a total of $356,787.83 in distributions to investors in our Series.

Operating Results

Revenues

Revenues are generated at the Series level. Subsequent to December 31, 2022, $98,048.60 in revenues has been generated by our Series in total. During the year ended December 31, 2022, six (6) Series of our Company generated combined total revenues of $285,215.96. The Company’s Series did not generate any revenues during the year ended December 31, 2021. The Company’s Series did not generate any revenues during the year ended December 31, 2021.

Operating Expenses

Operating expenses are incurred at the Series level. From inception, the Company and the Series have financed their business activities through capital contributions from the Manager to the Company and the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any operating deficits through additional capital contributions or the issuance of additional Interests in any individual Series, as required. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual Series at the sole discretion of the Manager.

Aggregate operating expenses incurred by each Series during the year ended December 31, 2022 were $389,186.00, as compared to $84,151 in total operating expenses in December 31, 2021. The significant increase in operating expenses in 2022 compared to 2021 is the primarily the result of a significant increase in the number of Series of our Company that conducted offerings and acquired underlying assets in 2022 compared to 2021. During the year ended December 31, 2022, the Company authorized thirty (30) Series, and the Manager received certain Sourcing Fees of $357,256.00, as compared to the year ended December 31, 2021, where the Company authorized sixteen (16) Series, and the Manager received certain Sourcing Fees of $73,505.

Operating expenses incurred by Series during the years ended December 31, 2022 and 2021 were comprised of the storage and insurance, Sourcing Fees (and series interests issued to the Manager), and broker-dealer expenses paid to the Manager, as summarized in the tables below.

Series	Revenue ($)	Cost of Goods Sold	Expenses			Net Income / (Loss) ($)
			Storage and Insurance ($)	Broker-Dealer ($)	Sourcing Fee and Interests to Manager ($)
VV-0001	56,200	40,961	0	0	0	15,239
VV-BDX	0	0		0	0	0
VV-BOWCK	130,305	84,000	0	0	0	46,305
VV-CHAM	68,638	49,098	0	0	0	19,540
VV-DRC	0	0	0	0	0	0
VV-FUTUR	0	0	0	0	0	0
VV-MACAL	0	0	0	0	0	0
VV-PNST	0	0	0	0	0	0
VV-SPAN	0	0	0	0	0	0
VV-STEML	0	0	0	0	0	0
VV-SUPR	0	0	0	0	0	0
VV-NAPA	19,500	11,472	0	1,420	12,267	-5,659
VV-RHONE	0	0	0	1,530	13,169	-14,699
VV-PTRS	0	0	0	290	2,324	-2,614
VV-JPWY	0	0	0	1,870	16,451	-18,321
VV-PDMT	0	0	0	1,545	13,228	-14,773
VV-ROSE	0	0	0	995	8,949	-9,944
VV-BOD10	0	0	0	410	3,571	-3,981
VV-WBURG	0	0	0	1,380	12,023	-13,403
VV-GERM	10,573	6,559	0	530	4,859	-1,375
VV-LAF10	0	0	0	1,210	11,305	-12,515
VV-MACAL50	0	0	0	1,150	9,895	-11,045
VV-JYFT	0	0	0	240	3,400	-3,640
VV-GPS	0	0	0	1,290	18,967	-20,257
VV-BDMA	0	0	0	430	4,444	-4,874
VV-CDCV	0	0	0	380	4,132	-4,512
VV-DRCH	0	0	0	530	5,173	-5,703
VV-MR19	0	0	0	280	4,209	-4,489
VV-SCRV	0	0	0	1,310	11,396	-12,706
VV-BDXM1	0	0	0	2,000	27,662	-29,662
VV-CB100	0	0	0	570	6,529	-7,099
VV-JSCV	0	0	0	610	6,679	-7,289
VV-KGC1	0	0	0	750	6,952	-7,702
VV-LR15	0	0	0	700	12,685	-13,385
VV-PFGV	0	0	0	820	11,437	-12,257
VV-BDX2K	0	0	0	0	0	0
VV-BXEP21	0	0	0	0	0	0
VV-CDVM	0	0	0	1,000	13,016	-14,016
VV-CHBL1	0	0	0	300	3,654	-3,954
VV-DRC15	0	0	0	760	6,748	-7,508
VV-DRCRC1	0	0	0	1,000	9,021	-10,021
VV-KGC2	0	0	0	1,580	20,988	-22,568
VV-MACAL2	0	0	0	1,050	12,969	-14,019
VV-MACAL3	0	0	0	1,300	19,612	-20,912

VV-MVRM	0	0	0	1,550	24,637	-26,187
VV-POM1	0	0	0	1,100	14,905	-16,005
TOTAL OPERATING RESULTS	-	-	0	31,880	357,256	-296,010

Operating Results for the year ended December 31, 2021
Series	Revenue ($)	Expenses			Net Income / (Loss) ($)
		Storage and Insurance ($)	Broker-Dealer ($)	Sourcing Fee and Interests to Manager ($)
VV-0001	0	2,148	0	2,891	(5,039)
VV-BDX	0	0	850	6,905	(7,755)
VV-BOWCK	0	0	940	7,462	(8,402)
VV-CHAM	0	0	730	5,847	(6,577)
VV-DRC	0	0	1,370	11,736	(13,106)
VV-FUTUR	0	0	1,120	8,722	(9,842)
VV-MACAL	0	0	850	7,305	(8,155)
VV-PNST	0	0	460	4,312	(4,772)
VV-SPAN	0	0	840	6,932	(7,772)
VV-STEML	0	0	645	5,766	(6,411)
VV-SUPR	0	0	693	5,627	(6,320)
VV-NAPA	0	0	0	0	0
VV-RHONE	0	0	0	0	0
VV-PTRS	0	0	0	0	0
VV-JPWY	0	0	0	0	0
VV-PDMT	0	0	0	0	0
TOTAL OPERATING EXPENSES	0	2,148	8,498	73,505	(84,151)

During the years ended December 31, 2022 and 2021, each individual Series listed in the table below became responsible for its own operating expenses at the close of its respective offering. Pre-closing operating expenses of a Series were incurred on the books of the Company, and post-closing operating expenses of a Series were incurred and recorded on the books of the Series. Our Manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the closing of each Series offering.

Acquisition Expenses

The following table summarizes the acquisition expenses by the Series which have completed their offerings during the years ended December 31, 2022 and 2021.

Acquisition Expenses (Cost of Collectible Assets)	Year Ended December 31, 2022 ($)	Year Ended December 31, 2021 ($)
VV-0001	0	40,961.00
VV-PNST	0	40,000.00
VV-SUPR	0	63,800.00
VV-CHAM	0	65,000.00
VV-STEML	0	56,800.00
VV-MACAL	0	75,400.00
VV-BOWCK	0	84,000.00
VV-FUTUR	0	100,254.00
VV-BDX	0	75,800.00
VV-SPAN	0	74,800.00
VV-DRC	0	151,565.00
VV-PTRS	0	25,893.00
VV-NAPA	114,427.00	0
VV-RHONE	135,700.00	0
VV-JPWY	165,500.00	0
VV-PDMT	137,100.00	0
VV-ROSE	36,322.00	0
VV-BOD10	87,864.00	0
VV-WBURG	122,251.00	0
VV-GERM	40,151.00	0
VV-LAF10	106,428.00	0
VV-MACAL50	102,000.00	0
VV-JYFT	20,000.00	0
VV-GPS	106,550.00	0
VV-BDMA	37,395.00	0
VV-CDCV	32,842.00	0
VV-DRCH	46,396.00	0
VV-MR19	23,035.00	0
VV-SCRV	116,067.00	0
VV-BDXM1	166,938.00	0
VV-CB100	48,932.00	0
VV-JSCV	52,674.00	0
VV-KGC1	66,022.00	0
VV-LR15	55,425.00	0
VV-PFGV	68,350.00	0
VV-BDX2K	0	0
VV-BXEP21	0	0
VV-CDVM	84,284.00	0
VV-CHBL1	25,536.00	0
VV-DRC15	67,200.00	0
VV-DRCRC1	88,279.00	0
VV-KGC2	132,746.00	0
VV-MACAL2	89,196.00	0
VV-MACAL3	106,878.00	0
VV-MVRM	126,178.00	0
VV-POM1	92,125.00	0

In total, for the year ended December 31, 2022, the Series reimbursed the Manager a total of $2,700,791 in acquisition expenses for the cost of the collectible assets held by the Series.

Subsequent to December 31, 2022, the following offerings have closed and incurred acquisition expenses.

Series Name	Acquisition Expenses
VV-MARG1	$81,722.00
VV-BXEP21	$193,198.00
VV-BDX2K	$146,390.00
VV-BOW50	$37,500.00
VV-CCC1	$72,283.00
VV-DRCH17	$73,650.00
VV-MACFC	$54,050.00
VV-RTBC	$84,178.00
VV-TLC1	$65,870.00
VV-DL19	$52,632.00
VV-HAWV	$46,650.00
VV-LAF19	$37,200.00
VV-SAIC	$51,916.00
VV-DP08	$71,996.00
VV-DRCH14	$63,700.00
VV-KGC3	$78,000.00
VV-KGC4	$42,250.00
VV-MACAL4	$56,216.00

Net Loss

As a result of the cumulative effect of the foregoing factors, a total net loss of $296,010.28 was incurred for the year ended December 31, 2022 by all of the Series on a collective basis – a significant increase in net loss compared to a net loss of $84,151 for the year ended December 31, 2021.

Liquidity and Capital Resources

From inception, our Company and each Series have financed their business activities through capital contributions to the Company and individual Series from our Manager. Our Company and each Series expect to continue to have access to capital financing from our Manager going forward. However, there is no obligation or assurance that our Manager will provide such required capital. Until such time as the Series have the capacity to generate cash flows from operations, our Manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual Series at the sole discretion of our Manager. There can be no assurance that our Manager will continue to fund such expenses. These factors raise substantial doubt about our Company’s ability to continue as a going concern for the twelve months following the date of this report.

Collectively, our Series had $96,044.73 in cash and cash equivalents as of December 31, 2022 to cover future storage and insurance expenses.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Vint Platform for an average of one to ten years. Until such that time the Series assets are liquidated (i.e. by being sold), liquidity for investors would only be obtained by transferring their interests in a Series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any Series of interests will ever develop or that the appropriate registrations to permit secondary trading will ever be obtained). We may design an interface on the Vint Platform to enable investors to indicate interest in buying/selling their holdings to help facilitate additional liquidity for investors. However, no such interface has been developed and would require the assistance of a third-party broker-dealer or the association with an ATS. Any trading platform would be subject to approval and all trades would be subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement, which may limit access to the trading platform for some investors.

Should an offer to liquidate a collection or an asset materialize and be in the best interest of the investors, as determined by our Series manager, our Series manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack investor demand for its interests) or suffer from a catastrophic event, our Series manager may choose to sell the asset. As a result of a sale under any circumstances, our Series manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any obligation to reimburse any Operating Expenses related to an asset or the Series at that time).

Cash and Cash Equivalent Balances

As of December 31, 2022, and 2021, our Company itself had no cash or cash equivalents on hand. Cash is held at the Series level. On a total consolidated basis, as of December 31, 2022 the Series collectively had $96,044.73 in cash on hand, as compared to $15,469 in cash on hand, as of December 31, 2021. The following table summarizes the cash and cash equivalents by our Series as of December 31, 2022 and 2021:

Series	Cash and Cash Equivalents as of December 31, 2022 ($)	Cash and Cash Equivalents as of December 31, 2021 ($)
VV-0001	2,997.35	0
VV-BDX	1,445.00	1,445
VV-BOWCK	11,742.96	1598
VV-CHAM	9,500.92	1,423
VV-DRC	2,329.00	2329
VV-FUTUR	1,904.00	1,904
VV-MACAL	1,445.00	1445
VV-PNST	1,228.00	1,228
VV-SPAN	1,428.00	1428
VV-STEML	1,289.00	1,289
VV-SUPR	1,380.00	1380
VV-NAPA	6,525.90	0
VV-RHONE	2,601.00	0
VV-PTRS	493.00	0
VV-JPWY	3,179.00	0
VV-PDMT	2,627.00	0
VV-ROSE	697.00	0
VV-BOD10	1,692.00	0
VV-WBURG	2,346.00	0
VV-GERM	2,045.60	0
VV-LAF10	2,057.00	0
VV-MACAL50	1,955.00	0
VV-JYFT	360.00	0

VV-GPS	2,193.00	0
VV-BDMA	731.00	0
VV-CDCV	646.00	0
VV-DRCH	901.00	0
VV-MR19	476.00	0
VV-SCRV	2,227.00	0
VV-BDXM1	3,400.00	0
VV-CB100	969.00	0
VV-JSCV	1,037.00	0
VV-KGC1	1,276.00	0
VV-LR15	1,190.00	0
VV-PFGV	1,393.00	0
VV-BDX2K	0	0
VV-BXEP21	0	0
VV-CDVM	1,700.00	0
VV-CHBL1	510.00	0
VV-DRC15	1,292.00	0
VV-DRCRC1	1,700.00	0
VV-KGC2	2,686.00	0
VV-MACAL2	1,785.00	0
VV-MACAL3	2,160.00	0
VV-MVRM	2,635.00	0
VV-POM1	1,870.00	0

Cash and cash equivalents held by these Series are generally used to cover storage and insurance expenses.

Series Distributions

The Series pay distributions from the cash generated from sale of the collectible assets. During the year ended December 31, 2021, the Series paid $0 in distributions. For the year ending December 31, 2022, the following Series have paid distributions to investors in those Series:

Series	Distributions as of December 31, 2022 ($)	Distributions as of December 31, 2021 ($)
VV-0001	53,202.65	0
VV-BDX	0	0
VV-BOWCK	120,160.00	0
VV-CHAM	60,560.08	0
VV-DRC	0	0
VV-FUTUR	0	0
VV-MACAL	0	0
VV-PNST	0	0
VV-SPAN	0	0
VV-STEML	0	0
VV-SUPR	0	0
VV-NAPA	15,388.10	0
VV-RHONE	0	0
VV-PTRS	0	0
VV-JPWY	0	0
VV-PDMT	0	0
VV-ROSE	0	0
VV-BOD10	0	0
VV-WBURG	0	0
VV-GERM	0	0
VV-LAF10	0	0
VV-MACAL50	0	0
VV-JYFT	0	0
VV-GPS	0	0
VV-BDMA	0	0
VV-CDCV	0	0
VV-DRCH	0	0
VV-MR19	0	0
VV-SCRV	0	0
VV-BDXM1	0	0
VV-CB100	0	0
VV-JSCV	0	0
VV-KGC1	0	0
VV-LR15	0	0
VV-PFGV	0	0
VV-BDX2K	0	0
VV-BXEP21	0	0
VV-CDVM	0	0
VV-CHBL1	0	0
VV-DRC15	0	0
VV-DRCRC1	0	0
VV-KGC2	0	0
VV-MACAL2	0	0
VV-MACAL3	0	0
VV-MVRM	0	0
VV-POM1	0	0

Series Subscriptions

As part of our Regulation A securities offering, the Company issues securities for the underlying Series to finance the acquisition of the assets.  As of December 31, 2022, the following Series have issued the following interests and have received the following amounts in subscriptions.

Series	Weighted average membership interest (units)	Subscriptions ($)
VV-0001	1,000	46,000
VV-BDX	2,125	85,000
VV-BOWCK	2,000	94,000
VV-CHAM	1,460	73,000
VV-DRC	5,480	137,000
VV-FUTUR	1,600	112,000
VV-MACAL	1,700	85,000
VV-PNST	2,000	46,000
VV-SPAN	1,400	84,000
VV-STEML	6,450	64,500
VV-SUPR	1,986	71,500
VV-NAPA	2,840	142,000
VV-RHONE	3,825	153000
VV-PTRS	500	29,000
VV-JPWY	5,500	187,000
VV-PDMT	3,090	154,500
VV-ROSE	1,000	41,000
VV-BOD10	1,990	99,500
VV-WBURG	4,600	138,000
VV-GERM	1,000	53,000
VV-LAF10	1,210	121,000
VV-MACAL50	5,750	115,000
VV-JYFT	800	24,000
VV-GPS	3,000	129,000
VV-BDMA	860	43,000
VV-CDCV	760	38,000
VV-DRCH	530	53,000
VV-MR19	280	28,000
VV-SCRV	1,310	131,000
VV-BDXM1	4,000	200,000
VV-CB100	570	57,000
VV-JSCV	610	61,000
VV-KGC1	1,500	75,000
VV-LR15	700	70,000
VV-PFGV	1,640	82,000
VV-CDVM	1,000	100,000
VV-CHBL1	600	30,000
VV-DRC15	760	76,000
VV-DRCRC1	1,000	100,000
VV-KGC2	1,580	158,000
VV-MACAL2	1,050	105,000
VV-MACAL3	1,300	130,000
VV-MVRM	3,100	155,000
VV-POM1	1,100	110,000
Totals	86,556	4,086,000

Subsequent to December 31, 2022, the following offerings have closed and received subscriptions as of the date of this Offering Circular.

VV-MARG1	$98,000.00
VV-BXEP21	$230,000.00
VV-BDX2K	$176,000.00
VV-BOW50	$60,000.00
VV-CCC1	$87,000.00
VV-DRCH17	$88,000.00
VV-MACFC	$66,000.00
VV-RTBC	$102,000.00
VV-TLC1	$79,000.00
VV-DL19	$63,000.00
VV-HAWV	$53,000.00
VV-LAF19	$46,000.00
VV-SAIC	$68,000.00
VV-DP08	$85,000.00
VV-DRCH14	$72,000.00
VV-KGC3	$86,000.00
VV-KGC4	$64,000.00
VV-MACAL4	$80,000.00
VV-BOW2	$56,000.00
VV-ITRC	$73,000.00
VV-DP08	$85,000.00
VV-DRC09	$105,000.00
VV-KCSK	$315,000.00
VV-YAM1	$39,000.00
VV-LBV1	$102,000

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Trends

Subsequent to December 31, 2022, we launched offerings for a over 25 additional series. We plan to launch additional offerings of various series in the next twelve months. The proceeds from any offerings closed during the next twelve months will be used to acquire additional wine & spirits collections, which we anticipate will enable the Company to reduce operating expenses for each series.

Plan of Operations

The Company has commenced operations. All assets and liabilities related to the Series that have been incurred to date and will be incurred until the Closing are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to the Series will not transfer to each series until such time as a Closing for each series has occurred.

The Company plans to launch approximately 15 to 50 additional offerings in the next 12 months. The proceeds from any offerings closed during the next 12 months will be used to fund business operations, and acquire additional investment grade fine wine and spirits, which we anticipate will enable the Company to reduce Operating Expenses for each series as we negotiate better contracts for storage, insurance and other Operating Expenses with a larger collection of assets. However, it should be noted that the Company may not launch enough Series or have enough Underlying Assets to realize economies of scale. Despite the Company’s best intentions, it is possible, and very likely, that the Company may not be able to launch as many offerings as it intends and thus, will not be able to realize reduced Operating Expenses per Series through economies of scale. If the Company, through, multiple Series, is able to purchase additional assets, then it is expected that for the next 12 months and beyond, such Series, collectively, will be able to manage the costs associated with maintaining the individual Series and their individual assets. We believe the Series will incur costs related to the storage and insurance of the assets. We believe, collectively, we will have sufficient cash through offerings to cover such costs until such time as individual assets are able to generate revenue. To this end, if the individual Series are unable to pay such costs, the Series and their assets may be exposed to liabilities such as not being insured and not being in a secured location. Through the Manager, the principals of the Manager are committed to providing capital to the individual Series in the event such a shortfall were to occur and to covering the costs of insurance and otherwise as may be necessary to secure and protect the assets of such Series. This commitment is not in writing.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Manager

The Manager of the Company is VinVesto, Inc., a Delaware corporation formed on June 16th, 2020. The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager has established a Board of Directors and an Advisory Board that will make decisions with respect to all asset acquisitions and dispositions. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Series and other Underlying Assets, and evaluating potential sale offers, which may lead to the liquidation of the Series or other series as the case may be. The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Members.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include: Asset Sourcing, Acquisition, and Disposition Services:

-Together with members of the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

-Manage the Company’s asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors and brokers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of assets with Asset Sellers, and associated brokers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

-The Manager will acquire the wines or spirits from the Company and will be compensated by the Company with the cash raised from the completed offering. Services in Connection with an Offering:

-Create and manage all series of interest for offerings related to Underlying Assets on the Vint Platform;

-Develop offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and coordinate with lawyers, accountants and escrow agents as necessary in such processes;

-Prepare all marketing materials related to offerings and obtain approval for such materials;

-Coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any offerings;

-All other necessary offering related services;

Asset Monetization Services

-Create and manage all revenue

-generating events and determine participation in such programs by any underlying assets;

-evaluate and enter into service provider contracts related to the operation of revenue-generating events;

-allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;

-approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;

Interest Holder Relationship Services

Provide any appropriate updates related to Underlying Assets or offerings electronically or through the Vint Platform;

-Manage communications with Members, including answering emails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in connection with the Underlying Assets and the general fine wine and spirits market;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, if any, the process of making distributions and payments to Members or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto? and- Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Directors, Executive Officers and Key Employees of our Manager

The following table sets forth the name and position of each of the current executive officers, directors and significant employees of the Manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Nicholas King	Chief Executive Officer & Director of Manager	26	June 2020-Present	N/A
Patrick Sanders	Chief Technology Officer & Director of Manager	26	June 2020-Present	N/A
Adam Lapierre	Chief Operating Officer	45	June 2022-Present	N/A

Nicholas King. Mr. King has been CEO of Vint since its founding in June 2020. He has performed extensive primary and secondary research on the fine wine and spirits investment market. As CEO of Vint, Mr. King’s role consists of marketing, fundraising, and asset acquisition strategies.

While CEO of Vint, Mr. King was also an Associate Analyst with TSW. TSW is a value investment firm with over 75 employees. With TSW, Mr. King was responsible for investment due diligence, investment analysis, and research. Nick was not in a supervisory position. The skills gained at this role has equipped him with strong analytical skills, the ability to source investment opportunities, and the foundation to a strong value investing framework. Mr. King’s role with TSW began July 1, 2019, and ended March 12th, 2021. Mr. King passed the Chartered Financial Analyst Level 1 exam in December 2019.

Prior to the associate analyst role with TSW, Mr. King held positions at a Taylor Hoffman wealth management group (May 2018-August 2018), Slice Capital (a crowdfunding startup) from February 2018 to May 2018, and K&A Affiliates (a search fund) from October 2017 to January 2018.

Mr. King is a graduate from the University of Virginia with a degree in Financial Economics.

Patrick Sanders. Mr. Sanders was an Associate Data Engineer with Capital One from August 2019 to December 2020. Prior to Capital One, Mr. Sanders was a Software Engineer intern at Carmax from May 2018 to August 2018. Mr. Sanders has a BS in Computer Science and Mathematics from the University of Virginia.

Adam Lapierre. Adam has served as the Director of Wine since 2022. Adam is one of the foremost experts in the fine wine world. From 2018 to 2022, Adam served as the Director of Procurement, Chief Wine Officer, and President at Vinfolio, a large fine wine retailer and storage provider. From 2015 to 2018, Adam served in senior purchasing positions at Lidl. Prior to Lidl, Adam was at Frederick Wildman & Sons for 7 years as a part of their fine wine sales team.

In 2013, Adam received is Master of Wine Diploma, Viticulture and Enology, Business of Wine from the Institute of Masters of Wine. Adam is 1 of 57 Masters of Wine in the United States.

Neither the Manager nor its executive officers have any substantive experience in making or managing fine wine or spirits investments.  The Manager will rely upon the expertise of the members of the Advisory Board for assistance in selecting and managing collections of fine wines or spirits.  The Manager is elected until its successors is duly elected and qualified.

There are no family relationships between any manager, director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our Managers’ or their respective directors or executive officers has, during the past five years:

●been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advisory Board

The Company has an Advisory Board which will assist our Manager and series manager.  Our Advisory Board includes the following persons:

Miles Davis, Advisor.

Miles Davis, Advisor at Vint. Miles has over 15 years of experience in the fine wine market. Currently, he works at Wine Owners, one of the leading wine cellar management and marketplace companies (Jan 2019-Present). Prior to Wine Owners, Miles founded WAM Capital, focused on private company fundraising (Jan 2015-Present). Most notably, he was one of two partners at Wine Asset Managers LLP, jointly responsible for managing The Fine Wine Fund and The Fine Wine Investment Fund, from August 2006 - December 2016. Miles has experience managing nearly $30 million worth of fine wine. Miles is one of a very few individuals to manage a fine wine fund and provides Vint with a strong perspective on the global fine wine market.

Kevin Sidders, Advisor

Kevin is the President of Vinconnect (January 2011-Present). VinConnect enables US customers to buy hard-to-find wines directly from 40+ of the world's top estates in France, Italy, Germany, Spain and beyond, before they are generally available in the US market. Kevin has strong domain expertise in both domestic and international wines. His specialties include international wine commerce, logistics, importing, direct-to-consumer sales, entrepreneurship, capital raising, mergers and acquisitions, and financial advisory. Kevin serves in a wine advisory role by assisting in asset acquisition and sourcing.

Amy Christine MW, Advisor.

Amy is currently a sales rep at Kermit Lynch Wine Merchants (2012-Present). Amy is also the owner of her winery, Holus Bolus Winery (2005-Present). Amy provides wine advisory capacity to the Company and Manager. Amy offers sourcing and liquidation advice. She is one of 408 MWs in the world.

Dan Gallagher, Advisor

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the fine wine and spirits market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.

Responsibilities of the Advisory Board

The Advisory Board will support the Company, our series manager and the Manager and consists of advisors to the Manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

●approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

●evaluating all asset acquisitions;

●evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and our interest holders;

●providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a series or the other members, on the other hand, or the Company or a series, on the one hand, and another series, on the other hand;

●approving any material transaction between the Company or a series, on the one hand, and the Manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;

●reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

●approving any service providers appointed by the Manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of interests.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service by issuing to them equity compensation in the Manager subject to traditional vesting terms. As such, it is anticipated that the members of the Advisory Board will be compensated by the Manager and that their costs will not be borne by any given Series, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with services performed for that Series (e.g. travel related to evaluation of an asset).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager, in its capacity as our series manager, will receive a Sourcing Fee (unless waived by the Manager).

For the year ended December 31, 2022, the Manager received Sourcing Fees in the total amount of $357,256.

Sourcing Fee

Our series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee); provided that the Sourcing Fee may be waived by our series manager. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering, and is set entirely at the discretion of the series manager. Factors that the series manager may consider in determining the Sourcing Fee for a particular series offering may include, but are not limited to, current market offers for the series assets, comparable asset pricing data, and/or or the level of difficulty and costs related to sourcing the particular assets of the series. The Sourcing Fee is not based on the aggregate offering size.

For example, the series manager may acquire assets that are priced at a discount to current market offers for the underlying assets. In such a case, the series manager may take a higher Sourcing Fee for assets acquired at a discount than for assets acquired at market price. It should be noted that, depending on the size of the sourcing fee, investors may not receive a discount to comparable asset pricing. As a further example, the series manager may take a higher sourcing fee as compensation for assets that are more difficult to source.

However, the series manager is not required to consider the factors described above, or any other factors, in determining the Sourcing Fee for an offering. The Sourcing Fee is entirely set at the discretion of the series manager.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

VinVesto Inc., our Manager, is the sole owner of interests of the Company directly (other than interests issued in a particular Series).

As of August 08, 2023, our Manager owns the following interests in our Series:

Series Name	Number of Interests Owned by our Manager (1)(2)	Percentage of Series(3)
Series VV-0001	42	4.2%
Series VV-PNST	210	10.5%
Series VV-SUPR	12	0.6%
Series VV-CHAM	44	0.3%
Series VV-STEML	517	8.0%
Series VV-MACAL	56	3.3%
Series VV-BOWCK	395	19.8%
Series VV-FUTUR	154	9.6%
Series VV-BDX	13	0.7%
Series VV-SPAN	275	19.6%
Series VV-DRC	202	3.7%
Series VV-NAPA	296	10.4%
Series VV-RHONE	130	3.4%
Series VV-PDMT	342	11.1%
Series VV-JPWY	69	1.3%
Series VV-PTRS	5	1.0%
Series VV-ROSE	34	3.4%
Series VV-BOD10	171	8.6%
Series VV-WBURG	142	3.1%
Series VV-GERM	91	9.1%
Series VV-LAF10	18	1.5%
Series VV-MACAL50	29	0.5%
Series VV-JYFT	34	4.3%
Series VV-GPS	36	1.2%
Series VV-BDMA	19	2.2%
Series VV-CDCV	16	2.1%
Series VV-DRCH	3	0.6%
Series VV-MR19	5	1.8%
Series VV-SCRV	7	0.5%
Series VV-BDXM1	63	1.6%
Series VV-CB100	3	0.5%
Series VV-JSCV	10	1.6%
Series VV-KGC1	18	1.2%
Series VV-LR15	4	0.6%
Series VV-PFGV	5	0.6%
Series VV-BDX2K	21	1.2%
Series VV-BXEP21	58	1.3%
Series VV-CDVM	22	2.2%
Series VV-CHBL1	3	0.5%
Series VV-DRC15	7	0.9%
Series VV-DRCRC1	5	0.5%
Series VV-KGC2	9	0.6%
Series VV-MACAL2	6	0.6%
Series VV-MACAL3	15	1.2%
Series VV-MVRW	16	0.5%
Series VV-POM1	10	0.9%

Series VV-BOW50	4	0.7%
Series VV-CCC1	5	0.6%
Series VV-DL19	15	2.4%
Series VV-DRCH17	6	0.7%
Series VV-HAWV	8	0.8%
Series VV-LAF19	5	0.5%
Series VV-MACFC	11	0.8%
Series VV-MARG1	6	0.6%
Series VV-RTBC	11	1.1%
Series VV-SAIC	4	0.6%
Series VV-TLC1	7	0.9%
Series VV-BOW2	6	1.1%
Series VV-DP08	13	0.8%
Series VV-DRC09	9	0.9%
Series VV-DRCH14	8	0.6%
Series VV-DRCH19	20	1.0%
Series VV-ITRC	7	0.7%
Series VV-KCSK	16	0.5%
Series VV-KGC3	11	1.3%
Series VV-KGC4	9	0.7%
Series VV-MACAL4	5	0.6%
Series VV-YAM1	5	0.5%
Series VV-BOMA	6	0.9%
Series VV-CHJC	5	0.7%
Series VV-GUGL1	6	1.0%
Series VV-HBC1	15	1.2%
Series VV-HIB1	4	0.6%
Series VV-KGC5	6	1.1%
Series VV-LAT1	5	0.6%
Series VV-LBV1	8	0.8%
Series VV-RBV1*	0	0.0%
Series VV-SCC1	5	0.8%
Series VV-SPAN2	7	0.9%
Series VV-KGC6	4	0.6%
Series VV-LB22*	0	0.0%
Series VV-RB22*	0	0.0%
Series VV-FG22*	0	0.0%

* Indicates Series offerings that have not yet closed as of the date of this offering circular. At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.5% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors.

(1)The address of the Manager is 2800 Patterson Ave, Richmond, VA 23221.

(2)Interests beneficially owned through ownership in Manager, which is majority owned by Nicholas King, who is deemed to have voting and dispositive power over the interests held by the Manager.

(3)Assumes sale of minimum number of Series Interests

At the closing of each offering, the Manager or its affiliates purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors. The Manager may sell its interests from time to time after the closing of each offering in its sole discretion. The Manager has no present intention to sell its interests, and any future sales would be based upon the Manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since our inception, the Company has not been a party to any transaction in which the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, attached hereto as Exhibit 2.1, and the subscription agreements, attached hereto as Exhibit 4.1, relating to the purchase of the interests offered hereby. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the interests offered hereby is an investment only in the particular series and not an investment in the Company as a whole. In accordance with the LLC Act, any series of interests established by the Company will be a separate series of limited liability company interests of the Company and not in a separate legal entity. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be collections of fine wines or spirits. We do not anticipate that any series will acquire any other fine wines or spirits other than the underlying assets related to that series. An investor who invests in an offering will not have any indirect interest in any asset other than the underlying asset related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the collections of fine wines or spirits associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the interests, as determined by the Manager, the holders of the interests will not be liable to the Company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the interests offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

In general, the holders of each series of our interests (which may include the Manager, its affiliates or asset sellers) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less expenses (as described in “—Distribution rights” below). The Manager, an affiliate of the Company, will own a minimum of 0.5% and a maximum of 19.99% of each series of interests. The Manager may sell its interests from time to time. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. The Manager has the authority under the operating agreement to cause the Company to issue interests of a series to investors as well as to other persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms set forth in the designation for each series.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to the acquisition and the offering, including to repay any loans taken to acquire the underlying assets (please see the “Use of Proceeds to Issuer” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) the Company, (ii) any other series of interests, (iii) the Manager, (iv) the Vint Platform or (v) any underlying asset owned by any series. Although our interests will not immediately be listed on an exchange and a liquid market in our interests cannot be guaranteed, we may create our own trading market or partner with an existing platform to allow for trading of our interests (please review additional risks related to liquidity in the “Risk Factors” section).

Further Issuance of Interests

The Manager has the option to issue additional interests in any series offered hereby on the same terms as the interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the underlying assets.

Distribution Rights

If any Free Cash Flow is generated from the sale of an asset in a series collection, the Manager will distribute that distributions Free Cash Flow to holders of each series of interests in accordance with the law or the operating agreement.

Free Cash Flow consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying assets related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

We expect the Manager to distribute Free Cash Flow, if any, on an annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a series from the utilization of the underlying assets related to such series shall be applied within the series in the following order of priority:

●repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying assets related to such series or the Manager or any of its affiliates.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our interests are redeemable.

No Registration Rights

There are no registration rights in respect of any series of our interests.

Limited Voting Rights

The Manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in the Company or a series except with respect to:

●the removal of the Manager for cause as described below;

●the dissolution of the Company upon the for-cause removal of the Manager; and

●an amendment to the operating agreement that would:

○adversely affect the rights of an interest holder in any material respect;

○reduce the voting percentage required for any action to be taken by the holders of interests in the Company under the operating agreement;

○change the situations in which the Company and any series can be dissolved or terminated;

○change the term of the Company (other than the circumstances provided in the operating agreement); or

○give any person the right to dissolve the Company.

The Manager can only be removed as manager of the Company and each series in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company which has a material adverse effect on the Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable.  The removal of the Manager as manager of the Company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of the Company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of the Company present in person or represented by proxy.

The Manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of the Company or a series for a vote of the interest holders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●a change in the fiscal year or taxable year and related changes; and

●any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the operating agreement provided the Manager determines that those amendments:

●do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;

●are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the interest holders;

●are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of the Company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that the Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or such series, or (d) the Company, such series or the Manager being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of interests via any exchange or described above.

The Manager may transfer all or any portion of the interests held by it from time to time, in accordance with applicable securities laws, either directly or through brokers.

Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the Manager. The Manager will be appointed as the series manager of each series to manage the underlying assets.

We may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or our series manager (including if the Manager or series manager appointed is not VinVesto, Inc.). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Books and Reports

We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Internal Revenue Code.  The Manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

We will provide such documents and periodic updates electronically through the Vint Platform. As documents and periodic updates become available, we will notify holders of interests of this by sending the holders an email message or a message through the Vint Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Vint Platform are not incorporated by reference in or otherwise a part of this offering circular.

Exclusive Jurisdiction

Under our operating agreement, any dispute in relation to the operating agreement is subject to arbitration. Any non-arbitrable matters are subject to the exclusive jurisdiction of the state or federal courts located in the City of Richmond, Virginia, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our Manager pursuant to the operating agreement, it would have to do so in the state or federal courts located in the City of Richmond, Virginia. Notwithstanding the foregoing, if, for any reason, such courts do not have jurisdiction over an action, then the action may be brought in other federal or state courts located in the Commonwealth of Virginia.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Virginia. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, but excluding claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights to all claims but claims under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Listing

The interests offered hereby are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the interests offered hereby to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●banks, insurance companies or other financial institutions;

●persons subject to the alternative minimum tax;

●tax-exempt organizations;

●dealers in securities or currencies;

●traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●persons that own, or are deemed to own, more than five percent of the series of interests (except to the extent specifically set forth below);

●certain former citizens or long-term residents of the United States;

●persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

●persons deemed to sell the interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests is intended to be as a “C” Corporation, after filing the appropriate elections

Proposed but not yet finalized regulations, as well as one private ruling by the IRS, indicate that each series of a series limited liability company such as the Company should each be treated as a separate entity formed under local law. The Company intends to elect for each series of interests in the company to be taxed as a “C” corporation under Subchapter C of the Code, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of interests will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to interest holders as described below.

Taxation of Distributions to Investors

A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders out of each series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each series, net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by CrowdCheck Law, LLP.

EXPERTS

Our financial statements for the year ended December 31, 2021 and for the period of June 16, 2020 (inception) to December 31, 2020 included in this offering circular have been audited by IndigoSpire CPA Group, certified public accounting firm, as stated in its report appearing in this offering circular. The financial statements as of December 31, 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes included in this offering circular have been audited by BF Borgers CPA PC, certified public accounting firm, as stated in its report appearing in this offering circular. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in the offerings, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semi-annual reports, current reports and other information with the Commission. We will make these documents publicly available, free of charge, on the Vint Platform as soon as reasonably practicable after filing such documents with the Commission.

You can read the offering statement and our filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The Manager will answer inquiries from potential investors concerning the interests, the Company, the Manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

VV Markets LLC

2800 Patterson Ave

Richmond, VA 23221.

E-Mail: nick@vint.co

Tel: 804-833-7974

Attention: Nicholas King

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

VV MARKETS, LLC

A Delaware Limited Liability Company

Financial Statements

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of VV Markets, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of VV Markets, LLC (the "Company") as of December 31, 2022, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2023

Lakewood, CO

April 26, 2023

INDEPENDENT AUDITOR’S REPORT

April 4, 2022

To: Board of Managers, VV Markets, LLC

Attn: Nick King

Re: 2021-2020 Financial Statement Audit

We have audited the accompanying consolidated and series-by-series financial statements of VV MARKETS, LLC (a series limited liability company organized in Delaware) and underlying series limited liability companies (the “Company”), which comprise the balance sheet as of December 31, 2021 and 2020, and the related statements of income, member’s equity, and cash flows for the calendar year period ended December 31, 2020 and the inception period of June 16, 2020 (inception) and ending December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations, member’s equity and its cash flows for the calendar year period ended December 31, 2021 and the period June 16, 2020 (inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 4, 2022

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of December 31, 2022 and 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$96,094.73	$15,469
Total Current Assets	96,094.73	15,469

Collectible assets	3,351,004.76	1,390,886

TOTAL ASSETS	$3,447,099.49	$1,406,355

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Current Liabilities:
Advances from manager	$0	$401,113
Asset purchase payable	$0	191,393
Total Current Liabilities	$0	592,506

Non-current Liabilities:
None	0	0

TOTAL LIABILITIES	0	592,506

Members’ Equity:
Membership interest	4,086,000.00	1,069,000
Membership interest subscription receivable	(258,739.23)	(171,000)
Retained earnings/(deficit), net of distributions	(84,151.00)	(84,151)
Net Income	(296,010.28)

Total Members’ Equity	3,447,099.49	813,849

TOTAL LIABILITIES AND MEMBER’S EQUITY	3,447,099.49	$1,406,355

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
For the calendar year ended December 31, 2022, and the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2022	2021
Revenues	$285,215.96	$0
Cost of revenues	192,090.24	0
Gross Profit (Loss)	(93,125.72)	0

Operating Expenses:
General and administrative	389,136.00	84,151

Operating Income/(Loss)	(296,010.28)	(84,151)

Provision for Income Taxes	0	0

Net Income	$(296,010.28)	$(84,151)

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
For the calendar year ended December 31, 2022 And the period of January 1, 2021 to December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	Membership Interest	Membership Distributions	Membership Interest Subscription Receivable	Retained Earnings / (Deficit)	Total Members’ Equity
Balance as of December 31, 2021	1,069,000	0	(171,000)	(84,151)	813,849
Series subscriptions	3,017,000		0
Membership Distributions		(258,739.23)
Net (loss)				(296,010.28)
Balance as of December 31, 2022	$4,086,000.00	($258,739.23)	0	($380,161.28)	$3,447,099.49

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS For the calendar year ended December 31, 2022 And the period of January 1, 2021 to December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2022	2021
Cash Flows from Operating Activities
Net Income	$(296,010.28)	$(84,151)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
None	0	0
Net Cash Used in Operating Activities	$(296,010.28)	(84,151)

Cash Flows from Investing Activities
Purchase of collectible assets	(2,400,832.76)	(1,199,493)
Net Cash Used in Investing Activities	(2,400,832.76)	(1,199,493)

Cash Flows from Financing Activities
Advances from the manager	0	401,113
Proceeds from subscriptions	3,017,000.00	898,000
Membership Distributions	(258,739.23)
Net Cash Provided by Financing Activities	2,758,260.77	1,299,113

Net Change In Cash and Cash Equivalents	80,625.73	15,469
Cash and Cash Equivalents at Beginning of Period	15,469	0
Cash and Cash Equivalents at End of Period	$96,094.73	$15,469

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0	$0
Cash paid for income taxes	$0	0

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX	VV-MACAL	VV-SPAN
ASSETS
Current Assets
Cash and Cash Equivalents	2,997.35	1,228.00	1,289.00	1,380.00	9,500.92	1,445.00	1,445.00	1,428.00
Total Current Assets	2,997.35	1,228.00	1,289.00	1,380.00	9,500.92	1,445.00	1,445.00	1,428.00

Collectible Assets	-	40,000.00	56,800.00	63,800.00	15,901.76	75,800.00	75,400.00	74,800.00
TOTAL ASSETS	2,997.35	41,228.00	58,089.00	65,180.00	25,402.68	77,245.00	76,845.00	76,228.00
LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	-	-	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-	-	-

Total Liabilities	-	-	-	-	-	-	-	-
MEMBERS" EQUITY
Membership Subscriptions	46,000.00	46,000.00	64,500.00	71,500.00	73,000.00	85,000.00	85,000.00	84,000.00
Membership Distributions/Dividends	(53,202.65)				(60,560.08)
Retained Earnings	(5,039.00)	(4,772.00)	(6,411.00)	(6,320.00)	(6,577.00)	(7,755.00)	(8,155.00)	(7,772.00)
Net Income	15,239.00				19,539.76
Total Equity	2,997.35	41,228.00	58,089.00	65,180.00	25,402.68	77,245.00	76,845.00	76,228.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	2,997.35	41,228.00	58,089.00	65,180.00	25,402.68	77,245.00	76,845.00	76,228.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOWCK	VV-FUTUR	VV-DRC	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
ASSETS
Current Assets
Cash and Cash Equivalents	11,742.96	1,904.00	2,329.00	6,525.90	2,601.00	493.00	3,179.00	2,627.00
Total Current Assets	11,742.96	1,904.00	2,329.00	6,525.90	2,601.00	493.00	3,179.00	2,627.00

Collectible Assets	-	100,254.00	121,565.00	114,427.00	135,700.00	25,893.00	165,500.00	137,100.00
TOTAL ASSETS	11,742.96	102,158.00	123,894.00	120,952.90	138,301.00	26,386.00	168,679.00	139,727.00
LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	-	-	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-	-	-

Total Liabilities	-	-	-	-	-	-	-	-
MEMBERS" EQUITY
Membership Subscriptions	94,000.00	112,000.00	137,000.00	142,000.00	153,000.00	29,000.00	187,000.00	154,500.00
Membership Distributions/Dividends	(120,160.00)			(15,388.10)
Retained Earnings	(8,402.00)	(9,842.00)	(13,106.00)
Net Income	46,304.96			(5,659.00)	(14,699.00)	(2,614.00)	(18,321.00)	(14,773.00)
Total Equity	11,742.96	102,158.00	123,894.00	120,952.90	138,301.00	26,386.00	168,679.00	139,727.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	11,742.96	102,158.00	123,894.00	120,952.90	138,301.00	26,386.00	168,679.00	139,727.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-BOD10	VV-ROSE	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-BDMA	VV-DRCH
ASSETS
Current Assets
Cash and Cash Equivalents	1,692.00	697.00	2,193.00	2,057.00	360.00	476.00	731.00	901.00
Total Current Assets	1,692.00	697.00	2,193.00	2,057.00	360.00	476.00	731.00	901.00

Collectible Assets	87,864.00	36,322.00	106,550.00	106,428.00	20,000.00	23,035.00	37,395.00	46,396.00
TOTAL ASSETS	89,556.00	37,019.00	108,743.00	108,485.00	20,360.00	23,511.00	38,126.00	47,297.00
LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	-	-	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-	-	-

Total Liabilities	-	-	-	-	-	-	-	-
MEMBERS" EQUITY
Membership Subscriptions	99,500.00	41,000.00	129,000.00	121,000.00	24,000.00	28,000.00	43,000.00	53,000.00
Membership Distributions/Dividends
Retained Earnings
Net Income	(9,944.00)	(3,981.00)	(20,257.00)	(12,515.00)	(3,640.00)	(4,489.00)	(4,874.00)	(5,703.00)
Total Equity	89,556.00	37,019.00	108,743.00	108,485.00	20,360.00	23,511.00	38,126.00	47,297.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	89,556.00	37,019.00	108,743.00	108,485.00	20,360.00	23,511.00	38,126.00	47,297.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-MACAL50	VV-GERM	VV-LR15	VV-JSCV	VV-SCRV	VV-CDCV	VV-CB100	VV-KGC1
ASSETS
Current Assets
Cash and Cash Equivalents	1,955.00	2,045.60	1,190.00	1,037.00	2,227.00	646.00	969.00	1,276.00
Total Current Assets	1,955.00	2,045.60	1,190.00	1,037.00	2,227.00	646.00	969.00	1,276.00

Collectible Assets	102,000.00	40,151.00	55,425.00	52,674.00	116,067.00	32,842.00	48,932.00	66,022.00
TOTAL ASSETS	103,955.00	42,196.60	56,615.00	53,711.00	118,294.00	33,488.00	49,901.00	67,298.00
LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	-	-	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-	-	-

Total Liabilities	-	-	-	-	-	-	-	-
MEMBERS" EQUITY
Membership Subscriptions	115,000.00	53,000.00	70,000.00	61,000.00	131,000.00	38,000.00	57,000.00	75,000.00
Membership Distributions/Dividends		(9,428.40)
Retained Earnings
Net Income	(11,045.00)	(1,375.00)	(13,385.00)	(7,289.00)	(12,706.00)	(4,512.00)	(7,099.00)	(7,702.00)
Total Equity	103,955.00	42,196.60	56,615.00	53,711.00	118,294.00	33,488.00	49,901.00	67,298.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	103,955.00	42,196.60	56,615.00	53,711.00	118,294.00	33,488.00	49,901.00	67,298.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRC15	VV-CHBL1	VV-BDXM1	VV-PFGV	VV-WBURG	VV-KGC2	VV-MACAL2	VV-MVRW
ASSETS
Current Assets
Cash and Cash Equivalents	1,292.00	510.00	3,400.00	1,393.00	2,346.00	2,686.00	1,785.00	2,635.00
Total Current Assets	1,292.00	510.00	3,400.00	1,393.00	2,346.00	2,686.00	1,785.00	2,635.00

Collectible Assets	67,200.00	25,536.00	166,938.00	68,350.00	122,251.00	132,746.00	89,196.00	126,178.00
TOTAL ASSETS	68,492.00	26,046.00	170,338.00	69,743.00	124,597.00	135,432.00	90,981.00	128,813.00
LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	-	-	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-	-	-

Total Liabilities	-	-	-	-	-	-	-	-
MEMBERS" EQUITY
Membership Subscriptions	76,000.00	30,000.00	200,000.00	82,000.00	138,000.00	158,000.00	105,000.00	155,000.00
Membership Distributions/Dividends
Retained Earnings
Net Income	(7,508.00)	(3,954.00)	(29,662.00)	(12,257.00)	(13,403.00)	(22,568.00)	(14,019.00)	(26,187.00)
Total Equity	68,492.00	26,046.00	170,338.00	69,743.00	124,597.00	135,432.00	90,981.00	128,813.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	68,492.00	26,046.00	170,338.00	69,743.00	124,597.00	135,432.00	90,981.00	128,813.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1
ASSETS
Current Assets
Cash and Cash Equivalents	1,700.00	1,700.00	2,160.00	1,870.00
Total Current Assets	1,700.00	1,700.00	2,160.00	1,870.00

Collectible Assets	88,279.00	84,284.00	106,878.00	92,125.00
TOTAL ASSETS	89,979.00	85,984.00	109,038.00	93,995.00
LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	-	-	-	-
Total Current Liabilities	-	-	-	-

Total Liabilities	-	-	-	-
MEMBERS" EQUITY
Membership Subscriptions	100,000.00	100,000.00	130,000.00	110,000.00
Membership Distributions/Dividends
Retained Earnings
Net Income	(10,021.00)	(14,016.00)	(20,962.00)	(16,005.00)
Total Equity	89,979.00	85,984.00	109,038.00	93,995.00
TOTAL LIABILITIES AND MEMBERS' EQUITY	89,979.00	85,984.00	109,038.00	93,995.00

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- BDX	VV- BWCK	VV- CHAM	VV- DRC	VV- FUTUR	VV- MACAL	VV- PNST
ASSETS

Current Assets:
Cash and cash equivalents	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228
Total Current Assets	0	1,445	1,598	1,423	2,329	1,904	1,445	1,228

Collectible assets	40,961	75,800	84,000	65,000	121,565	100,254	75,400	40,000

TOTAL ASSETS	40,961	77,245	85,598	66,423	123,894	102,158	76,845	41,228

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Current Liabilities:
Advances from manager	0	0	0	0	0	0	0	0
Asset purchase payable	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

TOTAL LIABILITIES	0	0	0	0	0	0	0	0

Members’ Equity:
Membership interest	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Membership interest subscription receivable	0	0	0	0	0	0	0	0
Retained earnings, net of distributions	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Total Member’s Equity	40,961	77,245	85,598	66,423	123,894	102,158	76,845	41,228

TOTAL LIABILITIES AND MEMBER’S EQUITY	$40,961	$77,245	$85,598	$66,423	$123,894	$102,158	$76,845	$41,228

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- SPAN	VV- STEML	VV- SUPR	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
ASSETS

Current Assets:
Cash and cash equivalents	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0
Total Current Assets	1,428	1,289	1,380	0	0	0	0	0

Collectible assets	74,800	56,800	63,800	128,313	135,700	25,893	165,500	137,100

TOTAL ASSETS	76,228	58,089	65,180	128,313	135,700	25,893	165,500	137,100

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Current Liabilities:
Advances from manager	0	0	0	128,313	135,700	0	0	137,100
Asset purchase payable	0	0	0	0	0	25,893	165,500	0
Total Current Liabilities	0	0	0	128,313	135,700	25,893	165,500	137,100

TOTAL LIABILITIES	0	0	0	128,313	135,700	25,893	165,500	137,100

Members’ Equity:
Membership interest	84,000	64,500	71,500	142,000	0	29,000	0	0
Membership interest subscription receivable	0	0	0	(142,000)	0	(29,000)	0	0
Retained earnings, net of distributions	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Total Member’s Equity	76,228	58,089	65,180	0	0	0	0	0

TOTAL LIABILITIES AND MEMBER’S EQUITY	$76,228	$58,089	$65,180	$128,313	$135,700	$25,893	$165,500	$137,100

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- PNST	VV- STEML	VV- SUPR	VV- CHAM	VV- BDX	VV- MACAL	VV- SPAN
Revenues	56,200.00	-	-	-	68,638.00	-	-	-

Cost of Goods Sold	40,961.00	-	-	-	49,098.24	-	-	-
Gross Profit	15,239.00	-	-	-	19,539.76	-	-	-
Operating Expenses
Broker Dealer Expense	-	-	-	-	-	-	-	-
General and Administrative Expenses	-	-	-	-	-	-	-	-
Total Operating Expenses	-	-	-	-	-	-	-	-
Net Operating Income	15,239.00	-	-	-	19,539.76	-	-	-

Net Income	15,239.00	-	-	-	19,539.76	-	-	-
Weighted number of Series membership interest	1,000.00	2,000.00	6,450.00	1,986.00	1,460.00	2,125.00	1,700.00	1,400.00
Basic and diluted loss per Series membership interest	$15.24	$-	$-	$-	$13.38	$-	$-	$-

	VV- BOWCK	VV- FUTUR	VV- DRC	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
Revenues	130,304.96	-	-	19,500.00	-	-	-	-

Cost of Goods Sold	84,000.00	-	-	11,472.00	-	-	-	-
Gross Profit	46,304.96	-	-	8,028.00	-	-	-	-
Operating Expenses
Broker Dealer Expense	-	-	-	1,420.00	1,530.00	290.00	1,870.00	1,545.00
General and Administrative Expenses	-	-	-	12,267.00	13,169.00	2,324.00	16,451.00	13,228.00
Total Operating Expenses	-	-	-	13,687.00	14,699.00	2,614.00	18,321.00	14,773.00
Net Operating Income	46,304.96	-	-	(5,659.00)	(14,699.00)	(2,614.00)	(18,321.00)	(14,773.00)

Net Income	46,304.96	-	-	(5,659.00)	(14,699.00)	(2,614.00)	(18,321.00)	(14,773.00)
Weighted number of Series membership interest	2,000.00	1,600.00	5,480.00	2,840.00	3,825.00	500.00	5,500.00	3,090.00
Basic and diluted loss per Series membership interest	$23.15	$-	$-	$(1.99)	$(3.84)	$(5.23)	$(3.33)	$(4.78)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOD10	VV- ROSE	VV- GPS	VV- LAF10	VV- JYFT	VV- MR19	VV- BDMA	VV- DRCH
Revenues	-	-	-	-	-	-	-	-

Cost of Goods Sold	-	-	-	-	-	-	-	-
Gross Profit	-	-	-	-	-	-	-	-
Operating Expenses
Broker Dealer Expense	995.00	410.00	1,290.00	1,210.00	240.00	280.00	430.00	530.00
General and Administrative Expenses	8,949.00	3,571.00	18,967.00	11,305.00	3,400.00	4,209.00	4,444.00	5,173.00
Total Operating Expenses	9,944.00	3,981.00	20,257.00	12,515.00	3,640.00	4,489.00	4,874.00	5,703.00
Net Operating Income	(9,944.00)	(3,981.00)	(20,257.00)	(12,515.00)	(3,640.00)	(4,489.00)	(4,874.00)	(5,703.00)

Net Income	(9,944.00)	(3,981.00)	(20,257.00)	(12,515.00)	(3,640.00)	(4,489.00)	(4,874.00)	(5,703.00)
Weighted number of Series membership interest	1,990.00	1,000.00	3,000.00	1,210.00	800.00	280.00	860.00	530.00
Basic and diluted loss per Series membership interest	$(5.00)	$(3.98)	$(6.75)	$(10.34)	$(4.55)	$(16.03)	$(5.67)	$(10.76)

	VV- MACAL50	VV- GERM	VV- LR15	VV- JSCV	VV- SCRV	VV- CDCV	VV- CB100	VV- KGC1
Revenues	-	10,573.00	-	-	-	-	-	-

Cost of Goods Sold	-	6,559.00	-	-	-	-	-	-
Gross Profit	-	4,014.00	-	-	-	-	-	-
Operating Expenses
Broker Dealer Expense	1,150.00	530.00	700.00	610.00	1,310.00	380.00	570.00	750.00
General and Administrative Expenses	9,895.00	4,859.00	12,685.00	6,679.00	11,396.00	4,132.00	6,529.00	6,952.00
Total Operating Expenses	11,045.00	5,389.00	13,385.00	7,289.00	12,706.00	4,512.00	7,099.00	7,702.00
Net Operating Income	(11,045.00)	(1,375.00)	(13,385.00)	(7,289.00)	(12,706.00)	(4,512.00)	(7,099.00)	(7,702.00)

Net Income	(11,045.00)	(1,375.00)	(13,385.00)	(7,289.00)	(12,706.00)	(4,512.00)	(7,099.00)	(7,702.00)
Weighted number of Series membership interest	5,750.00	1,000.00	700.00	610.00	1,310.00	760.00	570.00	1,500.00
Basic and diluted loss per Series membership interest	$(1.92)	$(1.38)	$(19.12)	$(11.95)	$(9.70)	$(5.94)	$(12.45)	$(5.13)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRC15	VV- CHBL1	VV- BDXM1	VV- PFGV	VV- WBURG	VV- KGC2	VV- MACAL2	VV- MVRW
Revenues	-	-	-	-	-	-	-	-

Cost of Goods Sold	-	-	-	-	-	-	-	-
Gross Profit	-	-	-	-	-	-	-	-
Operating Expenses
Broker Dealer Expense	760.00	300.00	2,000.00	820.00	1,380.00	1,580.00	1,050.00	1,550.00
General and Administrative Expenses	6,748.00	3,654.00	27,662.00	11,437.00	12,023.00	20,988.00	12,969.00	24,637.00
Total Operating Expenses	7,508.00	3,954.00	29,662.00	12,257.00	13,403.00	22,568.00	14,019.00	26,187.00
Net Operating Income	(7,508.00)	(3,954.00)	(29,662.00)	(12,257.00)	(13,403.00)	(22,568.00)	(14,019.00)	(26,187.00)

Net Income	(7,508.00)	(3,954.00)	(29,662.00)	(12,257.00)	(13,403.00)	(22,568.00)	(14,019.00)	(26,187.00)
Weighted number of Series membership interest	760.00	600.00	4,000.00	1,640.00	4,600.00	1,580.00	1,050.00	3,100.00
Basic and diluted loss per Series membership interest	$(9.88)	$(6.59)	$(7.42)	$(7.47)	$(2.91)	$(14.28)	$(13.35)	$(8.45)

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1
Revenues	-	-	-	-

Cost of Goods Sold	-	-	-	-
Gross Profit	-	-	-	-
Operating Expenses
Broker Dealer Expense	1,000.00	1,000.00	1,300.00	1,100.00
General and Administrative Expenses	9,021.00	13,016.00	19,662.00	14,905.00
Total Operating Expenses	10,021.00	14,016.00	20,962.00	16,005.00
Net Operating Income	(10,021.00)	(14,016.00)	(20,962.00)	(16,005.00)

Net Income	(10,021.00)	(14,016.00)	(20,962.00)	(16,005.00)
Weighted number of Series membership interest	1,000.00	1,000.00	1,300.00	1,100.00
Basic and diluted loss per Series membership interest	$(10.02)	$(14.02)	$(16.12)	$(14.55)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- BDX	VV- BWCK	VV- CHAM	VV- DRC	VV- FUTUR	VV- MACAL	VV- PNST
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	5,039	7,755	8,402	6,577	13,106	9,842	8,155	4,772
Total Operating Expenses	5,039	7,755	8,402	6,577	13,106	9,842	8,155	4,772

Operating Income	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$(5,039)	$(7,755)	$(8,402)	$(6,577)	$(13,106)	$(9,842)	$(8,155)	$(4,772)

Weighted number of Series membership interest	1,000.00	2,125.00	2,000.00	1,460.00	5,480.00	1,600.00	1,700.00	2,000.00

Basic and diluted loss per Series membership interest	(5.04)	(3.65)	(4.20)	(4.50)	(2.39)	(6.15)	(4.80)	(2.39)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- SPAN	VV- STEML	VV- SUPR	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	7,772	6,411	6,320	0	0	0	0	0
Total Operating Expenses	7,772	6,411	6,320	0	0	0	0	0

Operating Income	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$(7,772)	$(6,411)	$(6,320)	$0	$0	$0	$0	$0

Weighted number of Series membership interest	1,400.00	6,450.00	1,986.00	2,000.00	3,825.00	500.00	5,500.00	3,090.00

Basic and diluted loss per Series membership interest	(5.55)	(0.99)	(3.18)	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2022 And for the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- PNST	VV- STEML	VV- SUPR	VV- CHAM	VV- BDX	VV- MACAL	VV- SPAN
Balance as of December 31, 2020	-	-	-	-	-	-	-	-
Subscriptions	46,000	46,000	64,500	71,500	73,000	85,000	85,000	84,000
Subscriptions not yet collected	-	-	-	-	-	-	-	-
Net income / (loss)	(5,039)	(4,772)	(6,411)	(6,320)	(6,577)	(7,755)	(8,155)	(7,772)
Balance as of December 31, 2021	40,961	41,228	58,089	65,180	66,423	77,245	76,845	76,228
Subscriptions
Membership Distributions	(53,203)				(60,560)
Net income / (loss)
Balance as of December 31, 2022	(12,242)	41,228	58,089	65,180	5,863	77,245	76,845	76,228

	VV- BOWCK	VV- FUTUR	VV- DRC	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
Balance as of December 31, 2020	-	-	-	-	-	-	-	-
Subscriptions	94,000	112,000	137,000	142,000	-	29,000	-	-
Subscriptions not yet collected	-	-	-	(142,000)	-	(29,000)	-	-
Net income / (loss)	(8,402)	(9,842)	(13,106)	-	-	-	-	-
Balance as of December 31, 2021	85,598	102,158	123,894	-	-	-	-	-
Subscriptions				142,000	153,000	29,000	187,000	154,500
Membership Distributions	(120,160)			(15,388)
Net income / (loss)				(12,267)	(13,169)	(2,324)	(16,451)	(13,228)
Balance as of December 31, 2022	(34,562)	102,158	123,894	114,345	139,831	26,676	170,549	141,272

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2022 And for the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOD10	VV- ROSE	VV- GPS	VV- LAF10	VV- JYFT	VV- MR19	VV- BDMA	VV- DRCH
Balance as of December 31, 2020	-	-	-	-	-	-	-	-
Subscriptions	-	-	-	-	-	-	-	-
Subscriptions not yet collected	-	-	-	-	-	-	-	-
Net income / (loss)	-	-	-	-	-	-	-	-
Balance as of December 31, 2021	-	-	-	-	-	-	-	-
Subscriptions	99,500	41,000	129,000	121,000	24,000	28,000	43,000	53,000
Membership Distributions
Net income / (loss)	(8,949)	(3,571)	(18,967)	(11,305)	(3,400)	(4,209)	(4,444)	(5,173)
Balance as of December 31, 2022	90,551	37,429	110,033	109,695	20,600	23,791	38,556	47,827

	VV- MACAL50	VV- GERM	VV- LR15	VV- JSCV	VV- SCRV	VV- CDCV	VV- CB100	VV- KGC1
Balance as of December 31, 2020	-	-	-	-	-	-	-	-
Subscriptions	-	-	-	-	-	-	-	-
Subscriptions not yet collected	-	-	-	-	-	-	-	-
Net income / (loss)	-	-	-	-	-	-	-	-
Balance as of December 31, 2021	-	-	-	-	-	-	-	-
Subscriptions	115,000	53,000	70,000	61,000	131,000	38,000	57,000	75,000
Membership Distributions		(9,428)
Net income / (loss)	(9,895)	(4,859)	(12,685)	(6,679)	(11,396)	(4,132)	(6,529)	(6,952)
Balance as of December 31, 2022	105,105	38,713	57,315	54,321	119,604	33,868	50,471	68,048

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2022 And for the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRC15	VV- CHBL1	VV-BDXM1	VV- PFGV	VV- WBURG	VV- KGC2	VV- MACAL2	VV- MVRW
Balance as of December 31, 2020	-	-	-	-	-	-	-	-
Subscriptions	-	-	-	-	-	-	-	-
Subscriptions not yet collected	-	-	-	-	-	-	-	-
Net income / (loss)	-	-	-	-	-	-	-	-
Balance as of December 31, 2021	-	-	-	-	-	-	-	-
Subscriptions	76,000	30,000	200,000	82,000	138,000	158,000	105,000	155,000
Membership Distributions
Net income / (loss)	(6,748)	(3,654)	(27,662)	(11,437)	(12,023)	(20,988)	(12,969)	(24,637)
Balance as of December 31, 2022	69,252	26,346	172,338	70,563	125,977	137,012	92,031	130,363

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1
Balance as of December 31, 2020	-	-	-	-
Subscriptions	-	-	-	-
Subscriptions not yet collected	-	-	-	-
Net income / (loss)	-	-	-	-
Balance as of December 31, 2021	-	-	-	-
Subscriptions	100,000	100,000	130,000	110,000
Membership Distributions
Net income / (loss)	(9,021)	(13,016)	(19,662)	(14,905)
Balance as of December 31, 2022	90,979	86,984	110,338	95,095

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- PNST	VV-STEML	VV- SUPR	VV- CHAM	VV- BDX	VV- MACAL	VV- SPAN
OPERATING ACTIVITIES
Net Income	15,239.00	0.00	0.00	0.00	19,539.76	0.00	0.00	0.00
Net cash provided by operating activities	$15,239.00	$0.00	$0.00	$0.00	$19,539.76	$0.00	$0.00	$0.00
INVESTING ACTIVITIES
1400 Collectible Assets	40,961.00	0.00	0.00	0.00	49,098.24	0.00	0.00	0.00
Net cash provided by investing activities	$40,961.00	$0.00	$0.00	$0.00	$49,098.24	$0.00	$0.00	$0.00
FINANCING ACTIVITIES
3000 Membership Contributions	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
30002 Membership Distributions/Dividends	-53,202.65	0.00	0.00	0.00	-60,560.08	0.00	0.00	0.00
Net cash provided by financing activities	-$53,202.65	$0.00	$0.00	$0.00	-$60,560.08	$0.00	$0.00	$0.00
Net cash increase for period	$2,997.35	$0.00	$0.00	$0.00	$8,077.92	$0.00	$0.00	$0.00
Cash at beginning of period	0.00	1,228.00	1,289.00	1,380.00	1,423.00	1,445.00	1,445.00	1,428.00
Cash at end of period	$2,997.35	$1,228.00	$1,289.00	$1,380.00	$9,500.92	$1,445.00	$1,445.00	$1,428.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOWCK	VV- FUTUR	VV- DRC	VV- NAPA	VV-RHONE	VV- PTRS	VV- JPWY	VV- PDMT
OPERATING ACTIVITIES
Net Income	46,304.96	0.00	0.00	-5,659.00	-14,699.00	-2,614.00	-18,321.00	-14,773.00
Net cash provided by operating activities	$46,304.96	$0.00	$0.00	-$5,659.00	-$14,699.00	-$2,614.00	-$18,321.00	-$14,773.00
INVESTING ACTIVITIES
1400 Collectible Assets	84,000.00	0.00	0.00	-114,427.00	-135,700.00	-25,893.00	-165,500.00	-137,100.00
Net cash provided by investing activities	$84,000.00	$0.00	$0.00	-$114,427.00	-$135,700.00	-$25,893.00	-$165,500.00	-$137,100.00
FINANCING ACTIVITIES
3000 Membership Contributions	0.00	0.00	0.00	142,000.00	153,000.00	29,000.00	187,000.00	154,500.00
30002 Membership Distributions/Dividends	-120,160.00	0.00	0.00	-15,388.10	0.00	0.00	0.00	0.00
Net cash provided by financing activities	-$120,160.00			$126,611.90	$153,000.00	$29,000.00	$187,000.00	$154,500.00
Net cash increase for period	$10,144.96	$0.00	$0.00	$6,525.90	$2,601.00	$493.00	$3,179.00	$2,627.00
Cash at beginning of period	1,598.00	1,904.00	2,329.00	0.00	0.00	0.00	0.00	0.00
Cash at end of period	$11,742.96	$1,904.00	$2,329.00	$6,525.90	$2,601.00	$493.00	$3,179.00	$2,627.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- BOD10	VV- ROSE	VV- GPS	VV- LAF10	VV- JYFT	VV- MR19	VV- BDMA	VV- DRCH
OPERATING ACTIVITIES
Net Income	-9,944.00	-3,981.00	-20,257.00	-12,515.00	-3,640.00	-4,489.00	-4,874.00	-5,703.00
Net cash provided by operating activities	-$9,944.00	-$3,981.00	-$20,257.00	-$12,515.00	-$3,640.00	-$4,489.00	-$4,874.00	-$5,703.00
INVESTING ACTIVITIES
1400 Collectible Assets	-87,864.00	-36,322.00	-106,550.00	-106,428.00	-20,000.00	-23,035.00	-37,395.00	-46,396.00
Net cash provided by investing activities	-$87,864.00	-$36,322.00	-$106,550.00	-$106,428.00	-$20,000.00	-$23,035.00	-$37,395.00	-$46,396.00
FINANCING ACTIVITIES
3000 Membership Contributions	99,500.00	41,000.00	129,000.00	121,000.00	24,000.00	28,000.00	43,000.00	53,000.00
30002 Membership Distributions/Dividends	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Net cash provided by financing activities	$99,500.00	$41,000.00	$129,000.00	$121,000.00	$24,000.00	$28,000.00	$43,000.00	$53,000.00
Net cash increase for period	$1,692.00	$697.00	$2,193.00	$2,057.00	$360.00	$476.00	$731.00	$901.00
Cash at beginning of period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cash at end of period	$1,692.00	$697.00	$2,193.00	$2,057.00	$360.00	$476.00	$731.00	$901.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- MACAL50	VV- GERM	VV- LR15	VV- JSCV	VV- SCRV	VV- CDCV	VV- CB100	VV- KGC1
OPERATING ACTIVITIES
Net Income	-11,045.00	-1,375.00	-13,385.00	-7,289.00	-12,706.00	-4,512.00	-7,099.00	-7,702.00
Net cash provided by operating activities	-$11,045.00	-$1,375.00	-$13,385.00	-$7,289.00	-$12,706.00	-$4,512.00	-$7,099.00	-$7,702.00
INVESTING ACTIVITIES
1400 Collectible Assets	-102,000.00	-40,151.00	-55,425.00	-52,674.00	-116,067.00	-32,842.00	-48,932.00	-66,022.00
Net cash provided by investing activities	-$102,000.00	-$40,151.00	-$55,425.00	-$52,674.00	-$116,067.00	-$32,842.00	-$48,932.00	-$66,022.00
FINANCING ACTIVITIES
3000 Membership Contributions	115,000.00	53,000.00	70,000.00	61,000.00	131,000.00	38,000.00	57,000.00	75,000.00
30002 Membership Distributions/Dividends	0.00	-9,428.40	0.00	0.00	0.00	0.00	0.00	0.00
Net cash provided by financing activities	$115,000.00	$43,571.60	$70,000.00	$61,000.00	$131,000.00	$38,000.00	$57,000.00	$75,000.00
Net cash increase for period	$1,955.00	$2,045.60	$1,190.00	$1,037.00	$2,227.00	$646.00	$969.00	$1,276.00
Cash at beginning of period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cash at end of period	$1,955.00	$2,045.60	$1,190.00	$1,037.00	$2,227.00	$646.00	$969.00	$1,276.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- DRC15	VV- CHBL1	VV- BDXM1	VV- PFGV	VV- WBURG	VV- KGC2	VV- MACAL2	VV- MVRW
OPERATING ACTIVITIES
Net Income	-7,508.00	-3,954.00	-29,662.00	-12,257.00	-13,403.00	-22,568.00	-14,019.00	-26,187.00
Net cash provided by operating activities	-$7,508.00	-$3,954.00	-$29,662.00	-$12,257.00	-$13,403.00	-$22,568.00	-$14,019.00	-$26,187.00
INVESTING ACTIVITIES
1400 Collectible Assets	-67,200.00	-25,536.00	-166,938.00	-68,350.00	-122,251.00	-132,746.00	-89,196.00	-126,178.00
Net cash provided by investing activities	-$67,200.00	-$25,536.00	-$166,938.00	-$68,350.00	-$122,251.00	-$132,746.00	-$89,196.00	-$126,178.00
FINANCING ACTIVITIES
3000 Membership Contributions	76,000.00	30,000.00	200,000.00	82,000.00	138,000.00	158,000.00	105,000.00	155,000.00
30002 Membership Distributions/Dividends	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Net cash provided by financing activities	$76,000.00	$30,000.00	$200,000.00	$82,000.00	$138,000.00	$158,000.00	$105,000.00	$155,000.00
Net cash increase for period	$1,292.00	$510.00	$3,400.00	$1,393.00	$2,346.00	$2,686.00	$1,785.00	$2,635.00
Cash at beginning of period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cash at end of period	$1,292.00	$510.00	$3,400.00	$1,393.00	$2,346.00	$2,686.00	$1,785.00	$2,635.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2022
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-DRCRC1	VV-CDVM	VV-MACAL3	VV-POM1
OPERATING ACTIVITIES
Net Income	-10,021.00	-14,016.00	-20,962.00	-16,005.00
Net cash provided by operating activities	-$10,021.00	-$14,016.00	-$20,962.00	-$16,005.00
INVESTING ACTIVITIES
1400 Collectible Assets	-88,279.00	-84,284.00	-106,878.00	-92,125.00
Net cash provided by investing activities	-$88,279.00	-$84,284.00	-$106,878.00	-$92,125.00
FINANCING ACTIVITIES
3000 Membership Contributions	100,000.00	100,000.00	130,000.00	110,000.00
30002 Membership Distributions/Dividends	0.00	0.00	0.00	0.00
Net cash provided by financing activities	$100,000.00	$100,000.00	$130,000.00	$110,000.00
Net cash increase for period	$1,700.00	$1,700.00	$2,160.00	$1,870.00
Cash at beginning of period	0.00	0.00	0.00	0.00
Cash at end of period	$1,700.00	$1,700.00	$2,160.00	$1,870.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- 0001	VV- BDX	VV- BWCK	VV- CHAM	VV- DRC	VV- FUTUR	VV- MACAL	VV- PNST
Cash Flows from Operating Activities
Net Income	$(5,039)	$(7,755)	$(8,402)	$(6,577)	$(13,106)	$(9,842)	$(8,155)	$(4,772)
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Cash Flows from Investing Activities
Purchase of collectible assets	(40,961)	(75,800)	(84,000)	(65,000)	(121,565)	(100,254)	(75,400)	(40,000)
Net Cash Used in Investing Activities	(40,961)	(75,800)	(84,000)	(65,000)	(121,565)	(100,254)	(75,400)	(40,000)

Cash Flows from Financing Activities
Advances from the manager	0	0	0	0	0	0	0	0
Proceeds from subscriptions	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Net Cash Provided by Financing Activities	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000

Net Change In Cash and Cash Equivalents	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228
Cash and Cash Equivalents at Beg. of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV- SPAN	VV- STEML	VV- SUPR	VV- NAPA	VV- RHONE	VV- PTRS	VV- JPWY	VV- PDMT
Cash Flows from Operating Activities
Net Income	$(7,772)	$(6,411)	$(6,320)	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Cash Flows from Investing Activities
Purchase of collectible assets	(74,800)	(56,800)	(63,800)	(128,313)	(135,700)	0	0	(137,100)
Net Cash Used in Investing Activities	(74,800)	(56,800)	(63,800)	(128,313)	(135,700)	0	0	(137,100)

Cash Flows from Financing Activities
Advances from the manager	0	0	0	128,313	135,700	0	0	137,100
Proceeds from subscriptions	84,000	64,500	71,500	0	0	0	0	0
Net Cash Provided by Financing Activities	84,000	64,500	71,500	128,313	135,700	0	0	137,100

Net Change In Cash and Cash Equivalents	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0
Cash and Cash Equivalents at Beg of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC AND SERIES LLCS

NOTES TO FINANCIAL STATEMENTS

As of and for the periods ended December 31, 2022 and 2021
See accompanying Independent Auditors’ report

NOTE 1: NATURE OF OPERATIONS

VV Markets, LLC (the “Company”) is a Delaware series limited liability company formed on June 16th, 2020. VinVesto Inc. is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to acquire and manage fine wines, spirits, and other wine related entities. It is expected that the Company will create a number of separate series of interests (the “Series” or “Series of Interests”) and that each collection will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is VinVesto, Inc. (the “Manager”). The Manager is a Delaware corporation formed on June 16th, 2020. The Manager is a technology and marketing company that operates the VinVesto platform (“Platform”) and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

Although the Company has commenced its planned principal operations, it will continue to incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company has and intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a collection of assets, (plus any cash reserves for future operating expenses). All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each Series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law. Once all assets owned by the Series have been sold the Series will be terminated.

OPERATING AGREEMENT

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

After the closing of an offering, each Series is responsible for its own Operating expenses (as defined in Note 2(5)). Prior to the closing, Operating expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Offering Expenses

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members’ equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Operating Expenses

Operating expenses related to a particular collection of assets are costs and expenses attributable to the assets of a particular Series and include storage, insurance, transportation (other than the initial transportation from the card location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined below), annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. We distinguish between pre-closing and post-closing Operating expenses. Operating expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Income Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company’s Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers.

NOTE 4 - ASSET ACQUISITIONS

The Company opened 30 series in 2022 and made the following acquisitions:

Series	Assets Acquired ($)	Amount Still Due to Seller ($)
VV-ROSE	36,322.00	0
VV-BOD10	87,864.00	0
VV-WBURG	122,251.00	0
VV-GERM	40,151.00	0
VV-LAF10	106,428.00	0
VV-MACAL50	102,000.00	0
VV-JYFT	20,000.00	0
VV-GPS	106,550.00	0
VV-BDMA	37,395.00	0
VV-CDCV	32,842.00	0
VV-DRCH	46,396.00	0
VV-MR19	23,035.00	0
VV-SCRV	116,067.00	0
VV-BDXM1	166,938.00	0
VV-CB100	48,932.00	0
VV-JSCV	52,674.00	0
VV-KGC1	66,022.00	0
VV-LR15	55,425.00	0
VV-PFGV	68,350.00	0
VV-BDX2K	146,390.00	0
VV-BXEP21	193,198.00	0
VV-CDVM	84,284.00	0
VV-CHBL1	25,536.00	0
VV-DRC15	67,200.00	0
VV-DRCRC1	88,279.00	0
VV-KGC2	132,746.00	0
VV-MACAL2	89,196.00	0
VV-MACAL3	106,878.00	0
VV-MVRM	126,178.00	0
VV-POM1	92,125.00	0

The Company opened 16 series in 2021 and made the following acquisitions:

Series	Asset acquired ($)	Amounts still due to seller ($)
VV-0001	40,961
VV-BDX	75,800
VV-BWCK	84,000
VV-CHAM	65,000
VV-DRC	151,565
VV-FUTUR	100,254
VV-MACAL	75,400
VV-PNST	40,000
VV-SPAN	74,800
VV-STEML	56,800
VV-SUPR	63,800
VV-NAPA	128,313
VV-RHONE	135,700
VV-PTRS	25,893	(25,893)
VV-JPWY	165,500	(165,500)
VV-PDMT	137,100
TOTAL	1,390,886	(191,393)

NOTE 5 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collection of assets and Operating expenses related to the management of such collectible assets.

Fees and expenses related to the purchase of an underlying collection of assets include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee. As of December 31, 2022, and December 31, 2021, VinVesto, Inc. incurred costs of $25,225, $128,313, and $0 on behalf of the Company or Series, respectively.

Within Operating expenses the Company distinguishes between Operating expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series.

Revenue from the anticipated commercialization of the collections will be allocated amongst the Series whose underlying assets are part of the commercialization events, based on the value of the underlying assets. For the twelve months ended December 31, our Series have generated $285,215.96 in revenues, generated by the following Series from sales (or partial sales) of the underlying assets of the Series: VV-BOWCK generated $130,304.96; VV-0001 generated $56,200.00; VV-GERM generated  $10,573.00; VV-CHAM generated cumulative revenue of $68,638.00, and VV-NAPA generated $19,500.

Offering expenses, other than those related to the overall business of the Manager (as described in Note 2(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. No offering expenses have been incurred by the Company as of December 31, 2021.

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering.

The Series incurred the following revenue and expenses:

Operating Expenses for the year ended December 31, 2022
Series	Revenue ($)	Cost of Goods Sold	Expenses			Net Income / (Loss) ($)
			Storage and Insurance ($)	Broker Dealer ($)	Sourcing Fee ($)
VV-0001	56,200	40,961	0	0	0	15,239
VV-BDX	0	0		0	0	0
VV-BOWCK	130,305	84,000	0	0	0	46,305
VV-CHAM	68,638	49,098	0	0	0	19,540
VV-DRC	0	0	0	0	0	0
VV-FUTUR	0	0	0	0	0	0
VV-MACAL	0	0	0	0	0	0
VV-PNST	0	0	0	0	0	0
VV-SPAN	0	0	0	0	0	0
VV-STEML	0	0	0	0	0	0
VV-SUPR	0	0	0	0	0	0
VV-NAPA	19,500	11,472	0	1,420	12,267	-5,659
VV-RHONE	0	0	0	1,530	13,169	-14,699
VV-PTRS	0	0	0	290	2,324	-2,614
VV-JPWY	0	0	0	1,870	16,451	-18,321
VV-PDMT	0	0	0	1,545	13,228	-14,773
VV-ROSE	0	0	0	995	8,949	-9,944
VV-BOD10	0	0	0	410	3,571	-3,981
VV-WBURG	0	0	0	1,380	12,023	-13,403
VV-GERM	10,573	6,559	0	530	4,859	-1,375
VV-LAF10	0	0	0	1,210	11,305	-12,515
VV-MACAL50	0	0	0	1,150	9,895	-11,045
VV-JYFT	0	0	0	240	3,400	-3,640
VV-GPS	0	0	0	1,290	18,967	-20,257
VV-BDMA	0	0	0	430	4,444	-4,874
VV-CDCV	0	0	0	380	4,132	-4,512
VV-DRCH	0	0	0	530	5,173	-5,703
VV-MR19	0	0	0	280	4,209	-4,489
VV-SCRV	0	0	0	1,310	11,396	-12,706
VV-BDXM1	0	0	0	2,000	27,662	-29,662
VV-CB100	0	0	0	570	6,529	-7,099
VV-JSCV	0	0	0	610	6,679	-7,289
VV-KGC1	0	0	0	750	6,952	-7,702
VV-LR15	0	0	0	700	12,685	-13,385
VV-PFGV	0	0	0	820	11,437	-12,257
VV-BDX2K	0	0	0	0	0	0
VV-BXEP21	0	0	0	0	0	0
VV-CDVM	0	0	0	1,000	13,016	-14,016
VV-CHBL1	0	0	0	300	3,654	-3,954
VV-DRC15	0	0	0	760	6,748	-7,508
VV-DRCRC1	0	0	0	1,000	9,021	-10,021
VV-KGC2	0	0	0	1,580	20,988	-22,568
VV-MACAL2	0	0	0	1,050	12,969	-14,019

VV-MACAL3	0	0	0	1,300	19,612	-20,912
VV-MVRM	0	0	0	1,550	24,637	-26,187
VV-POM1	0	0	0	1,100	14,905	-16,005
TOTAL OPERATING EXPENSES	285,216	192,090	0	31,880	357,256	-296,010

NOTE 6 - SERIES OFFERINGS

As part of the Regulation A securities offering, the Company issues securities for the underlying Series to finance the acquisition of the assets. The Series have issued the following interests:

Series	Weighted average membership interest (units)	Subscriptions ($)
VV-0001	1,000	46,000
VV-BDX	2,125	85,000
VV-BOWCK	2,000	94,000
VV-CHAM	1,460	73,000
VV-DRC	5,480	137,000
VV-FUTUR	1,600	112,000
VV-MACAL	1,700	85,000
VV-PNST	2,000	46,000
VV-SPAN	1,400	84,000
VV-STEML	6,450	64,500
VV-SUPR	1,986	71,500
VV-NAPA	2,840	142,000
VV-RHONE	3,825	153000
VV-PTRS	500	29,000
VV-JPWY	5,500	187,000
VV-PDMT	3,090	154,500
VV-ROSE	1,000	41,000
VV-BOD10	1,990	99,500
VV-WBURG	4,600	138,000
VV-GERM	1,000	53,000
VV-LAF10	1,210	121,000
VV-MACAL50	5,750	115,000
VV-JYFT	800	24,000
VV-GPS	3,000	129,000
VV-BDMA	860	43,000
VV-CDCV	760	38,000
VV-DRCH	530	53,000
VV-MR19	280	28,000
VV-SCRV	1,310	131,000
VV-BDXM1	4,000	200,000
VV-CB100	570	57,000
VV-JSCV	610	61,000
VV-KGC1	1,500	75,000
VV-LR15	700	70,000
VV-PFGV	1,640	82,000
VV-CDVM	1,000	100,000
VV-CHBL1	600	30,000
VV-DRC15	760	76,000

VV-DRCRC1	1,000	100,000
VV-KGC2	1,580	158,000
VV-MACAL2	1,050	105,000
VV-MACAL3	1,300	130,000
VV-MVRM	3,100	155,000
VV-POM1	1,100	110,000
Totals	86,556	4,086,000

Note 7 - GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

Continued Securities Offering

The Company intends to issue continue issuing securities of the underlying series in a securities offering meant to be exempt from US Securities and Exchange Commission registration under Regulation A.

Management Evaluation

Management has evaluated all subsequent events through April 25, 2022, the date the financial statements were available to be issued. There are no additional material events requiring disclosure or adjustment to the financial statements.

PART III – EXHIBITS

Exhibit Index

The documents listed in this Exhibit Index are incorporated by reference or are filed with the offering statement of which this offering circular forms a part, in each case as indicated below.

Exhibit No.	Description
2.1	Certificate of Formation of VV Markets, LLC^
2.2	Limited Liability Company Agreement of VV Markets LLC^^
3.1	Series Designation for Series VV-0001 Interests^^
3.2	Series Designation for Series VV PNST Interests^^^
3.3	Series Designation for Series VV-SUPR Interests^^^
3.4	Series Designation for Series VV-STEML Interests^^^
3.5	Series Designation for Series VV-MACAL Interests***
3.6	Series Designation for Series VV-BOWCK Interests***
3.7	Series Designation for Series VV-FUTUR Interests***
3.8	Series Designation for Series VV-BDX Interests***
3.9	Series Designation for Series VV-SPAN Interests***
3.10	Series Designation for Series VV-DRC Interests*
3.11	Series Designation for Series VV-NAPA Interests*
3.12	Series Designation for Series VV-RHONE Interests*
3.13	Series Designation for Series VV-PDMT Interests*
3.14	Series Designation for Series VV-JPWY Interests*
3.15	Series Designation for Series VV-PTRS*
3.16	Series Designation for VV-ROSE++
3.17	Series Designation for VV-BOD10++
3.18	Series Designation for VV-WBURG++
3.19	Series Designation for VV-GERM+
3.20	Series Designation for VV-LAF10++
3.21	Series Designation for VV-MACAL50++
3.22	Series Designation for VV-JYFT++
3.23	Series Designation for VV-GPS++
3.24	Series Designation for VV-CHAM^^^
3.25	Series Designation for VV-BDMA +++
3.26	Series Designation for VV-CDCV +++
3.27	Series Designation for VV-DRCH +++
3.28	Series Designation for VV-MR19 +++
3.29	Series Designation for VV-SCRV +++
3.30	Series Designation for VV-BDXM1##
3.31	Series Designation for VV-CB100##
3.32	Series Designation for VV-JSCV##
3.33	Series Designation for VV-KGC1##
3.34	Series Designation for VV-LR15##
3.35	Series Designation for VV-PFGV##
3.36	Series Designation for VV-BDX2K#
3.37	Series Designation for VV-BXEP21#
3.38	Series Designation for VV-CDVM#
3.39	Series Designation for VV-CHBL1#
3.40	Series Designation for VV-DRC15#
3.41	Series Designation for VV-DRCRC1#
3.42	Series Designation for VV-KGC2#
3.43	Series Designation for VV-MACAL2#
3.44	Series Designation for VV-MACAL3#
3.45	Series Designation for VV-MVRW#

135

3.46	Series Designation for VV-POM1#
3.47	Series Designation for VV-BOW50@@
3.48	Series Designation for VV-CCC1@
3.49	Series Designation for VV-DL19@
3.50	Series Designation for VV-DRCH17@
3.51	Series Designation for VV-LAF19@
3.52	Series Designation for VV-MACFC@
3.53	Series Designation for VV-MARG1@
3.54	Series Designation for VV-RTBC@
3.55	Series Designation for VV-SAIC@
3.56	Series Designation for VV-TLC1@
3.57	Series Designation for VV-HAWV@
3.58	Series Designation for VV-BOW2†
3.59	Series Designation for VV-DP08†
3.60	Series Designation for VV-DRC09†
3.61	Series Designation for VV-DRCH14†
3.62	Series Designation for VV-DRCH19†
3.63	Series Designation for VV-ITRC†
3.64	Series Designation for VV-KCSK†
3.65	Series Designation for VV-KGC3†
3.66	Series Designation for VV-KGC4†
3.67	Series Designation for VV-MACAL4†
3.68	Series Designation for VV-YAM1†
3.69	Series Designation for VV-BOMA =
3.70	Series Designation for VV-CHJC =
3.71	Series Designation for VV-GUGL1 =
3.72	Series Designation for VV-HBC1 =
3.73	Series Designation for VV-HIB1 =
3.74	Series Designation for VV-KGC5 =
3.75	Series Designation for VV-LAT1 =
3.76	Series Designation for VV-LBV1 =
3.77	Series Designation for VV-RBV1 =
3.78	Series Designation for VV-SCC1 =
3.79	Series Designation for VV-SPAN2 =
3.80	Series Designation for VV-KGC6 =
3.81	Series Designation for VV-AMW1!!
3.82	Series Designation for VV-BDXG !!
3.83	Series Designation for VV-BURGS1 !!
3.84	Series Designation for VV-CALC1 !!
3.85	Series Designation for VV-CHAM2 !!
3.86	Series Designation for VV-GCW1 !!
3.87	Series Designation for VV-HCC1 !!
3.88	Series Designation for VV-MACAL5 !!
3.89	Series Designation for VV-MACAL6 !!
3.90	Series Designation for VV-PNTC !!
3.91	Series Designation for VV-SCC2 !!

136

3.92	Series Designation for VV-SUPR2 !!
3.93	Series Designation for VV-LB22!
3.94	Series Designation for VV-RB22!
3.95	Series Designation for VV-FG22!
4.1	Form of Subscription Agreement^^^
6.1	Management Services Agreement, dated July 1, 2020, between VV Markets, LLC and VinVesto, Inc. ^^
6.2	Purchase and Sale Agreement, dated September 1, 2020 between VinVesto, Inc. and VV Markets, LLC.^^
6.3	Software and Services License Agreement dated December 20, 2020 between VinVesto, Inc and North Capital Investment Technology Inc. ^^
6.4	Receipt^^
6.5	Receipt^^
6.6	Receipt^^
6.7	Storage Agreement dated January 19, 2021 between VV Markets, LLC and Domain DC Storage.^^
6.8	Form Purchase Option Agreement*
6.9	VV-MACAL Purchase Option Agreement***
6.10	VV-BOWCK Purchase Option Agreement***
6.11	VV-FUTUR Purchase Option Agreement***
6.12	VV-BDX Purchase Option Agreement***
6.13	VV-SPAN Purchase Option Agreement***
6.14	VV-DRC Purchase Agreement*
6.15	VV-NAPA Purchase Option Agreement*
6.16	VV-RHONE Purchase Option Agreement*
6.17	VV-PDMT Purchase Option Agreement*
6.18	VV-JPWY Purchase Option Agreement*
6.19	VV-PTRS Purchase Agreement*
6.20	VV-ROSE Purchase Agreement**
6.21	VV-BOD10 Purchase Agreement**
6.22	VV-WBURG Purchase Agreement**
6.23	VV-GERM Purchase Option Agreement**
6.24	VV-LAF10 Purchase Option Agreement**
6.25	VV-MACAL50 Purchase Option Agreement**
6.26	VV-JYFT Purchase Option Agreement**
6.27	VV-GPS Purchase Option Agreement**
6.28	VV-BDMA Purchase Agreement +++
6.29	VV-CDCV Purchase Agreement +++
6.30	VV-DRCH Purchase Agreement +++
6.31	VV-MR19 Purchase Agreement +++
6.32	VV-SCRV Purchase Agreement +++
6.33	VV-BDXM1 Purchase Agreement##
6.34	VV-CB100 Purchase Agreement##
6.35	VV-JSCV Purchase Agreement##
6.36	VV-KGC1 Purchase Agreement##
6.37	VV-LR15 Purchase Agreement##
6.38	VV-PFGV Purchase Agreement##
6.39	VV-BDX2K Purchase Agreement#
6.40	VV-BXEP21 Purchase Agreement#
6.41	VV-CDVM Purchase Agreement#
6.42	VV-CHBL1 Purchase Agreement#

137

6.43	VV-DRC15 Purchase Agreement#
6.44	VV-DRCRC1 Purchase Agreement#
6.45	VV-KGC2 Purchase Agreement#
6.46	VV-MACAL2 Purchase Agreement#
6.47	VV-MACAL3 Purchase Agreement#
6.48	VV-MVRW Purchase Agreement#
6.49	VV-POM1 Purchase Agreement#
6.50	VV-BOW50 Purchase Agreement@
6.51	VV-CCC1 Purchase Agreement@
6.52	VV-DL19 Purchase Agreement@
6.53	VV-DRCH17 Purchase Agreement@
6.54	VV-LAF19 Purchase Agreement@
6.55	VV-MACFC Purchase Agreement@
6.56	VV-MARG1 Purchase Agreement@
6.57	VV-RTBC Purchase Agreement@
6.58	VV-SAIC Purchase Agreement@
6.59	VV-TLC1 Purchase Agreement@
6.60	VV-HAWV Purchase Agreement@
6.61	VV-BOW2 Purchase Agreement†
6.62	VV-DP08 Purchase Agreement†
6.63	VV-DRC09 Purchase Agreement†
6.64	VV-DRCH14 Purchase Agreement†
6.65	VV-DRCH19 Purchase Agreement†
6.66	VV-ITRC Purchase Agreement†
6.67	VV-KCSK Purchase Agreement†
6.68	VV-KGC3 Purchase Agreement†
6.69	VV-KGC4 Purchase Agreement†
6.70	VV-MACAL4 Purchase Agreement†
6.71	VV-YAM1 Purchase Agreement†
6.72	VV-BOMA Purchase Agreement =
6.73	VV-CHJC Purchase Agreement =
6.74	VV-GUGL1 Purchase Agreement =
6.75	VV-HBC1 Purchase Agreement !
6.76	VV-HIB1 Purchase Agreement =
6.77	VV-KGC5 Purchase Agreement =
6.78	VV-LAT1 Purchase Agreement !
6.79	VV-LBV1 Purchase Agreement =
6.80	VV-RBV1 Purchase Agreement !
6.81	VV-SCC1 Purchase Agreement =
6.82	VV-SPAN2 Purchase Agreement !
6.83	VV-KGC6 Purchase Agreement !
6.84	VV-AMW1 Purchase Agreement!
6.85	VV-BDXG Purchase Agreement!
6.86	VV-BURGS1 Purchase Agreement!
6.87	VV-CALC1 Purchase Agreement!
6.88	VV-CHAM2 Purchase Agreement!
6.89	VV-GCW1 Purchase Agreement!
6.90	VV-HCC1 Purchase Agreement!
6.91	VV-MACAL5 Purchase Agreement!
6.92	VV-MACAL6 Purchase Agreement!

138

6.93	VV-PNTC Purchase Agreement!
6.94	VV-SCC2 Purchase Agreement!
6.95	VV-SUPR2 Purchase Agreement!
6.96	VV-LBB22 Purchase Agreement!
6.97	VV-RBB22 Purchase Agreement!
6.98	VV-FG22 Purchase Agreement!
8.1	Escrow Agreement for Securities Offering, between North Capital Private Securities Corporation^^
11.1	Consent of IndigoSpire!!
11.2	Consent of BF Borgers CPA PC!!
12	Opinion of CrowdCheck Law LLP!!
99.1	Certification of Vinvesto, Inc. on Purchase Prices paid for Underlying Assets of Series Collections!!
99.2	Disaggregated information requested in Item 6 of Part 1 of this Form 1-A

!Filed herewith

!!Previously filed

#Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 22, 2022

##Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on March 25, 2022

^Incorporated by reference to the Company’s offering statement on Form 1-A filed with the SEC on August 31, 2020

^^Incorporated by reference to the Company’s offering statement on Form 1-A/A filed with the SEC on March 25, 2021

^^^Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 6, 2021

*Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on October 12, 2021

**Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 11, 2022.

***Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 22, 2021.

+Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on April 19, 2022.

++Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on March 24, 2022.

+++Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 27, 2022.

@Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May October 7, 2022.

@@Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May November 25, 2022.

†Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 22, 2023.

=Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 1, 2023.

139

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 18, 2023.

VV MARKETS, LLC
By:	VINVESTO, Inc., its managing member

By:	/s/ NICK KING
Nick King Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick King	Chief Executive Officer and Director of VinVesto, Inc.	August 18, 2023
Nick King	(principal executive officer and principal financial and accounting officer)

VinVesto, Inc.	Managing Member	August 18, 2023

By:	/s/ Nick King
Name: Nick King
Title: Chief Executive Officer

140